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                                                                    Exhibit 10.5







                            MERITOR AUTOMOTIVE, INC.
                        THE FOREIGN SUBSIDIARY BORROWERS
                     --------------------------------------






                                CREDIT AGREEMENT

                           DATED AS OF AUGUST 21, 1997

                     --------------------------------------

                            THE LENDERS PARTY HERETO

       MORGAN GUARANTY TRUST COMPANY OF NEW YORK, AS ADMINISTRATIVE AGENT
                                       AND
                        NBD BANK, AS DOCUMENTATION AGENT


                     --------------------------------------

                      FIRST CHICAGO CAPITAL MARKETS, INC.,
                        AS SYNDICATION AGENT AND ARRANGER
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                                TABLE OF CONTENTS


ARTICLE I - DEFINITIONS.....................................................

ARTICLE II - THE CREDITS....................................................
     2.1.  The Commitments..................................................
     2.2.  Repayment of Revolving Credit Loans; Evidence of Debt............
     2.3.  Procedures for Revolving Credit Borrowing........................
     2.4.  Borrowing of Revolving Credit Loans and Refunding of Loans.......
     2.5.  Termination or Reduction of Revolving Credit Commitment..........
     2.6.  Multicurrency Commitments........................................
     2.7.  Competitive Bid Loans............................................
     2.8.  Facility and Agent Fees..........................................
     2.9.  Optional and Mandatory Principal Payments on All Loans...........
     2.10. Conversion and Continuation of Outstanding Advances..............
     2.11. Interest Rates, Interest Payment Dates; Interest and Fee Basis...
     2.12. Changes in Interest Rate, etc....................................
     2.13. Rates Applicable After Default...................................
     2.14. Pro Rata Payment, Method of Payment..............................
     2.15. Telephonic Notices...............................................
     2.16. Notification of Advances, Interest Rates, Prepayments and
           Commitment Reductions............................................
     2.17. Lending Installations............................................
     2.18. Non-Receipt of Funds by the Administrative Agent.................
     2.19. Facility Letters of Credit.......................................
     2.20. Application of Payments with Respect to Defaulting Lenders.......

ARTICLE III - CHANGE IN CIRCUMSTANCES.......................................
     3.1.  Yield Protection.................................................
     3.2.  Changes in Capital Adequacy Regulations..........................
     3.3.  Availability of Types of Advances................................
     3.4.  Funding Indemnification..........................................
     3.5.  Lender Statements; Survival of Indemnity.........................
     3.6.  Taxes............................................................
     3.7.  Substitution of Lender...........................................

ARTICLE IV - CONDITIONS PRECEDENT...........................................
     4.1.  Closing Conditions ..............................................
     4.2.  Initial Advance..................................................
     4.3.  Each Advance.....................................................

ARTICLE V - REPRESENTATIONS AND WARRANTIES..................................
     5.1.  Corporate Existence and Standing.................................
     5.2.  Authorization and Validity.......................................
     5.3.  No Conflict; Government Consent..................................
     5.4.  Financial Statements.............................................
     5.5.  Material Adverse Change..........................................
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     5.6.  Taxes..............................................................
     5.7.  Litigation and Contingent Obligations..............................
     5.8.  Subsidiaries.......................................................
     5.9.  ERISA..............................................................
     5.l0. Accuracy of Information............................................
     5.11. Regulation U.......................................................
     5.12. Material Agreements................................................
     5.13. Compliance With Laws...............................................
     5.14. Plan Assets; Prohibited Transactions...............................
     5.15. Environmental Matters..............................................
     5.16. Investment Company Act.............................................
     5.17. Public Utility Holding Company Act.................................
     5.18. Foreign Subsidiary Borrowers.......................................

ARTICLE VI - COVENANTS........................................................
     6.1.  Financial Reporting................................................
     6.2.  Use of Proceeds....................................................
     6.3.  Notice of Default..................................................
     6.4.  Conduct of Business................................................
     6.5.  Taxes..............................................................
     6.6.  Insurance..........................................................
     6.7.  Compliance with Laws...............................................
     6.8.  Maintenance of Properties..........................................
     6.9.  Inspection.........................................................
     6.10. Subsidiary Indebtedness............................................
     6.11. Merger.............................................................
     6.12. Sale of Assets.....................................................
     6.13. Investments and Acquisitions.......................................
     6.14. Liens..............................................................
     6.15. Affiliates.........................................................
     6.16. Contingent Obligations.............................................
     6.17. Debt Ratio.........................................................
     6.18. Net Worth..........................................................

ARTICLE VII - DEFAULTS........................................................

ARTICLE VIII - ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES.................
     8.1.  Acceleration.......................................................
     8.2.  Amendments.........................................................
     8.3.  Preservation of Rights.............................................

ARTICLE IX - GUARANTY
     9.1.  Guarantee..........................................................
     9.2.  Right of Set-off...................................................
     9.3.  No Subrogation.....................................................
     9.4.  Amendments, etc. with respect to the Obligations; Waiver of Rights.
     9.5.  Guarantee Absolute and Unconditional...............................
     9.6.  Reinstatement......................................................
     9.7.  Payments...........................................................

                                       ii
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ARTICLE X - GENERAL PROVISIONS................................................
    10.1.  Survival of Representations........................................
    10.2.  Governmental Regulation............................................
    10.3.  Taxes..............................................................
    10.4.  Headings...........................................................
    10.5.  Entire Agreement...................................................
    10.6.  Several Obligations; Benefits of this Agreement....................
    10.7.  Expenses; Indemnification..........................................
    10.8.  Numbers of Documents...............................................
    10.9.  Accounting.........................................................
    10.10. Severability of Provisions.........................................
    10.11. Nonliability of Lenders............................................
    10.12. Confidentiality....................................................
    10.13. Nonreliance........................................................

ARTICLE XI - THE AGENTS.......................................................
    11.1.  Appointment; Nature of Relationship................................
    11.2.  Powers
    11.3.  General Immunity...................................................
    11.4.  No Responsibility for Loans, Recitals, etc.........................
    11.5.  Action on Instructions of Lenders..................................
    11.6.  Employment of Agents and Counsel...................................
    11.7.  Reliance on Documents; Counsel.....................................
    11.8.  Agents' Reimbursement and Indemnification..........................
    11.9.  Notice of Default..................................................
    11.10. Rights as a Lender.................................................
    11.l1. Lender Credit Decision.............................................
    11.12. Successor Agents...................................................

ARTICLE XII - SETOFF; RATABLE PAYMENTS........................................
    12.1.  Setoff
    12.2.  Ratable Payments...................................................
    12.3.  Loan Conversion/Participations.....................................

ARTICLE XIII - BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS..............
    13.1.  Successors and Assigns.............................................
    13.2.  Participations.....................................................
           13.2.1.  Permitted Participants; Effect............................
           13.2.2.  Voting Rights.............................................
           13.2.3.  Benefit of Setoff.........................................
    13.3.  Assignments........................................................
           13.3.1.  Permitted Assignments.....................................
           13.3.2.  Effect; Effective Date....................................
           13.3.3.  Additional Lenders........................................
    13.4.  Dissemination of Information.......................................
    13.5.  Tax Treatment......................................................

                                      iii
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ARTICLE XIV - NOTICES.........................................................
    14.1.  Giving Notice......................................................
    14.2.  Change of Address..................................................

ARTICLE XV - COUNTERPARTS.....................................................

ARTICLE XVI - CHOICE OF LAW, CONSENT TO JURISDICTION, WAIVER
              OF JURY TRIAL
    16.1.  Choice of Law......................................................
    16.2.  Waiver of Jury Trial...............................................
    16.3.  Submission to Jurisdiction; Waivers................................
    16.4.  Acknowledgments....................................................
    16.5.  Power of Attorney..................................................
    16.6   Judgment...........................................................
    16.7   Unification of Certain Currencies..................................


EXHIBITS

EXHIBIT A-1 - REVOLVING CREDIT NOTE...........................................

EXHIBIT A-2 - COMPETITIVE BID NOTE ...........................................

EXHIBIT B - PRICING SCHEDULE..................................................

EXHIBIT C - COMPLIANCE CERTIFICATE............................................

EXHIBIT D - COMPANY OPINION OF COUNSEL........................................

EXHIBIT E - ROCKWELL OPINION OF COUNSEL.......................................

EXHIBIT F - WRITTEN TRANSFER INSTRUCTIONS.....................................

EXHIBIT G - FOREIGN BORROWER OPINION OF COUNSEL...............................

EXHIBIT H - COMPETITIVE BID QUOTE............................................

EXHIBIT I - INVITATION FOR COMPETITIVE BID QUOTES.............................

EXHIBIT J - COMPETITIVE BID QUOTE REQUESTS....................................

EXHIBIT K - JOINDER AGREEMENT.................................................

EXHIBIT L - ROCKWELL INTERNATIONAL GUARANTY...................................

EXHIBIT M - ASSIGNMENT AGREEMENT..............................................



                                       iv
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SCHEDULES


SCHEDULE 1 - COMMITMENTS

SCHEDULE 2 - EUROCURRENCY BASE RATE

SCHEDULE 3 - FOREIGN SUBSIDIARY BORROWERS

SCHEDULE 5.7 - LITIGATION

SCHEDULE 5.8 - SUBSIDIARIES

                                       v
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                  THIS CREDIT AGREEMENT (this "Agreement"), dated as of August
21, 1997, among MERITOR AUTOMOTIVE, INC., a Delaware corporation (the "Company"), the FOREIGN SUBSIDIARY BORROWERS (as hereinafter defined) from time to time parties hereto (together with the Company, the "Borrowers"), the lenders from time to time parties hereto (the "Lenders"), NBD BANK, a Michigan banking corporation, as documentation agent for the Lenders (the "Documentation Agent") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York banking corporation, as administrative agent for the Lenders (the "Administrative Agent").


                  NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Absolute Rate" means, with respect to an Absolute Rate Loan made by a given Lender for the relevant Absolute Rate Interest Period, the rate of interest per annum (rounded to the nearest 1/10,000 of 1%) offered by such Lender and accepted by the Company pursuant to Section 2.7.6.

         "Absolute Rate Advance" means a borrowing hereunder consisting of the aggregate amount of the several Absolute Rate Loans made by some or all of the Lenders to the Company at the same time and for the same Absolute Rate Interest Period.

         "Absolute Rate Auction" means a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to Section 2.7.3.

         "Absolute Rate Interest Period" means, with respect to an Absolute Rate Advance or an Absolute Rate Loan, a period of not less than 7 days and not more than 360 days commencing on a Business Day selected by the Company pursuant to this Agreement. If such Absolute Rate Interest Period would end on a day which is not a Business Day, such Absolute Rate Interest Period shall end on the next succeeding Business Day.

         "Absolute Rate Loan" means a loan made pursuant to Section 2.7 which bears interest at an Absolute Rate.

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.
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         "Adjusted Aggregate Committed Outstandings" means with respect to each
Lender, the Aggregate Committed Outstandings of such Lender, plus the amount of any participating interests purchased by such Lender pursuant to Section 12.3 minus the amount of any participating interests sold by such Lender pursuant to
Section 12.3.

         "Administrative Agent" means Morgan Guaranty Trust Company of New York in its capacity as administrative agent for the Lenders pursuant to Article XI, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article XI and, for purposes of any Multicurrency Loan, any Person designated pursuant to Section 2.6.1(e) hereof.

         "Advance" means an Absolute Rate Advance, a Competitive Bid Advance, a Multicurrency Advance or a Revolving Credit Advance, as the case may be.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agents" shall mean, collectively, the Administrative Agent and the Documentation Agent.

         "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

         "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries and delivered to the Lenders (or, prior to the delivery of the first such audited consolidated financial statements, consistent with the audited financial statements referred to in the first sentence of Section 5.4); provided that, if the Company notifies the Documentation Agent that the Company wishes to amend any covenant contained in
Article VI to eliminate the effect of any change in generally accepted accounting principles on the calculation of such covenant (or if the Documentation Agent notifies the Company that the Required Lenders wish to amend
Article VI for such purpose), then the Company's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

         "Agreement Currency" is defined in Section 16.6.

         "Aggregate Available Multicurrency Commitments" means at any date of determination with respect to all Multicurrency Lenders, an amount equal to the Available Multicurrency Commitments of all Multicurrency Lenders on such date.

         "Aggregate Available Revolving Credit Commitments" means as at any date of determination with respect to all Lenders, an amount equal to the Available Revolving Credit Commitments of all Lenders on such date.

         "Aggregate Committed Outstandings" means as at any date of determination with respect to any Lender, an amount in U.S. Dollars equal to the sum of (a) the Aggregate Revolving Credit Outstandings of such Lender on such date and (b) the Aggregate Multicurrency Outstandings of such Lender on such date.

         "Aggregate Multicurrency Outstandings" means as at any date of determination with respect to any Lender, the U.S. Dollar Equivalent of an amount in the applicable Available Foreign Currencies equal to the sum of the aggregate unpaid principal amount of such Lender's Multicurrency Loans on such date and the amount of such Lender's Multicurrency Commitment Percentage of the Multicurrency Facility Letter of Credit Obligations for all Borrowers.

         "Aggregate Revolving Credit Commitments" means the aggregate amount of the Revolving Credit Commitments of all of the Lenders.

         "Aggregate Revolving Credit Outstandings" means as at any date of determination with respect to any Lender, the sum of the aggregate unpaid principal amount of such Lender's Revolving Credit Loans on such date and the amount of such Lender's Funding Commitment Percentage of the U.S. Facility Letter of Credit Obligations.

         "Aggregate Total Outstandings" means at any date of determination with respect to any Lender, an amount in U.S. Dollars equal to the sum of (a) the Aggregate Revolving Credit Outstandings of such Lender on such date, (b) the aggregate unpaid principal amount of such Lender's Competitive Bid Loans on such date and (c) the Aggregate Multicurrency Outstandings of such Lender on such date.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Corporate Base Rate for such day and (b) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Applicable Margin" means the amounts set forth in the Pricing Schedule on Exhibit B hereto.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Assignment" is defined in Section 13.3.1.

         "Authorized Officer" means any of the Chairman of the Board of the Company, the Senior Vice President and Chief Financial Officer of the Company or any person designated by the Senior Vice President and Chief Financial Officer or the Chairman of the Board of the Company in writing to the Agents from time to time, acting singly.

         "Available Foreign Currencies" means Pounds Sterling, French Francs, Canadian Dollars, Japanese Yen, Australian Dollars, Italian Lira, Spanish Pesetas and Deutsche Marks and any other available and freely-convertible non-U.S. Dollar currency selected by the Company and approved by the Agents.

         "Available Multicurrency Commitment" means at any date of determination with respect to any Multicurrency Lender (after giving effect to the making and payment of any Revolving Credit Loans required on such date pursuant to Section 2.4), the lesser of (a) the excess, if any, of (i) the U.S. Dollar Equivalent of such Multicurrency Lender's Multicurrency Commitment in effect on such date over
(ii) the Aggregate Multicurrency Outstandings of such Multicurrency Lender on such date and (b) the Available Revolving Credit Commitment of such Lender on such date.

         "Available Revolving Credit Commitment" means at any date of determination with respect to any Lender (after giving effect to the making and payment of any Revolving Credit Loans required on such date pursuant to Section 2.4), an amount in U.S. Dollars equal to the excess, if any, of (a) the amount of such Lender's Revolving Credit Commitment in effect on such date over (b) the Aggregate Committed Outstandings of such Lender on such date.

         "Borrowers" is defined in the preamble hereto.

         "Borrowing Date" means any Business Day specified in a notice pursuant to Section 2.3, 2.6 or 2.19 as a date on which a Borrower requests the Lenders to make Loans hereunder or, with respect to the issuance of any Facility Letter of Credit, the date the applicable Issuer issues such Facility Letter of Credit.

         "Business Day" means (a) when such term is used in respect of a day on which a Loan denominated in an Available Foreign Currency is to be made, a payment is to be made in respect of such Loan, an Exchange Rate is to be set in respect of such Available Foreign Currency or any other dealing in such Available Foreign Currency is to be carried out pursuant to this Agreement, such term shall mean a London Banking Day which is also a day on which banks are open for general banking business in the city which is the principal financial center of the country of issuance of such Available Foreign Currency; (b) when such term is used to describe a day on which a borrowing, payment or interest rate determination is to be made in respect of a Eurodollar Loan or a Eurodollar Bid Rate Loan, such day shall be a London Banking Day; and (c) when such term is used in any context in this Agreement (including as described in the foregoing clauses (a) and (b)), such term shall mean a day which, in addition to complying with any applicable requirements set forth in the foregoing clauses (a) and (b), is a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Change in Control" means any of the following events or circumstances:
(a) any Person or group of Persons (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall either (i) acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 40% or more of the outstanding shares of voting stock of the Company or (ii) obtain the power (whether or not exercised) to elect a majority of the Company's directors or (b) Continuing Directors shall cease to constitute a majority of the board of directors of the Company.

         "Closing Date" means the date of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Collateral Shortfall Amount" is defined in Section 8.1.

         "Commitment" means, for each Lender, such Lender's Revolving Credit Commitment and Multicurrency Commitment and "Commitments" means the aggregate of all the Lenders' Commitments.

         "Committed Loans" means Revolving Credit Loans and Multicurrency Loans.

         "Committed Outstandings Percentage" means as of any date with respect to any Lender, the percentage which the Adjusted Aggregate Committed Outstandings of such Lender constitutes of the Adjusted Aggregate Committed Outstandings of all Lenders.

         "Company" is defined in the preamble hereto.

         "Company Guaranty" means the guarantee contained in Article IX.

         "Competitive Bid Advance" means a borrowing hereunder consisting of the aggregate amount of the several Competitive Bid Loans made by some or all of the Lenders to the Company at the same time, at the same interest basis, and for the same Interest Period.

         "Competitive Bid Borrowing Notice" is defined in Section 2.7.6.

         "Competitive Bid Loan" means a Eurodollar Bid Rate Loan or an Absolute Rate Loan, as the case may be.

         "Competitive Bid Margin" means the margin above or below the applicable Eurodollar Base Rate offered for a Eurodollar Bid Rate Loan, expressed as a percentage (rounded to the nearest 1/10,000 of 1%) to be added to or subtracted from such Eurodollar Base Rate.

         "Competitive Bid Note" is defined in Section 2.7.9.

         "Competitive Bid Quote" means a Competitive Bid Quote substantially in the form of Exhibit H hereto completed and delivered by a Lender to the Administrative Agent in accordance with Section 2.7.4.

         "Competitive Bid Quote Request" means a Competitive Bid Quote Request substantially in the form of Exhibit J hereto completed and delivered by the Company to the Agent in accordance with Section 2.7.2.

         "Condemnation" is defined in Section 7.8.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract. The amount of any Contingent Obligation shall be equal to the amount of the obligation that is so guarantied or supported that is actually outstanding or otherwise due and payable from time to time, if a fixed and determinable amount or if there is no fixed or determinable amount, either (x) if a maximum amount is guaranteed, the maximum amount or (y) if there is no maximum amount the amount of the obligation that is so guarantied or supported.

         "Continuing Director" means any member of the Company's board of directors who either (i) is a member of such board as of the Closing Date or
(ii) is thereafter elected to such board, or nominated for election by stockholders, by a vote of at least two-thirds of the directors who are Continuing Directors at the time of such vote; provided that an individual who is so elected or nominated in connection with a merger, consolidation, acquisition or similar transaction (but excluding the Spin-Off) shall not be a Continuing Director unless such individual was a Continuing Director prior thereto.

         "Controlled Group" means (i) prior to the Distribution Date, the Company and (ii) thereafter, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Conversion/Continuation Notice" is defined in Section 2.10.1.

         "Conversion Date" means any date on which either (a) a Default under Sections 7.6 or 7.7 has occurred or (b) the Commitments shall have been terminated and/or the Loans shall have been declared immediately due and payable pursuant to Section 8.1(b).

         "Conversion Sharing Percentage" means on any date with respect to any Lender and any Loans of such Lender outstanding in any currency other than U.S. Dollars, the percentage of such Loans such that, after giving effect to the conversion of such Loans to U.S. Dollars and the purchase and sale by such Lender of participating interests as contemplated by Section 12.3, the Committed Outstandings Percentage of such Lender will equal such Lender's Revolving Credit Committed Percentage on such date (calculated immediately prior to giving effect to any termination or expiration of the Revolving Credit Commitments on the Conversion Date).

         "Converted Loans" is defined in Section 12.3(a).

         "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by Morgan from time to time, changing when and as said corporate base rate changes.

         "Debt Ratio" means, as of the last day of any fiscal quarter commencing with the fiscal quarter ending December 31, 1997, the ratio of (a) Total Debt to
(b) EBITDA for the four consecutive fiscal quarters ended on such date, provided that EBITDA as calculated in determining the Debt Ratio for (i) the last day of the fiscal quarter ending December 31, 1997, shall be equal to the sum of EBITDA for the fiscal quarter ending December 31, 1997 plus the pro forma EBITDA for the automotive operations of Rockwell International for the three fiscal quarters immediately preceding such fiscal quarter, (ii) the last day of the fiscal quarter ending March 31, 1998, shall be equal to the sum of EBITDA for the two consecutive fiscal quarters ending March 31, 1998 plus the pro forma EBITDA for the automotive operations of Rockwell International for the two fiscal quarters immediately preceding such two fiscal quarters, and (iii) the last day of the fiscal quarter ending June 30, 1998, shall be equal to the sum of EBITDA for the three fiscal quarters ending June 30, 1998 plus the pro forma EBITDA for the automotive operations of Rockwell International for the fiscal quarter immediately preceding such three fiscal quarters, in each case as approved by the Documentation Agent.

         "Default" means an event described in Article VII.

         "Defaulting Lender" means any Lender that (a) on any Borrowing Date fails to make available to the Administrative Agent such Lender's Loans required to be made to a Borrower on such Borrowing Date or (b) shall not have made a payment to the Issuer pursuant to Section 2.19.5. Once a Lender becomes a Defaulting Lender, such Lender shall continue as a Defaulting Lender until such time as such Defaulting Lender makes available to the Administrative Agent, the amount of such Defaulting Lender's Loans and/or to an Issuer, such payments requested by an Issuer together with all other amounts required to be paid to the Administrative Agent and/or the Issuers pursuant to this Agreement.

         "Designated Financial Officer" means, with respect to any Borrower, its chief financial officer, treasurer or controller.

         "Designated Multicurrency Lender" means, with respect to any Multicurrency Loan to any Borrower, a Multicurrency Lender that is designated by the Company, and accepted by such Lender, as a Multicurrency Lender with respect to such Borrower pursuant to Section 2.6.4.

         "Designated Office" has the meaning set forth in the definition of Multicurrency Lender.

         "Distribution" is defined in the Form 10.

         "Distribution Agreement" is defined in the Form 10.

         "Distribution Date" is defined in the Form 10.

         "Documentation Agent" means NBD Bank in its capacity as documentation agent for the Lenders pursuant to Article XI, and not in its individual capacity as a Lender, and any successor Documentation Agent appointed pursuant to Article XI.

         "Dollars", "U.S. Dollars" and "$" means dollars in lawful currency of the United States of America.

         "Domestic Reference Lenders" means NBD Bank, Morgan Guaranty Trust Company of New York and The Chase Manhattan Bank, NA in their capacities as Lenders.

         "EBITDA" means for any period, the sum of (a) the consolidated net income (or loss) of the Company and its Subsidiaries for such period determined in conformity with Agreement Accounting Principles, plus (b) to the extent deducted in determining net income, income taxes, depreciation and amortization expense and Interest Expenses.

         "Effective Date" means the date on which the conditions precedent set forth in Sections 4.1, 4.2 and 4.3 are satisfied.

         "Environmental Laws" means, with respect to any Borrower, any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof, in each case, applicable to such Borrower or its Property.

         "ERISA" means the Employee Retirement Income Security Act of l974, as amended from time to time, and any rule or regulation issued thereunder.

         "Eurocurrency Advance" means a Multicurrency Advance which bears interest at the Eurocurrency Rate.

         "Eurocurrency Base Rate" means, with respect to each Interest Period pertaining to a Multicurrency Loan, the Eurocurrency Base Rate determined for such Interest Period and the Available Foreign Currency in which such Multicurrency Loan is denominated in the manner set forth in Schedule 2, as such
Schedule 2 is amended or modified from time to time in accordance with the provisions of Schedule 2.

         "Eurocurrency Loan" means a Multicurrency Loan which bears interest at the Eurocurrency Rate.

         "Eurocurrency Rate" means with respect to a Multicurrency Advance for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurocurrency Base Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (b) the Applicable Margin. The Eurocurrency Rate shall be rounded upwards to the next 1/100 of 1% if the rate is not such a multiple.

         "Eurodollar Advance" means a Revolving Credit Advance which bears interest at a Eurodollar Rate.

         "Eurodollar Auction" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins pursuant to Section 2.7.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Loan for the relevant Interest Period, the rate determined by the Administrative Agent to be the arithmetic average of the rates reported to the Administrative Agent by each Domestic Reference Lender as the rate at which each Domestic Reference Lender offers to place deposits in U.S. Dollars with first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of such Domestic Reference Lender's relevant Eurodollar Loan and having a maturity approximately equal to such Eurodollar Interest Period. If any Domestic Reference Lender fails to provide such quotation to the Administrative Agent, then the Administrative Agent shall determine the Eurodollar Base Rate on the basis of the quotations of the remaining Domestic Reference Lender(s).

         "Eurodollar Bid Rate" means, with respect to a Loan made by a given Lender for the relevant Interest Period, the sum of (a) the Eurodollar Base Rate and (b) the Competitive Bid Margin offered by such Lender and accepted by the Company pursuant to Section 2.8.6.

         "Eurodollar Bid Rate Advance" means a Competitive Bid Advance which bears interest at a Eurodollar Bid Rate.

         "Eurodollar Bid Rate Loan" means a Competitive Bid Loan which bears interest at a Eurodollar Bid Rate.

         "Eurodollar Interest Period" means with respect to any Eurodollar Loan, Eurodollar Bid Rate Loan or Multicurrency Loan:

                  (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan, Eurodollar Bid Rate Loan or Multicurrency Loan and ending one, two, three, or six months thereafter, as selected by the relevant Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                  (b) thereafter, each period commencing on the last day of the next preceding Eurodollar Interest Period applicable to such Eurodollar Loan, Eurodollar Bid Rate Loan or Multicurrency Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Eurodollar Interest Period with respect thereto;

         provided that, all of the foregoing provisions relating to Eurodollar Interest Periods are subject to the following:

                           (i) if any Eurodollar Interest Period pertaining to a
                  Eurodollar Loan, Eurodollar Bid Rate Loan or Multicurrency Loan would otherwise end on a day that is not a Business Day, such Eurodollar Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Eurodollar Interest Period into another calendar month in which event such Eurodollar Interest Period shall end on the immediately preceding Business Day;

                           (ii) any Eurodollar Interest Period applicable to a
                  Eurodollar Loan, Eurodollar Bid Rate Loan or Multicurrency Loan that would otherwise extend beyond the Facility Termination Date shall end on the Facility Termination Date;

                           (iii) any Eurodollar Interest Period pertaining to a
                  Eurodollar Loan, Eurodollar Bid Rate Loan or Multicurrency Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Interest Period) shall end on the last Business Day of a calendar month; and

                           (iv) any Eurodollar Interest Period pertaining to a
                  Multicurrency Loan denominated in an Available Foreign Currency being replaced by the currency of the European Monetary Union that would otherwise extend beyond the date on which such replacement becomes effective shall end on such date.

         "Eurodollar Loan" means a Revolving Credit Loan which bears interest at a Eurodollar Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Loan for the relevant Eurodollar Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (b) the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/100 of 1% if the rate is not such a multiple.

         "Exchange Rate" means with respect to any non-U.S. Dollar currency on any date, the rate at which such currency may be exchanged into U.S. Dollars, as set forth on such date on the relevant Reuters currency page at or about 11:00 A.M., New York time, on such date. In the event that such rate does not appear on any Reuters currency page, the "Exchange Rate" with respect to such non-U.S. Dollar currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such agreement, such "Exchange Rate" shall instead be the Administrative Agent's spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such non-U.S. Dollar currency are then being conducted, at or about 10:00 A.M., New York time, on such date for the purchase of U.S. Dollars with such non-U.S. Dollar currency, for delivery two Business Days later; provided, that if at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

         "Facility Letter of Credit" means a Letter of Credit issued by an Issuer pursuant to Section 2.19.

         "Facility Letter of Credit Obligations" means, as at the time of determination thereof, all liabilities, whether actual or contingent, of a Borrower with respect to the Facility Letters of Credit, including the sum of
(a) Reimbursement Obligations and, without duplication, (b) the aggregate undrawn face amount of the outstanding Facility Letters of Credit.

         "Facility Termination Date" means the earliest to occur of (a) August 21, 2002, (b) if the Spin-Off has not been completed by December 31, 1997 in all material respects as described in the Form 10, December 31, 1997, (c) the date on which Rockwell International sends notice that it is terminating the Rockwell International Guaranty pursuant to Section 16 of the Rockwell International Guaranty, or (d) the date on which the Commitments are terminated pursuant to
Article VIII.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (New York City time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

         "Financial Contract" of a Person means (a) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (b) any Rate Hedging Agreement.

         "Fixed Rate" means the Eurodollar Rate, the Eurocurrency Rate, the Eurodollar Bid Rate or the Absolute Rate.

         "Fixed Rate Advance" means an Advance which bears interest at a Fixed Rate.

         "Fixed Rate Loan" means a Loan which bears interest at a Fixed Rate.

         "Floating Rate" means, for any day, a rate per annum (based on a year of 365 or 366 days as appropriate) equal to the Alternate Base Rate for such day, in each case changing when and as the Alternate Base Rate changes.

         "Floating Rate Advance" means a Revolving Credit Advance which bears interest at the Floating Rate.

         "Floating Rate Loan" means a Revolving Credit Loan which bears interest at the Floating Rate.

         "Foreign Subsidiary Borrower" means each Subsidiary of the Company organized under the laws of a jurisdiction outside the United States listed as a Foreign Subsidiary Borrower in Schedule 3 as amended from time to time in accordance with Section 8.2.2.

         "Foreign Subsidiary Opinion" means with respect to any Foreign Subsidiary Borrower, a legal opinion of counsel to such Foreign Subsidiary Borrower addressed to the Documentation Agent and the Lenders concluding that such Foreign Subsidiary Borrower and the Loan Documents to which it is a party substantially comply with the matters listed on Exhibit G, with such assumptions, qualifications and deviations therefrom as the Documentation Agent shall approve (such approval not to be unreasonably withheld).

         "Form 10" is defined in Section 4.2.

         "Funding Commitment Percentage" means at any date of determination (after giving effect to the making and payment of any Loans made on such date pursuant to Section 2.4), with respect to any Lender, that percentage which the Available Revolving Credit Commitment of such Lender then constitutes of the Aggregate Available Revolving Credit Commitments.

         "Governmental Authority" means any nation or government, any state, or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantor" means each of the Company and, for as long as the Rockwell International Guaranty is in effect, Rockwell International and collectively means both of them.

         "Indebtedness" of a Person means, without duplication, such Person's
(a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens on property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments (other than Financial Contracts), to the extent of the amounts actually borrowed, due, payable or drawn, as the case may be, (e) Capitalized Lease Obligations, (f) all obligations in respect of Letters of Credit, whether drawn or undrawn, contingent or otherwise, and (g) Contingent Obligations with respect to any of the foregoing to the extent (and only to the extent) that (i) such Contingent Obligation relates to other Indebtedness that is not consolidated Indebtedness of the Company and its Subsidiaries and (ii) the other Indebtedness to which such Contingent Obligation relates is outstanding and then only as to principal or like amounts actually borrowed, due, payable or drawn, as the case may be.

         "Interest Expenses" means, with respect to any period, the aggregate of all interest expense reported by the Company and its Subsidiaries in accordance with Agreement Accounting Principles during such period, net of any interest income received by the Company and its Subsidiaries during such period from Investments. As used in this definition, the term "interest" shall include, without limitation, all interest, fees and costs payable with respect to the obligations under this Agreement (other than fees and costs which may be capitalized as transaction costs in accordance with Agreement Accounting Principles), any discount in respect of sales of accounts receivable and/or related contract rights and the interest portion of Capitalized Lease payments during such period, all as determined in accordance with Agreement Accounting Principles.

         "Interest Period" means a Eurodollar Interest Period or an Absolute Rate Interest Period.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade and loans to employees in the ordinary course of business) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposits owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person (other than Financial Contracts).

         "Invitation for Competitive Bid Quotes" means an Invitation for Competitive Bid Quotes substantially in the form of Exhibit I hereto, completed and delivered by the Administrative Agent to the Lenders in accordance with
Section 2.7.3.

         "Issuer" means (i) NBD or Morgan, as selected by a Borrower from time to time, and (ii) any Lending Installation or Affiliate of NBD or Morgan as may be agreed upon as the issuer for any Facility Letter of Credit pursuant to
Section 2.19.1 hereof.

         "Joinder Agreement" means the Joinder Agreement to be entered into by each Foreign Subsidiary Borrower subsequent to the date hereof pursuant to
Section 8.2.2, substantially in the form of Exhibit K hereto.

         "Judgment Currency" is defined in Section 16.6.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and, to the extent permitted by Section 13.3, assigns.

         "Lending Installation" means, with respect to a Lender or the Administrative Agent, any office, branch, subsidiary or affiliate of such Lender or the Administrative Agent.

         "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "Letter of Credit Collateral Account" is defined in Section 2.19.7.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan" means, with respect to a Lender, such Lender's Revolving Credit Loans, Competitive Bid Loans and Multicurrency Loans.

         "Loan Documents" means this Agreement, the Notes and the other documents and agreements contemplated hereby and executed by any Borrower in favor of the Administrative Agent or any Lender.

         "Loans to be Converted" is defined in Section 12.3.

         "London Banking Day" means any day on which banks in London are open for general banking business, including dealings in foreign currency and exchange.

         "Margin Stock" means margin stock as defined in Regulations G, T, U or X.

         "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, or, so long as Rockwell International is a Guarantor, of Rockwell International and its Subsidiaries taken as a whole, (ii) the ability of the Company to pay the Obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agents or the Lenders thereunder.

         "Moody's Bond Rating" means for any day, the rating of the Company's senior long-term unsecured debt by (i) Moody's Investors Service, Inc. ("Moody's") in effect at 11:00 A.M., New York City time, on such day or (ii) if Moody's shall cease to publish such a rating in respect of the Company, either of Duff & Phelps Credit Rating Co. or Fitch Investors Service LLP, as determined by the Administrative Agent and the Documentation Agent.

         "Morgan" means Morgan Guaranty Trust Company of New York, in its individual capacity as a Lender and not in its capacity as Administrative Agent.

         "Multicurrency Advance" means a borrowing hereunder (or continuation or a conversion thereof) consisting of the several Multicurrency Loans made on the same Borrowing Date (or date of conversion or continuation) by the Lenders to a Borrower of the same Type and for the same Interest Period.

         "Multicurrency Commitment" means, as to any Multicurrency Lender at any time, its obligation to make Multicurrency Loans to the Borrowers agreed to by such Multicurrency Lender and the Company pursuant to Section 2.6.4 in an aggregate amount in Dollars or in Available Foreign Currencies as designated on
Schedule 1 (or otherwise established pursuant to Section 13.3) of which the U.S. Dollar Equivalent does not exceed at any time outstanding the amount set forth opposite such Multicurrency Lender's name in Schedule 1 under the heading "Multicurrency Commitment" or as otherwise established pursuant to Section 13.3, as such amount may be reduced from time to time as provided in Section 2.6.3,
13.3 and the other applicable provisions hereof.

         "Multicurrency Commitment Percentage" means as to any Designated Multicurrency Lender and any Multicurrency Loan or Multicurrency Facility Letter of Credit to any Borrower at any time, the percentage which such Designated Multicurrency Lender's Multicurrency Commitment then constitutes of the aggregate Multicurrency Commitments of all Designated Multicurrency Lenders with respect to such Borrower (or, if the Multicurrency Commitments have terminated or expired, the percentage which (a) the Aggregate Multicurrency Outstandings of such Designated Multicurrency Lender at such time constitutes of (b) the Aggregate Multicurrency Outstandings of all Designated Multicurrency Lenders with respect to such Borrower at such time).

         "Multicurrency Facility Letter of Credit" means any Facility Letter of Credit for the account of a Foreign Subsidiary Borrower.

         "Multicurrency Facility Letter of Credit Obligations" means Facility Letter of Credit Obligations with respect to Multicurrency Facility Letters of Credit.

         "Multicurrency Lender" means each Lender having an amount greater than zero set forth opposite such Lender's name on Schedule 1 hereto under the heading "Multicurrency Commitment"; provided, however, that upon written request of the Company (given by notice to the Administrative Agent), each Multicurrency Lender which has agreed to be a Designated Multicurrency Lender with respect to any Borrower shall promptly cause a subsidiary, branch or affiliate of such Multicurrency Lender legally authorized to make Multicurrency Loans to such Borrower (a "Designated Office") to become a party to this Agreement as a Multicurrency Lender with respect to such Foreign Subsidiary Borrower, in each case if and to the extent required under applicable law to assure that Non-Excluded Taxes are not required to be withheld or paid by such Borrower in respect of Multicurrency Loans made to such Borrower and shall furnish to such Borrower such forms, certifications, opinions and statements as may be reasonably requested by such Borrower (and any material expense of such Multicurrency Lender in connection with such forms, certifications, opinions and statements shall be paid by such Borrower) to confirm that such Designated Office is entitled to receive payments from such Borrower under this Agreement without deduction or withholding of any Non-Excluded Taxes. The identification of a Designated Office shall be effected by delivering a letter to the Administrative Agent, the applicable Foreign Subsidiary Borrower and the Company signed by such Multicurrency Lender and such Designated Office and referring to this Agreement and naming such Designated Office and listing the address and contact information for such Designated Office and the applicable Foreign Subsidiary Borrower, whereupon such Designated Office shall, on behalf of such Multicurrency Lender, fulfill such Multicurrency Lender's obligations and enjoy such Multicurrency Lender's rights, as a Multicurrency Lender with respect to Multicurrency Loans and Multicurrency Letters of Credit to such Foreign Subsidiary Borrower, and the term "Multicurrency Lender" shall, when the context requires, be deemed to refer to and include such Designated Office; provided, however, that such designation shall not relieve any Multicurrency Lender of its obligations under this Agreement, and in the event of any failure by the Designated Office to make Multicurrency Loans to such Borrower (or to issue or honor drawings on Multicurrency Facility Letters of Credit) in accordance with the terms of this Agreement, such Multicurrency Lender shall make, or shall cause another Designated Office of such Multicurrency Lender to make, Multicurrency Loans to such Borrower (or to issue or honor drawings on Multicurrency Facility Letters of Credit) in accordance with its Multicurrency Commitment hereunder, in either case, only if and to the extent it can legally and reasonably do so, pursuant to arrangements which enable payments in respect of such Multicurrency Loans to be made without deduction or withholding of any Non-Excluded Taxes and provided that doing so shall not impose on any such Multicurrency Lender any additional costs or legal or regulatory burdens deemed by such Multicurrency Lender in its reasonable judgment to be material.

         "Multicurrency Loans" means, with respect to a Multicurrency Lender, such Lender's loan made pursuant to Section 2.6.

         "Multicurrency Reference Lenders" means Morgan, NBD and Deutsche Bank AG, or any branch or affiliate designated by any of the foregoing.

         "Multiemployer Plan" means a plan defined in Section 4001(a)(3) of ERISA to which the Company or any member of the Controlled Group has an obligation to contribute.

         "NBD" means NBD Bank, in its individual capacity as a Lender and not in its capacity as Documentation Agent.

         "Net Worth" means the consolidated shareholder's equity of the Company and its Subsidiaries, including minority interests, calculated in accordance with Agreement Accounting Principles, provided that the amount of the foreign currency translation shall be deemed equal at all times to the amount described in the pro forma financial statements included in the Form 10 for purposes of determining Net Worth under this Agreement.

         "Non-Excluded Taxes" is defined in Section 3.6.1.

         "Non-Multicurrency Lender" means each Lender which is not a Multicurrency Lender.

         "Non-Available Foreign Currency Lender" means, with respect to any Multicurrency Loan to any Borrower, each Lender which is not a Designated Multicurrency Lender with respect to such Borrower pursuant to Section 2.6.

         "Notes" means the collective reference to the Revolving Credit Notes and the Competitive Bid Notes.

         "Notice of Assignment" is defined in Section 13.3.1.

         "Obligations" means collectively, the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Company and each Foreign Subsidiary Borrower under this Agreement and the other Loan Documents (including, without limitation, interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Foreign Subsidiary Borrower, as the case may be, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to either Agent or to the Lenders that are required to be paid by any Borrower pursuant to the terms of this Agreement or any other Loan Document).

         "Participants" is defined in Section 13.2.1.

         "Payment Date" means the last Business Day of each March, June, September and December occurring after the date hereof, commencing September 30, 1997.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Person" means any natural person, corporation, firm, joint venture, limited liability company, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Company or any member of the Controlled Group has any obligation to contribute to on or after the Distribution Date.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Purchasers" is defined in Section 13.3.1.

         "Rate Hedging Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

         "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Rate Hedging Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

         "Reference Lenders" means the collective reference to the Domestic Reference Lenders and the Multicurrency Reference Lenders.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.

         "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.

         "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.

         "Reimbursement Obligations" means, at any time, the aggregate of the obligations of the Borrowers to the Lenders and the Issuers in respect of all unreimbursed payments or disbursements made by the Issuers and the Lenders under or in respect of the Facility Letters of Credit.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section occurring after the Distribution Date, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Requested Multicurrency Loans" is defined in Section 2.4(a).

         "Required Lenders" means (a) at any time prior to the termination of the Revolving Credit Commitments, Lenders the Revolving Credit Commitment Percentages of which aggregate at least 51%; and (b) at any time after the termination of the Revolving Credit Commitments, Lenders whose Aggregate Total Outstandings aggregate at least 51% of the Aggregate Total Outstandings of all Lenders; provided that for purposes of this definition the Aggregate Total Outstandings of each Lender shall be adjusted up or down so as to give effect to any participations purchased or sold pursuant to Section 12.3.

         "Requirement of Law" means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

         "Reserve Requirement" means, with respect to an Interest Period for Eurodollar Loans or Eurocurrency Loans, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) maintained by a member bank of such System.

         "Revolving Credit Advance" means a borrowing hereunder (or continuation or conversion thereof) consisting of the several Revolving Credit Loans made on the same Borrowing Date (or date of conversion or continuation) by the Lenders to the Company of the same Type and in the case of Fixed Rate Advances, for the same Interest Period.

         "Revolving Credit Commitment" means, as to any Lender at any time, its obligation to make Revolving Credit Loans to the Company in an aggregate amount not to exceed at any time outstanding the U.S. Dollar amount set forth opposite such Lender's name in Schedule 1 under the heading "Revolving Credit Commitment" or as otherwise established pursuant to Section 13.3, as such amount may be reduced from time to time pursuant to Section 2.5, 13.3 and the other applicable provisions hereof.

         "Revolving Credit Committed Percentage" means as to any Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments of all Lenders (or, if the Revolving Credit Commitments have terminated or expired, the percentage which (a) the Aggregate Revolving Credit Outstandings of such Lender at such time then constitutes of (b) the Aggregate Revolving Credit Outstandings of all Lenders at such time).

         "Revolving Credit Loans" means, with respect to a Lender, such Lender's loan made pursuant to Section 2.1.

         "Revolving Credit Note" is defined in Section 2.2.5.

         "Rockwell International" means Rockwell International Corporation, a Delaware corporation.

         "Rockwell International Guaranty" means the guaranty in the form of Exhibit L hereto, executed by Rockwell International in favor of the Administrative Agent and the Lenders, as amended or modified from time to time.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" within the meaning of Rule 1-02 of the Securities and Exchange Commission's Regulation S-X.

         "Single Employer Plan" means a Plan which is maintained on or after the Distribution Date by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.

         "S&P Bond Rating" means for any day, the rating of the Company's senior long term unsecured debt by (a) Standard & Poor's Rating Group ("S&P") in effect at 11:00 A.M., New York City time, on such day or (b) if S&P shall cease to publish such a rating in respect of the Company, either Duff & Phelps Credit Rating Co. or Fitch Investors Service LLP, as determined by the Administrative Agent and the Documentation Agent.

         "Spin-Off" means the transfer to the Company of substantially all of the assets, liabilities and operations which comprise Rockwell International's automotive business, and the dividending of the stock in the Company to the shareholders of Rockwell International in a tax free distribution, as described in the Form 10.

         "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Company.

         "Substantial Portion" means, with respect to the Property of the Company and its Subsidiaries, Property which (a) represents more than 15% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (b) is responsible for more than 15% of the consolidated net sales or of the consolidated net income of the Company and its Subsidiaries as reflected in the financial statements referred to in clause (a) above.

         "Total Debt" means, as of the end of any fiscal quarter of the Company, all Indebtedness of the Company and its Subsidiaries as at such date, determined on a consolidated basis.

         "Transferee" is defined in Section 13.4.

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance, Eurocurrency Advance, Eurodollar Advance or Competitive Bid Advance.

         "Unfunded Liabilities" means the amount (if any) by which the actuarial present value of all benefit liabilities under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefit liabilities, all determined as of the then most recent valuation date for such Plans using FASB actuarial assumptions for single employer plan terminations.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "U.S. Dollar Equivalent" means with respect to an amount denominated in any currency other than U.S. Dollars, the equivalent in U.S. Dollars of such amount determined at the Exchange Rate on the date of determination of such equivalent. In making any determination of the U.S. Dollar Equivalent for purposes of calculating the amount of Loans to be borrowed from the respective Lenders on any Borrowing Date, the Administrative Agent shall use the relevant Exchange Rate in effect on the date on which the interest rate for such Loans is determined pursuant to the provisions of this Agreement and the other Loan Documents.

         "U.S. Facility Letter of Credit" means any Letter of Credit for the account of the Company.

         "U.S. Facility Letter of Credit Obligations" means Facility Letter of Credit Obligations with respect to U.S. Facility Letters of Credit.

         "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                   ARTICLE II

                                   THE CREDITS

         2.1 Commitments. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Credit Loans to the Company from time to time so long as after giving effect thereto and to any concurrent repayment of Loans (i) the Available Revolving Credit Commitment of each Lender is greater than or equal to zero and (ii) the Aggregate Total Outstandings of all Lenders do not exceed the Aggregate Revolving Credit Commitments. Each Lender may also, in its sole discretion, make bids to make Competitive Bid Loans in U.S. Dollars in accordance with Section 2.8 provided that at no time may the Aggregate Total Outstandings exceed the Aggregate Revolving Credit Commitment. Subject to the terms of this Agreement, the Company may borrow, repay and reborrow at any time prior to the Facility

Termination Date. The Revolving Credit Loans may be Floating Rate Loans or Eurodollar Loans, or a combination thereof selected in accordance with Section
2.3 and 2.10. The Commitments to lend hereunder shall expire on the Facility Termination Date.

         2.2   Repayment of Revolving Credit Loans; Evidence of Debt.

         2.2.1 The Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender in U.S. Dollars the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Facility Termination Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. The Company hereby further agrees to pay to the Administrative Agent for the account of each Lender interest in U.S. Dollars on the unpaid principal amount of the Revolving Credit Loans from time to time outstanding until payment thereof in full at the rates per annum, and on the dates, set forth in Section 2.11.

         2.2.2 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to such Lender resulting from each Revolving Credit Loan of such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement.

         2.2.3 The Administrative Agent shall maintain an account in its books and records with a subaccount for each Lender, in which shall be recorded (a) the amount of each Revolving Credit Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder in respect of the Revolving Credit Loans and (c) both the amount of any sum received by the Administrative Agent hereunder from the Company in respect of the Revolving Credit Loans and each Lender's share thereof.

         2.2.4 The books and records of the Administrative Agent and of each Lender maintained pursuant to Section 2.2.2 and 2.2.3 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Company therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such books and records or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Revolving Credit Loans made to the Company by such Lender in accordance with the terms of this Agreement.

         2.2.5 The Company agrees that, upon the request to the Administrative Agent by any Lender, the Company will execute and deliver to such Lender a promissory note of the Company evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit A-1 with appropriate insertions as to date and principal amount (each, a "Revolving Credit Note"); provided, that the delivery of such Revolving Credit Notes shall not be a condition precedent to the Closing Date.

         2.3 Procedures for Revolving Credit Borrowing. The Company may borrow under the Revolving Credit Commitments from time to time prior to the Facility Termination Date on any Business Day, provided that the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time) (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or (b) on the requested Borrowing Date, otherwise, specifying in each case (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Floating Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the amount of such Type of Loan and the length of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments (other than a borrowing under Section 2.4) shall be in an amount equal to (A) in the case of Floating Rate Loans, $5,000,000 or a whole multiple of $5,000,000 in excess thereof (or, if the then Aggregate Available Revolving Credit Commitments are less than $5,000,000, such lesser amount) and (B) in the case of Eurodollar Loans, $10,000,000 or a whole multiple of $5,000,000 in excess thereof. Upon receipt of any such notice from the Company, the Administrative Agent shall promptly notify each Lender thereof. Not later than 11:00 A.M., New York City time, on each requested Borrowing Date each Lender shall make an amount equal to its Funding Commitment Percentage of the principal amount of the Revolving Credit Loans requested to be made on such Borrowing Date available to the Administrative Agent at its New York office specified in
Section 14.1 in U.S. Dollars and in immediately available funds. Except as otherwise provided in Section 2.4, the Administrative Agent shall on such date credit the account of the Company on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

         2.4 Borrowing of Revolving Credit Loans and Refunding of Loans. (a) If on any Borrowing Date on which a Borrower has requested any Designated Multicurrency Lenders to make Multicurrency Loans to such Borrower (the "Requested Multicurrency Loans"), (i) the aggregate principal amount of the Requested Multicurrency Loans to such Borrower exceeds the Aggregate Available Multicurrency Commitments of all such Designated Multicurrency Lenders with respect to such Borrower on such Borrowing Date (before giving effect to the making and payment of any Loans required to be made pursuant to this Section 2.4 on such Borrowing Date) and (ii) the U.S. Dollar Equivalent of the amount of such excess is less than or equal to the Aggregate Available Revolving Credit Commitments of all such Designated Multicurrency Lenders (before giving effect to the making and payment of any Loans pursuant to this Section 2.4 on such Borrowing Date), each Non-Available Foreign Currency Lender with respect to such Borrower shall make a Committed Loan to the Company on such Borrowing Date, and the proceeds of such Committed Loans shall be simultaneously applied to repay outstanding Committed Loans of such Designated Multicurrency Lenders, which Loans may be Loans denominated in U.S. Dollars or Loans denominated in an Available Foreign Currency other than such Available Foreign Currency of such Requested Multicurrency Loans, as determined by the Administrative Agent, in each case in amounts such that, after giving effect to (1) such borrowings and repayments and (2) the borrowing from such Designated Multicurrency Lenders of the Requested Multicurrency Loans, the Committed Outstandings Percentage of each Lender will equal (as nearly as possible) its Revolving Credit Commitment Percentage. To effect such borrowings and repayments, (x) not later than 11:00 A.M., New York City time, on such Borrowing Date, the proceeds of such Committed Loans shall be made available by each such Non-Available Foreign Currency Lender to the Administrative Agent at its office specified in Section 14.1 in immediately available funds in the appropriate currency and the Administrative Agent shall apply the proceeds of such Committed Loans toward repayment of outstanding Committed Loans of such Designated Multicurrency Lenders and (y) concurrently with the repayment of such Loans on such Borrowing Date, (1) such Designated Multicurrency Lenders shall, in accordance with the applicable provisions hereof, make the Requested Multicurrency Loans in an aggregate amount equal to the amount so requested by such Borrower (but not in any event greater than the Aggregate Available Multicurrency Commitments after giving effect to the making of such repayment of any Loans on such Borrowing Date) and (2) the relevant Borrower shall pay to the Administrative Agent for the account of the Lenders whose Loans to such Borrower are repaid on such Borrowing Date pursuant to this Section 2.4 all interest accrued on the amounts repaid to the date of repayment, together with any amounts payable pursuant to Section 3.4 in connection with such repayment.

         (b) If any borrowing of Committed Loans is required pursuant to this
Section 2.4, the Company shall notify the Administrative Agent in the manner provided for Committed Loans in Section

2.3, except that the minimum borrowing amounts set forth in subsection 2.3 shall not be applicable with respect to Floating Rate Loans to the extent that such minimum borrowing amounts exceed the amounts of Revolving Credit Loans required to be made pursuant to this Section 2.4.

         2.5 Termination or Reduction of Revolving Credit Commitment. The Company may permanently reduce the Revolving Credit Commitments, in whole or in part, ratably among the Lenders in integral multiples of $10,000,000, upon at least three Business Days' written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided, however, that the aggregate amount of the Revolving Credit Commitments may not be reduced below the aggregate principal amount of the outstanding Revolving Credit Loans, Multicurrency Loans and Facility Letters of Credit, and the reduction of any Lender's Revolving Credit Commitment shall also reduce such Lender's Multicurrency Commitment by a like amount. In addition, all accrued facility fees shall be payable on the effective date of any termination of the Revolving Credit Commitments.

         2.6 Multicurrency Commitments. Subject to the terms and conditions hereof, each Designated Multicurrency Lender with respect to any Borrower severally agrees to make revolving credit loans (each a "Multicurrency Loan") in any Available Foreign Currency or U.S. Dollars, as the case may be, to such Borrower from time to time prior to the Facility Termination Date so long as after giving effect thereto and any concurrent repayment or prepayment of Loans
(a) the Available Multicurrency Commitment of each Multicurrency Lender is greater than or equal to zero, (b) the Aggregate Multicurrency Outstandings of all Lenders does not exceed an amount of which the U.S. Dollar Equivalent (as at the date of such Multicurrency Loan) is $500,000,000 and (c) the Aggregate Total Outstandings of all Lenders do not exceed the Aggregate Revolving Credit Commitments. Prior to the Facility Termination Date, any Borrower may use the Multicurrency Commitments by borrowing, repaying the Multicurrency Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

         2.6.1 Repayment of Multicurrency Loans, Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent (at a funding or payment office as may be specified by the Administrative Agent, in consultation with the Company) for the account of each Designated Multicurrency Lender (or, at the option of the Administrative Agent, in consultation with the Company, directly to each relevant Designated Multicurrency Lender with prior notice to such Designated Multicurrency Lender), in the applicable Available Foreign Currency or U.S. Dollars, as the case may be, for such Multicurrency Loan, the then unpaid principal amount of each Multicurrency Loan of such Designated Multicurrency Lender to such Borrower on the Facility Termination Date and on such other date(s) and in such other amounts as may be required from time to time pursuant to this Agreement. Each Borrower hereby further agrees to pay interest in the applicable Available Foreign Currency or U.S. Dollars, as the case may be, on the unpaid principal amount of the Multicurrency Loans advanced to it and from time to time outstanding until payment thereof in full at the rates per annum, and on the dates, set forth in Section 2.11.

         (b) Each Multicurrency Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Multicurrency Lender resulting from each Multicurrency Loan of such Multicurrency Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Multicurrency Lender from time to time under this Agreement.

         (c) The Administrative Agent shall maintain an account in its books and records with a subaccount therein for each Multicurrency Lender, in which shall be recorded (i) the amount of each Multicurrency Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Multicurrency Lender hereunder in respect of the Multicurrency Loans and (iii) both the amount of any sum received by the Administrative Agent hereunder from each Borrower in respect of the Multicurrency Loans and each Multicurrency Lender's share thereof.

         (d) The entries made on the Administrative Agent's books and records and the accounts of each Multicurrency Lender maintained pursuant to Section
2.6.2 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided, however, that the failure of any Multicurrency Lender or the Administrative Agent to maintain any such account, or any error therein, shall not in any manner affect the obligation of such Borrower to repay (with applicable interest) the Multicurrency Loans made to such Borrower by such Multicurrency Lender in accordance with the terms of this Agreement.

         (e) The Administrative Agent agrees, in consultation with the Company and to the extent it may lawfully do so, to designate a subsidiary, branch or affiliate of the Administrative Agent to act as the administrative agent in connection with any Multicurrency Loan (including as a funding or payment office), to the extent required under applicable law to assure that Non-Excluded Taxes are not required to be withheld or paid by any Borrower in respect of Multicurrency Loans made to such Borrower and shall furnish to the Company such forms, certifications, opinions and statements as may be reasonably requested by the Company (and any material expense of the Administrative Agent in connection with such forms, certifications, opinions and statements shall be paid by the Company) to confirm that such subsidiary, branch or affiliate is entitled to fund Multicurrency Loans and receive payments in respect of Multicurrency Loans, for itself and on behalf of any Designated Multicurrency Lender, without deduction or withholding of any Non-Excluded Taxes. Any such subsidiary, branch or affiliate designated pursuant to this section shall for all such purposes be deemed to be the Administrative Agent as such term is used in this Agreement.

         2.6.2 Procedure for Multicurrency Borrowing. Any Borrower may request the applicable Designated Multicurrency Lenders to make Multicurrency Loans during the Revolving Credit Commitment Period on any Business Day in accordance with the terms of this Agreement; provided that such Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York time, five Business Days prior to the requested Borrowing Date) specifying in each case (i) the amount and currency to be borrowed, (ii) the requested Borrowing Date and (iii) the length of the initial Interest Period therefor. Each borrowing under the Multicurrency Commitments shall be in an amount in U.S. Dollars equal to, or an amount in an Available Foreign Currency of which the U.S. Dollar Equivalent is equal to, at least $5,000,000 (or, if the then Aggregate Available Multicurrency Commitments are less than $5,000,000, such lesser amount). Upon receipt of any such notice from any Borrower, the Administrative Agent shall promptly notify each Designated Multicurrency Lender with respect to such Borrower. Not later than 2:00 P.M., London time, on the requested Borrowing Date, each such Designated Multicurrency Lender shall make an amount equal to its Multicurrency Commitment Percentage of the principal amount of Multicurrency Loans requested to be made on such Borrowing Date available to the Administrative Agent at the Administrative Agent's funding office for such Borrower specified by the Administrative Agent from time to time by notice to such Designated Multicurrency Lenders and in immediately available or other same day funds customarily used for settlement in such Available Foreign Currency. The amounts made available by each such Designated Multicurrency Lender will then be made available to the relevant Borrower at the funding office for such Borrower and in like funds as received by the Administrative Agent.

         2.6.3 Termination or Reduction of Multicurrency Commitments. The Company shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the

Multicurrency Commitments or, from time to time, to reduce the amount of the Multicurrency Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Available Multicurrency Commitment of any Multicurrency Lender would be less than zero. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Multicurrency Commitments then in effect.

         2.6.4 Designated Multicurrency Lenders. Each Multicurrency Lender designated by the Company in writing to the Administrative Agent as a Designated Multicurrency Lender with respect to any Borrower shall be deemed a Designated Multicurrency Lender with respect to such Borrower when such designation by the Company is accepted in writing to the Administrative Agent by such proposed Designated Multicurrency Lender in its discretion. Such designation for any Designated Multicurrency Lender may be revoked at any time by mutual agreement between such Designated Multicurrency Lender and the Company.

         2.7   Competitive Bid Loans

         2.7.1 Competitive Bid Option. In addition to Revolving Credit Advances pursuant to Section 2.1, but subject to the terms and conditions of this Agreement (including, without limitation, the limitation set forth in Section 2.1) as to the maximum aggregate principal amount of all outstanding Revolving Credit Advances hereunder, the Company may, as set forth in this Section 2.7, request the Lenders, prior to the Facility Termination Date, to make offers to make Competitive Bid Advances to the Company. Each Lender may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.7.

         2.7.2 Competitive Bid Quote Request. When the Company wishes to request offers to make Competitive Bid Loans under Section 2.7.1, it shall transmit to the Administrative Agent by telex or telecopy a Competitive Bid Quote Request so as to be received no later than (i) 10:00 a.m. (New York City time) at least five Business Days prior to the Borrowing Date proposed therein, in the case of a Eurodollar Auction or (ii) 10:00 a.m. (New York City time) at least one Business Day prior to the Borrowing Date proposed therein, in the case of an Absolute Rate Auction, and in each case specifying:

               (a) the proposed Borrowing Date, which shall be a Business Day, for the proposed Competitive Bid Advance;

               (b) the aggregate principal amount of such Competitive Bid Advance, which shall be $5,000,000 or a larger multiple of $1,000,000;

               (c) whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Margin or an Absolute Rate, or both; and

               (d) the Interest Period applicable thereto (which may not end after the Facility Termination Date).

The Company may request offers to make Competitive Bid Loans for more than one Interest Period and for a Eurodollar Auction and an Absolute Rate Auction in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within three Business Days (or upon reasonable prior notice to the Lenders, such other number of days as the Company and the Administrative Agent may agree) of any other Competitive Bid Quote Request. Each Competitive Bid Quote Request shall be in a minimum amount of $5,000,000 (and in integral multiples of $1,000,000 in excess thereof). A Competitive Bid Quote Request that does not conform substantially to the format of Exhibit J hereto (other than in respect of the Company's name) shall be rejected, and the Administrative Agent shall promptly notify the Company of such rejection by telex or telecopy.

         2.7.3 Invitation for Competitive Bid Quotes. Promptly and in any event before 12:00 p.m. (New York City time) on the same Business Day of receipt of a Competitive Bid Quote Request that is not rejected pursuant to Section 2.7.2, the Administrative Agent shall send to each of the Lenders by telex or telecopy an Invitation for Competitive Bid Quotes which shall constitute an invitation by the Company to each Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with Section 2.7.

         2.7.4 Submission and Contents of Competitive Bid Quotes. (i) Each Lender may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 2.7.4 and must be submitted to the Administrative Agent by telex or telecopy at its offices specified in or pursuant to Article XIV not later than (a) (I) 1:45 p.m. (New York City time) in the case of Morgan and (II) 2:00 p.m. (New York City time) in the case of each other Lender, at least four Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (b) (I) 8:45 a.m. (New York City time) in the case of Morgan and (II) 9:00 a.m. (New York City time) in the case of each other Lender on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Company and the Administrative Agent may agree, provided that Morgan shall always be required to submit its Competitive Bid Quotes not less than fifteen minutes prior to the other Lenders). Subject to Articles IV and VIII, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Company.

         (ii) Each Competitive Bid Quote shall in any case specify:

               (a) the proposed Borrowing Date, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes;

               (b) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (1) may be greater than, less than or equal to the Commitment of the quoting Lender, (2) must be at least $5,000,000 and an integral multiple of $1,000,000 in excess thereof, and (3) may not exceed the principal amount of Competitive Bid Loans for which offers were requested;

               (c) in the case of a Eurodollar Auction, the Competitive Bid Margin offered for each such Competitive Bid Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%);

               (d) the minimum or maximum amount, if any, of the Competitive
         Bid Loan which may be accepted by the Company and/or the limit, if any, as to the aggregate principal amount of the Competitive Bid Loans from such Lender which may be accepted by the Company;

               (e) in the case of an Absolute Rate Auction, the Absolute Rate offered for each such Competitive Bid Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%);

               (f) the applicable Interest Period (which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes); and

               (g) the identity of the quoting Lender.

         (iii) The Administrative Agent shall reject any Competitive Bid Quote that:

               (a) is not substantially in the form of Exhibit H hereto or does not specify all of the information required by Section 2.7.4;

               (b) contains qualifying, conditional or similar language, other than any such language contained in Exhibit H hereto;

               (c) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

               (d) arrives after the time set forth in Section 2.7.4.

If any Competitive Bid Quote shall be rejected pursuant to this Section 2.7.4, then the Administrative Agent shall notify the relevant Lender of such rejection as soon as practical.

         2.7.5 Notice to the Borrower. The Administrative Agent shall promptly notify the Company of the terms (i) of any Competitive Bid Quote submitted by a Lender that is in accordance with Section 2.7.4 and (ii) of any Competitive Bid Quote that is in accordance with Section 2.7.4 and amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Administrative Agent's notice to the Company shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Competitive Bid Margins or Absolute Rates, as the case may be, so offered.

         2.7.6 Acceptance and Notice by the Company. Subject to the receipt of the notice from the Administrative Agent referred to in Section 2.7.5, not later than (i) 10:00 a.m. (New York City time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (ii) 10:00 a.m. (New York City time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction, the Company shall notify the Administrative Agent of its acceptance or rejection of the offers so notified to it pursuant to Section 2.7.5; provided, however, that the failure by the Company to give such notice to the Administrative Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a "Competitive Bid Borrowing Notice") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Company may accept or reject any Competitive Bid Quote in whole or in part (subject to the terms of Section 2.7.4(ii)(d)); provided that:

               (a) the aggregate principal amount of each Competitive Bid Advance may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

               (b) acceptance of offers may only be made on the basis of ascending Competitive Bid Margins or Absolute Rates, as the case may be;

               (c) the Company may not accept any offer of the type described in Section 2.7.4(iii) or that otherwise fails to comply with the requirements of this Agreement for the purpose of obtaining a Competitive Bid Loan under this Agreement; and

               (d) the principal amount of each Competitive Bid Advance must be $5,000,000 or a larger multiple of $1,000,000.

         2.7.7 Allocation by the Administrative Agent. If offers are made by two or more Lenders with the same Competitive Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are permitted to be accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in such multiples, not greater than $ 1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; provided, however, that no Lender shall be allocated a portion of any Competitive Bid Advance which is less than the minimum amount which such Lender has indicated that it is willing to accept. Allocations by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Administrative Agent shall promptly, but in any event on the same Business Day in the case of Eurodollar Bid Rate Advances, and by 11:00 a.m. (New York City time) on the same Business Day in the case of Absolute Rate Advances, notify each Lender of its receipt of a Competitive Bid Borrowing Notice and the aggregate principal amount of such Competitive Bid Advance allocated to each participating Lender.

         2.7.8 Administration Fees. The Company hereby agrees to pay to the Administrative Agent, for its sole account, administration fees for Competitive Bid Quote Requests in such amounts as are from time to time agreed upon by the Company and the Administrative Agent.

         2.7.9 Evidence of Competitive Bid Loans. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to such Lender resulting from each Competitive Bid Loan of such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement.

         The Administrative Agent shall maintain on its books and records, with a subaccount for each Lender, in which books and records shall be recorded (i) the amount of each Competitive Bid Loan made hereunder, and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder in respect of its Competitive Bid Loans and (iii) the amount of any sum received by the Administrative Agent hereunder from the Company in respect of each Competitive Bid Loan of such Lender and each applicable Lender's share thereof.

         The books and records of the Administrative Agent and of each Lender maintained pursuant to this Section shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Company therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such books and records or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Competitive Bid Loans made to the Company by such Lender in accordance with the terms of this Agreement.

         The Company agrees that, upon the request to the Administrative Agent by any Lender, the Company will execute and deliver to such Lender a promissory note of the Company evidencing the

Competitive Bid Loans of such Lender, substantially in the form of Exhibit A-2 with appropriate insertions as to date and principal amount (each, a "Competitive Bid Note"); provided, that the delivery of such Competitive Bid Notes shall not be a condition precedent to the Closing Date.

         2.8 Facility and Agent Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee at the rate per annum set forth in the Pricing Schedule on Exhibit B attached hereto, on the average daily amount of such Lender's Revolving Credit Commitment, whether used or unused, from and including the Effective Date to but excluding the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date.

         (b) The Company agrees to pay to the Administrative Agent for the account of each Lender an additional facility fee at the rate per annum equal to 0.05%, on the average daily amount of such Lender's Revolving Credit Commitment, whether used or unused, from the Closing Date to but excluding the date the initial Advance is made, payable on each Payment Date hereafter and on the date the initial Advance is made.

         (c) The Company agrees to pay to the Administrative Agent and the Documentation Agent, in each case for their own account, such other fees as agreed to between the Company and the Administrative Agent and between the Company and the Documentation Agent.

         2.9   Optional and Mandatory Principal Payments on All Loans.

         2.9.1 The Company may at any time and from time to time prepay Floating Rate Loans, in whole or in part, without penalty or premium, upon at least one Business Day's irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayment of Floating Rate Loans shall be in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof.

         2.9.2 Each Borrower may at any time and from time to time prepay, without premium or penalty but upon payment of any amount payable pursuant to
Section 3.4, its Eurodollar Loans and its Multicurrency Loans in whole or in part, upon at least three Business Days' irrevocable notice to the Administrative Agent specifying the date and amount of prepayment. Partial prepayments of Multicurrency Loans shall be in an aggregate principal amount of which the U.S. Dollar Equivalent is at least $5,000,000 or any integral multiple of $1,000,000 in excess thereof, or such lesser principal amount as may equal the outstanding Multicurrency Loans.

         2.9.3 A Competitive Bid Rate Advance may not be paid prior to the last day of the applicable Interest Period, except as provided in Sections 2.9.4,
2.9.5 and 2.9.6, subject to Section 3.4.

         2.9.4 If at any time, for any reason, the Aggregate Total Outstandings of all Lenders exceed the Aggregate Revolving Credit Commitments then in effect,
(a) the Company shall, without notice or demand, immediately prepay the Revolving Credit Loans and/or (b) each Borrower shall, without notice or demand, immediately prepay its Multicurrency Loans such that the sum of (i) the aggregate principal amount of Revolving Credit Loans so prepaid and (ii) the U.S. Dollar Equivalent of the aggregate principal amount of Multicurrency Loans so prepaid, at least equals the amount of such excess.

         2.9.5 If, at any time for any reason, either (a) the Aggregate Total Outstandings of all Multicurrency Lenders exceed the aggregate Revolving Credit Commitments of the Multicurrency Lenders or (b) the Aggregate Multicurrency Outstandings exceed the aggregate Multicurrency Commitments, (i) the Company shall, without notice or demand, immediately prepay the Revolving Credit Loans and/or (ii) each Borrower shall, without notice or demand, immediately prepay its Multicurrency Loans in amounts such that the sum of (A) the aggregate principal amount of the Revolving Credit Loans so prepaid and (B) the U.S. Dollar Equivalent of the Multicurrency Loans so prepaid at least equals the amount of such excess.

         2.9.6 If at any time, for any reason, either (a) the Aggregate Multicurrency Outstandings of all Multicurrency Lenders exceed $500,000,000 or
(b) the Aggregate Multicurrency Outstandings of any Multicurrency Lender exceeds its Multicurrency Commitment, each Borrower shall, without notice or demand, immediately prepay its Multicurrency Loans in amounts such that the U.S. Dollar Equivalent of the Multicurrency Loans so prepaid at least equals the amount of such excess.

         2.9.7 Each prepayment and conversion pursuant to this Section 2.9 shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of prepayment and any amounts payable under Section 3.4 in connection with such payment.

         2.9.8 Notwithstanding the foregoing, mandatory prepayments of Revolving Credit Loans or Multicurrency Loans that would otherwise be required pursuant to this Section 2.9 solely as a result of fluctuations in Exchange Rates from time to time shall only be required to be made pursuant to this
Section 2.9 on the last Business Day of each month on the basis of the Exchange Rate in effect on such Business Day.

         2.9.9 Prepayments pursuant to this Section 2.9 shall be applied as follows: (a) in the case of prepayments made by the Company, first to prepay Floating Rate Loans and second to prepay Eurodollar Loans then outstanding in such order as the Company may direct and (b) in the case of prepayments made by a Borrower of Multicurrency Loans, to prepay Multicurrency Loans made to such Borrower in such order as the Company may direct.

         2.9.10 Notwithstanding anything herein to the contrary, all Commitments shall be terminated, and all outstanding Obligations shall be due and payable, on December 31, 1997 if the Spin-Off has not been completed by December 31, 1997. Without limiting the foregoing, upon termination of the Commitments under this Section 2.9.10, all Facility Letters of Credit outstanding shall be cash collateralized in accordance with Section 8.1.

         2.9.11 Except as provided in Section 2.9.10, all amounts prepaid may be reborrowed and successively repaid and reborrowed, subject to the other terms and conditions in this Agreement.

         2.10   Conversion and Continuation of Outstanding Advances.

         2.10.1 Revolving Credit Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Fixed Rate Advance shall be automatically converted into a Floating Rate Advance unless the Company shall have given the Administrative Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance either continue as a Eurodollar Advance for the same or another Interest Period or be converted into a Floating Rate Advance. Subject to the terms hereof, the Company may elect from time to time to convert all or any part of a Revolving Credit Advance of any Type into any other Type or Types of Revolving Credit Advances; provided that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the

Interest Period applicable thereto. Notwithstanding anything herein to the contrary, no Loan may be converted to a Eurodollar Loan, and no Eurodollar Loan may be continued as such, if any Default or Unmatured Default has occurred and is continuing. The Company shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (New York City time) at least one Business Day, in the case of a conversion into a Floating Rate Advance or three Business Days, in the case of a conversion into or continuation of a Eurodollar Advance, prior to the date of the requested conversion or continuation, specifying:

                (i) the requested date, which shall be a Business Day, of such conversion or continuation,

                (ii) the aggregate amount and Type of the Revolving Credit Advance which is to be converted or continued, and the amounts and Type(s) of Revolving Credit Advance(s) into which such Revolving Credit Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto.

         2.10.2 Multicurrency Advances. Any Multicurrency Advances may be continued as such upon the expiration of the then current Interest Period with respect thereto by the relevant Borrower giving the Administrative Agent at least five Business Days' prior irrevocable notice of such election, provided, that if the relevant Borrower shall fail to give such notice, such Multicurrency Advance shall be automatically continued for an Interest Period of one month provided that such continuation would not extend the Interest Period beyond the Facility Termination Date.

         2.11   Interest Rates, Interest Payment Dates; Interest and Fee Basis.
(a) Each Floating Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Loan is made or is converted from a Fixed Rate Loan into a Floating Rate Loan pursuant to Section
2.10 to but excluding the date it becomes due or is converted into a Fixed Rate Loan pursuant to Section 2.10 hereof, at a rate per annum equal to the Floating Rate for such day. Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period. Each Floating Rate Loan shall bear interest for each day that it is outstanding at a rate per annum equal to the Floating Rate for such day. Each Multicurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the applicable Eurocurrency Rate determined for such Interest Period. Each Competitive Bid Loan shall bear interest for each day during each Interest Period that it is outstanding at the rate per annum for such Interest Period accepted by the Company pursuant to Section 2.7.6.

         (b) Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity. Interest accrued on each Fixed Rate Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Fixed Rate Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period.

         (c) Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business

Day, except as otherwise provided in the definition of Eurodollar Interest Period, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         (d) All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period such interest or fee is payable over a year comprised of 360 days (or in the case of interest on Floating Rate Loans, 365 days or, if appropriate, 366 days), except if otherwise specified on Schedule 2 with respect to the Eurocurrency Base Rate.

         (e) For the purposes of the Interest Act (Canada) hereunder (i) whenever interest payable pursuant to this Agreement is calculated with respect to any monetary Obligation relating to Loans to Canadian Borrowers on the basis of a period other than a calendar year (the "Calculation Period"), each rate of interest determined pursuant to such calculation expressed as an annual rate is equivalent to such rate as so determined, multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in the Calculation Period; (ii) the principal of deemed reinvestment of interest with respect to any monetary Obligation relating to Loans in Canadian dollars shall not apply to any interest calculation under this agreement, and (iii) the rates of interest with respect to any monetary Obligation relating to Loans to Canadian Borrowers stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

         2.12 Changes in Interest Rate, etc. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Fixed Rate Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Advance. No Interest Period may end after the Facility Termination Date.

         2.13 Rates Applicable After Default. Notwithstanding anything to the contrary contained in this Article II, during the continuance of a Default the Required Lenders may, at their option, by notice to the Borrowers (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued (after the expiration of the current Interest Period or Absolute Rate Interest Period) as a Fixed Rate Advance. If any Advance is not paid at maturity, whether by acceleration or otherwise, the Required Lenders may, at their option, by notice to the Company (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders as to changes and interest rates) declare that (i) each Fixed Rate Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to the Floating Rate Advance plus 2% per annum.

         2.14   Pro Rata Payment, Method of Payment.

         2.14.1 Except as provided in Section 2.4, each borrowing of Revolving Credit Loans by the Company from the Lenders shall be made pro rata according to the Funding Commitment Percentages of the Lenders in effect on the date of such borrowing. Each payment by the Company on account of any facility fee shall be allocated by the Administrative Agent among the Lenders in accordance with the respective amounts which such Lenders are entitled to receive pursuant to
Section 2.8. Any reduction of the Revolving Credit Commitments of the Lenders shall be allocated by the Administrative Agent among the Lenders pro rata according to the Revolving Credit Commitment Percentages of the Lenders. Except as provided in Section 2.9, each payment (other than any optional prepayment) by the Company on account of principal of the Revolving Credit Loans or the Competitive Bid Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts thereof then due and owing to each Lender. Except as provided in Section 2.9, each optional prepayment by the Company on account of principal or interest on the Revolving Credit Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts thereof. All payments (including prepayments) to be made by the Company hereunder in respect of amounts denominated in Dollars, whether on account of principal, interest, fees or otherwise, shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to Article XIV, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Company, by 12:00 P.M. (New York City time) on the date. Except as otherwise provided in Sections 2.6.1, 2.14.2 and 16.6 all payments hereunder shall be made in U.S. Dollars. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIV or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge the account of the Company maintained with Morgan for each payment of principal, interest and fees as it becomes due hereunder.

         2.14.2 Each borrowing of Multicurrency Loans by any Borrower in any Available Foreign Currency or U.S. Dollars, as the case may be, shall be allocated by the Administrative Agent pro rata according to the Multicurrency Commitment Percentages of the Designated Multicurrency Lenders with respect to such Borrower in effect on the date of such Loan. Any reduction of the Multicurrency Commitments shall be allocated by the Administrative Agent pro rata according to the Multicurrency Commitment Percentages of the Designated Multicurrency Lenders in effect on the date of such Loan. Except as provided in
Section 2.9, each payment (including each prepayment) by a Borrower on account of principal of and interest on Multicurrency Loans shall be allocated by the Administrative Agent pro rata according to the respective principal amounts of the Multicurrency Loans then due and owing by such Borrower to each Designated Multicurrency Lender that made such Multicurrency Loans. All payments (including prepayments) to be made by a Borrower on account of Multicurrency Loans, whether on account of principal, interest, fees or otherwise, shall be without setoff, deduction, or counterclaim and shall be made prior to 12:00 P.M., London time, on the due date thereof to the Administrative Agent for the account of the Designated Multicurrency Lenders that made such Loans, at the payment office for such Multicurrency Loans specified from time to time by the Administrative Agent by notice to the Borrowers, in the currency of such Multicurrency Loan and in immediately available funds. The Administrative Agent shall distribute such payment to the Designated Multicurrency Lenders entitled to receive the same promptly upon receipt in like funds as received.

         2.15 Telephonic Notices. Each Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender reasonably and in good faith believes to be an Authorized Officer. Each Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

         2.16 Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Revolving Credit Commitment reduction notice, Multicurrency Commitment reduction notice, Borrowing notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Fixed Rate Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate. Each Domestic Reference Lender and each Multicurrency Reference Lender agrees to furnish timely information for the purpose of determining the applicable interest rates.

         2.17 Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes, if any, shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Administrative Agent and the applicable Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

         2.18 Non-Receipt of Funds by the Administrative Agent. Unless a Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of a Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan.

         2.19   Facility Letters of Credit.

         2.19.1 Obligation to Issue. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company herein set forth, the Issuers hereby agree to issue for the account of a Borrower through such of the Issuer's Lending Installations or Affiliates as the Issuer and a Borrower may jointly agree, one or more Facility Letters of Credit in accordance with this Section 2.19, from time to time during the period, commencing on the Closing Date and ending five Business Days prior to the Facility Termination Date.

         2.19.2 Conditions for Issuance. In addition to being subject to the satisfaction of the conditions contained in Sections 4.1, 4.2 and 4.3, the obligation of an Issuer to issue any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

         (a) the aggregate maximum amount then available for drawing under Facility Letters of Credit issued by the Issuers, after giving effect to the Facility Letter of Credit requested hereunder, shall not exceed any limit imposed by law or regulation upon the Issuer;

         (b) the requested Facility Letter of Credit has an expiration date at least five Business Days prior to the Facility Termination Date;

         (c) after giving effect to the Facility Letter of Credit requested hereunder, the aggregate maximum amount then available for drawing under Facility Letters of Credit issued by the Issuers, shall not exceed an amount of which the U.S. Dollar Equivalent is $100,000,000, the Available Revolving Credit Commitment of each Lender is greater than or equal to zero and the Available Multicurrency Commitment of each Multicurrency Lender is greater than or equal to zero;

         (d) the applicable Borrower shall have delivered to the applicable Issuer at such times and in such manner as such Issuer may reasonably prescribe such documents and materials as may be required pursuant to the terms of the proposed Letter of Credit and the proposed Letter of Credit shall be reasonably satisfactory to such Issuer as to form and content; and

         (e) as of the date of issuance, no order, judgment or decree of any Court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain such Issuer from issuing the Facility Letter of Credit and no law, rule or regulation applicable to such Issuer and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuer shall prohibit or request that such Issuer refrain from the issuance of Letters of Credit generally or the issuance of that Facility Letter of Credit.

         2.19.3 Procedure for Issuance of Facility Letters of Credit. (a) The applicable Borrower shall give one of the Issuers and the Administrative Agent five Business Days' prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement (except that, in lieu of such written notice, a Borrower may give an Issuer (i) notice of such request by tested telex or other tested arrangement satisfactory to such Issuer or (ii) telephonic notice of such request if confirmed in writing by delivery to such Issuer (A) immediately (x) of a telecopy of the written notice required hereunder which has been signed by an authorized officer of the Company or (y) of a telex containing all information required to be contained in such written notice and (B) promptly (but in no event later than the requested time of issuance) of a copy of the written notice required hereunder containing the original signature of an authorized officer of the Borrower); such notice shall be irrevocable and shall specify the stated amount and Available Foreign Currency or U.S. Dollars of the Facility Letter of Credit requested, the effective date (which day shall be a Business Day) of issuance of such requested Facility Letter of Credit, the date on which such requested Facility Letter of Credit is to expire (which date shall be a Business Day and shall in no event be later than the fifth day prior to Facility Termination Date), the purpose for which such Facility Letter of Credit is to be issued, and the Person for whose benefit the requested Facility Letter of Credit is to be issued. The Administrative Agent shall give notice to each Lender of the issuance of each Facility Letter of Credit reasonably promptly after such Facility Letter of Credit is issued. At the time such request is made, the requesting Borrower shall also provide the applicable Issuer with a copy of the form of the Facility Letter of Credit it is requesting be issued. Such notice, to be effective, must be received by such Issuer not later than 2:00 p.m. (New York City time) or the time agreed upon by such Issuer and such Borrower on the last Business Day on which notice can be given under this
Section 2.19.3.

         (b) Subject to the terms and conditions of this Section 2.19.3 and provided that the applicable conditions set forth in Sections 4.1, 4.2 and 4.3 hereof have been satisfied, the Issuer shall, on the requested date, issue a Facility Letter of Credit on behalf of the applicable Borrower in accordance with such Issuer's usual and customary business practices.

         (c) The Issuers shall not extend or amend any Facility Letter of Credit unless the requirements of this Section 2.19 are met as though a new Facility Letter of Credit was being requested and issued.

         2.19.4 Reimbursement Obligations. (a) Each Borrower agrees to pay to the Issuer the amount of all Reimbursement Obligations, interest and other amounts payable to the Issuer under or in connection with any Facility Letter of Credit issued on behalf of such Borrower immediately when due, irrespective of any claim, set-off, defense or other right which the Borrower, the Company or any Subsidiary may have at any time against the Issuer or any other Person, under all circumstances, including without limitation, any of the following circumstances:

         (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

         (ii) the existence of any claim, setoff, defense or other right which any Borrower or any Subsidiary may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), any Issuer, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Borrower or any Subsidiary and the beneficiary named in any Facility Letter of Credit);

         (iii) any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

         (v) the occurrence of any Default or Unmatured Default.

         (b) The Issuer shall promptly notify the applicable Borrower of any draw under a Facility Letter of Credit. Such Borrower shall reimburse the applicable Issuer for drawings under a Facility Letter of Credit issued by it on behalf of such Borrower promptly after the payment by the Issuer. Any Reimbursement Obligation with respect to any Facility Letter of Credit shall bear interest from the date of the relevant drawings under the pertinent Facility Letter of Credit at the interest rate for Floating Rate Loans.

         2.19.5 Participation. (a) Immediately upon issuance by an Issuer of any Facility Letter of Credit in accordance with the procedures set forth in Section 2.19.3, (i) with respect to each U.S. Facility Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation equal to its Funding Commitment Percentage in such U.S. Facility Letter of Credit (including, without limitation, all obligations of the applicable Borrower with respect thereto) and any security therefor or guaranty pertaining thereto and (ii) with respect to each Multicurrency Facility Letter of Credit, each Designated Multicurrency Lender with respect to the Borrower for the account of which such Multicurrency Facility Letter of Credit is issued shall be deemed to have irrevocably and unconditionally purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation equal to its Multicurrency Commitment Percentage in such Multicurrency Facility Letter of Credit (including, without limitation, all obligations of the applicable Borrower with respect thereto), any security therefor or guaranty pertaining thereto; provided, that a Letter of Credit issued by an Issuer shall not be deemed to be a Facility Letter of Credit for purposes of this Section 2.19 if such Issuer shall have received written notice from any Lender on or before one Business Day prior to the date of its issuance of such Letter of Credit that one or more of the conditions contained in Sections 4.1, 4.2 or 4.3 are not then satisfied, and, in the event an Issuer receives such a notice, it shall have no further obligation to issue any Letter of Credit until such notice is withdrawn by that Lender or such condition has been effectively waived in accordance with the provisions of this Agreement.

         (b) In the event that an Issuer makes any payment under any Facility Letter of Credit and the applicable Borrower shall not have repaid such amount to the Issuer pursuant to Section 2.19.4, the Issuer shall promptly notify the Administrative Agent and each Lender participating in such Letter of Credit of such failure, and each Lender participating in such Letter of Credit shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuer the amount of such Lender's Funding Commitment Percentage or Multicurrency Commitment Percentage, as the case may be, of the unreimbursed amount of any such payment. If any Lender participating in such Facility Letter of Credit fails to make available to such Issuer, any amounts due to such Issuer pursuant to this Section 2.19.5(b), such Issuer shall be entitled to recover such amount, together with interest thereon at the Federal Funds Effective Rate, for the first three Business Days after such Lender receives such notice and thereafter, at the Floating Rate, payable (i) on demand, (ii) by setoff against any payments made to such Issuer for the account of such Lender or (iii) by payment to such Issuer by the Administrative Agent of amounts otherwise payable to such Lender under this Agreement. The failure of any Lender to make available to the Administrative Agent its Funding Commitment Percentage or Multicurrency Commitment Percentage, as the case may be, of the unreimbursed amount of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent its Funding Commitment Percentage or Multicurrency Commitment Percentage, as the case may be, of the unreimbursed amount of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent its Funding Commitment Percentage or Multicurrency Commitment Percentage, as the case may be, of the unreimbursed amount of any payment on the date such payment is to be made.

         (c) Whenever the Issuer receives a payment on account of a Reimbursement Obligation, including any interest thereon, it shall promptly pay to each Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Lender's Funding Commitment Percentage or Multicurrency Commitment Percentage, as the case may be, thereof.

         (d) The obligations of a Lender to make payments to the Administrative Agent with respect to a Facility Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, set-off, qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances.

         (e) In the event any payment by a Borrower received by the Administrative Agent with respect to a Facility Letter of Credit and distributed by the Administrative Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from the Administrative Agent in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by the Agent, contribute such Lender's Funding Commitment Percentage or Multicurrency Commitment Percentage, as the case may be, of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Administrative Agent upon the amount required to be repaid by it.

         2.19.6 Compensation for Facility Letters of Credit. The Issuer of a Facility Letter of Credit shall have the right to receive, solely for its own account, an issuance fee and fronting fee to be agreed upon by the Issuer and the applicable Borrower as well as the Issuer's reasonable and customary costs of issuing and servicing the Facility Letters of Credit. In addition, such Borrower shall pay to the Administrative Agent for the account of each Lender participating in such Facility Letter of Credit a non-refundable fee at a per annum rate in the amount shown on the Pricing Schedule on Exhibit B applied to the face amount of the Facility Letter of Credit, payable quarterly in advance to all Lenders participating in such Facility Letter of Credit (including the Issuers) ratably from the date such Facility Letter of Credit is issued until its stated expiry date.

         2.19.7 Letter of Credit Collateral Account. Each Borrower hereby agrees that it will, until the final expiration date of any Facility Letter of Credit and thereafter as long as any amount is payable to the Lenders in respect of any Facility Letter of Credit, maintain a special collateral account (the "Letter of Credit Collateral Account") at the Administrative Agent's office at the address specified pursuant to Article XIV, in the name of such Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.1. The Administrative Agent will invest any funds on deposit from time to time in the Letter of Credit Collateral Account in certificates of deposit of the Administrative Agent having a maturity not exceeding 30 days. Nothing in this Section 2.19.7 shall either obligate the Administrative Agent to require any Borrower to deposit any funds in the Letter of Credit Collateral Account or limit the right of the Administrative Agent to release any funds held in the Letter of Credit Collateral Account other than as required by Section 8.1, and the Borrower's obligations to deposit funds in the Letter of Credit Collateral Account are limited to the circumstances required by Section 8.1.

         2.19.8 Nature of Obligations. (a) As among the Borrowers, the Issuers and the Lenders, each Borrower assumes all risks of the acts and omissions of, or misuse of the Facility Letters of Credit by, the respective beneficiaries of the Facility Letters of Credit requested by it. In furtherance and not in limitation of the foregoing, the Issuers and the Lenders shall not be responsible for (i) the forms, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Facility Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of a Facility Letter of Credit to comply fully with conditions required in order to draw upon such Facility Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) errors in interpretation of technical terms; (vi) misapplication by the beneficiary of a Facility Letter of Credit of the proceeds of any drawing under such Facility Letter of Credit; or (vii) any consequences arising from causes beyond the control of the Issuers or the Lenders. In addition to amounts payable as elsewhere provided in this Subsection 2.19, such Borrower hereby agrees to protect, indemnify, pay and save the Agents, each Issuer and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) arising from the claims of third parties against the Agents or such Issuer in respect of any Facility Letter of Credit requested by such Borrower.

         (b) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuers or any Lender under or in connection with the Facility Letters of Credit or any related certificates, if taken or omitted in good faith, shall not put such Issuer or such Lender under any resulting liability to any Borrower or relieve any Borrower of any of its obligations hereunder to the Issuers, the Administrative Agent or any Lender.

         (c) Notwithstanding anything to the contrary contained in this subsection 2.19, a Borrower shall not have any obligation to indemnify an Issuer under this subsection 2.19 in respect of any liability incurred by such Issuer arising primarily out of the reckless or willful misconduct of such Issuer, as determined by a court of competent jurisdiction, or out of the wrongful dishonor by such Issuer of a proper demand for payment made under the Facility Letters of Credit issued by such Issuer as determined by a court of competent jurisdiction, unless such dishonor was made at the request of such Borrower, or out of the wrongful honor by such Issuer of a demand for payment made under the Facility Letters of Credit issued by such Issuer which demand for payment does not comply with the conditions required in order to draw upon such Facility Letter of Credit as determined by a court of competent jurisdiction, unless such honor was made at the request of such Borrower.

         2.20 Application of Payments with Respect to Defaulting Lenders. No payments of principal, interest or fees delivered to the Administrative Agent for the account of any Defaulting Lender shall be delivered by the Administrative Agent to such Defaulting Lender. Instead, such payments shall, for so long as such Defaulting Lender shall be a Defaulting Lender, be held by the Administrative Agent, and the Administrative Agent is hereby authorized and directed by all parties hereto to hold such funds in escrow and apply such funds as follows:

         (i) First, if applicable to any payments due to an Issuer pursuant to
Section 2.19.5; and

         (ii) Second, to Loans required to be made by such Defaulting Lender on any Borrowing Date to the extent such Defaulting Lender fails to make such Loans.

Notwithstanding the foregoing, upon the termination of the Revolving Credit Commitments and the payment and performance of all of the Obligations (other than those owing to a Defaulting Lender), any funds then held in escrow by the Administrative Agent pursuant to the preceding sentence shall be distributed to each Defaulting Lender, pro rata in proportion to amounts that would be due to each Defaulting Lender but for the fact that it is a Defaulting Lender.



                                   ARTICLE III

                         CHANGE IN CIRCUMSTANCES, TAXES

         3.1 Yield Protection. If after the date hereof any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change or modification thereof, or any interpretation thereof, or the compliance of any Lender therewith,

              (a) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from any Borrower or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder (excluding income taxes and franchise taxes (imposed in lieu of income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such

                    Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein, other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), or

              (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Advances), or

              (c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the affected Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans, its Revolving Credit Commitment or its Multicurrency Commitment.

         3.2 Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Company shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (a) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means
(i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3 Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans or Multicurrency Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders with respect to Eurodollar Loans or Requested Multicurrency Lenders with respect to Multicurrency Loans determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar or Eurocurrency Rate Loans are not available or (ii) the interest rate applicable to a Eurocurrency Rate Loan or Eurodollar

Rate Loan does not accurately reflect the cost of making or maintaining such Loans, then the Administrative Agent shall suspend the availability of the affected Type of Loans and require any Loans of the affected Type to be repaid at the end of the Interest Period for the affected Loan.

         3.4 Funding Indemnification. If any payment of a Fixed Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Fixed Rate Advance is not made on the date specified by a Borrower for any reason other than default by the Lenders, such Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed Rate Advance.

         3.5 Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Rate Loans and Multicurrency Rate Loans to reduce any liability of a Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under Section 3.3, so long as such designation is not disadvantageous to such Lender in any material respect. Each Lender shall deliver a written statement of such Lender to the applicable Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall state that amounts determined in accordance with such procedures are being charged by such Lender to other borrowers with credit facilities similar to this Agreement and credit characteristics comparable to the Company as determined by such Lender and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such sections in connection with a Eurodollar Rate Loans and Multicurrency Rate Loans shall be calculated as though each Lender funded such Loans through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the interest rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the applicable Borrower of such written statement. The obligations of the Borrowers under Sections 3.1, 3.2, 3.4 and 3.6 shall survive payment of the Obligations and termination of this Agreement. The Borrowers shall have no obligation to compensate any Lender with respect to amounts provided in Sections 3.1, 3.2, 3.4 or 3.6 with respect to any period prior to the date which is 120 days prior to the date such Lender delivers its written statement hereunder requesting compensation.

         3.6   Taxes.

         3.6.1 All payments of principal and interest made by the Borrowers under this Agreement and any Note, if any, and all reimbursement obligations with respect to Facility Letters of Credit shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income taxes and franchise taxes (imposed in lieu of income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent, any Issuer or any Lender hereunder or under any Note or Facility Letter of Credit, the amounts so payable to the Administrative Agent, such Issuer or such

Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates and in the amounts specified in this Agreement provided, however, that (i) with respect to any Loan or Facility Letter of Credit in U.S. Dollars to the Company, the Company shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of Section 3.6.2, (ii) with respect to any Loan or Facility Letter of Credit in any Available Foreign Currency, a Borrower shall not be required to increase any such amounts payable to any Lender if such Lender fails to comply with the requirements of Section
3.6.3 and (iii) with respect to any Multicurrency Loan or any Multicurrency Facility Letter of Credit, the Foreign Subsidiary Borrower shall not be required to increase any such amounts payable to any Lender or the Administrative Agent to the extent caused by such Lender or the Administrative Agent failing to act through its Designated Office with respect to such Foreign Subsidiary Borrower. Whenever any Non-Excluded Taxes are payable by a Borrower, as promptly as possible thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If a Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.6.2 Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

               (a) at least five Business Days before the date of the initial payment to be made by the Company under this Agreement to such Lender, deliver to the Company and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and
         (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

               (b) deliver to the Company and the Administrative Agent two further copies of any such form or certification at least five Business Days before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Administrative Agent and the Company;

               (c) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Company or the Administrative Agent; and

               (d) file amendments to such forms as and when required; and each Lender (or Transferee) that is incorporated or organized under the laws of the United States of America or a State thereof shall provide two properly completed and duly executed copies of Form W-9, or successor applicable form, at the times specified for delivery of forms under this Section 3.6.2 unless an event (including, without limitation, any change in treaty, law or regulation) has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Company and the Administrative Agent; provided, however, that the Company may rely upon such forms provided to the Company for all periods prior to the occurrence of such event. Each Person that shall become a Lender or a Participant pursuant to Section 13.2 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this Section, provided that in the case of such Participant, the obligations of such Participant pursuant to this Section 3.6.2 shall be determined as if such Participant were a Lender, except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

         3.6.3 Each Lender that is not incorporated or organized under the laws of the jurisdiction under which a Foreign Subsidiary Borrower is incorporated or organized shall, upon request by such Foreign Subsidiary Borrower, within a reasonable period of time after such request, deliver to such Foreign Subsidiary Borrower or the applicable governmental or taxing authority, as the case may be, any form or certificate required in order that any payment by such Foreign Subsidiary Borrower under this Agreement or any Notes to such Lender may be made free and clear of, and without deduction or withholding for or on account of any Non-Excluded Tax (or to allow any such deduction or withholding to be at a reduced rate) imposed on such payment under the laws of the jurisdiction under which such Foreign Subsidiary Borrower is incorporated or organized, provided that such Lender is legally entitled to complete, execute and deliver such form or certificate and such completion, execution or submission would not materially prejudice the legal position of such Lender.

         3.6.4 Each Lender agrees to use reasonable efforts to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section 3.6, provided that such effort shall not impose on any such Lender any additional costs or legal or regulatory burdens deemed by such Lender in its reasonable judgment to be material. In the event that any Lender determines that any event or circumstance that will lead to a claim by it under this Section 3.6 has occurred or will occur, such Lender will use its best efforts to so notify the Company in writing, provided that any failure to provide such notice shall in no way impair the rights of any Lender to demand and receive compensation under this Section 3.6.

         3.7 Substitution of Lender. If (a) the obligation of any Lender to make or maintain Eurodollar Loans has been suspended pursuant to Section 3.3 when not all Lenders' obligations have been suspended, (b) any Lender has demanded compensation under Sections 3.1 or 3.2 when all Lenders have not done so or (c) any Lender is a Defaulting Lender, the Company shall have the right, if no Default then exists, to replace such Lender (a "Replaced Lender") with one or more other lenders (collectively, the "Replacement Lender") acceptable to the Agents, provided that (i) at the time of any replacement pursuant to this
Section 3.7, the Replacement Lender shall enter into one or more Assignments pursuant to which the Replacement Lender shall acquire the Commitments and outstanding Loans and other obligations of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (A) the amount of principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) the amount of all accrued, but theretofore unpaid, fees owing to the Replaced Lender hereunder and
(C) the amount which would be payable by the Borrowers to the Replaced Lender pursuant to Section 3.4, if any, if the Borrowers prepaid at the time of such replacement all of the Loans of such Replaced Lender outstanding at such time and (ii) all obligations of the Borrowers then owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignments, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrowers, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder. The provisions of this Agreement (including without limitation Sections 3.4 and 10.7) shall continue to govern the rights and obligations of a Replaced Lender with respect to any Loans made or any other actions taken by such lender while it was a Lender. Nothing herein shall release any Defaulting Lender from any obligation it may have to any Borrower, either Agent or any other Lender.



                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.1 Closing Conditions. On the Closing Date, the Borrowers shall furnish to the Documentation Agent, with sufficient copies for the Lenders, each of the following:

             (a) Copies of the articles of incorporation or similar organizational documents of each Borrower and of Rockwell International, together with all amendments thereto, and a certificate of good standing or similar governmental evidence of corporate existence, all certified by the Secretary or an Assistant Secretary of each Borrower and Rockwell International, respectively.

             (b) Copies, certified by the Secretary or an Assistant Secretary or other duly authorized representative of each Borrower and of Rockwell International, of its by-laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents or, in the case of Rockwell International, the Rockwell International Guaranty.

             (c) An incumbency certificate, executed by the Secretary or an Assistant Secretary of each Borrower and of Rockwell International, which shall identify by name and title and bear the signature of the officers of such Borrower and of Rockwell International authorized to sign the applicable Loan Documents and to make borrowings hereunder, upon which certificate the Agents and the Lenders shall be entitled to rely until informed of any change in writing by such Borrower or Rockwell International.

             (d) A certificate, signed by any Designated Financial Officer of the Company, stating that on the Closing Date no Default or Unmatured Default has occurred and is continuing.

             (e) A written opinion of the Company's counsel, addressed to the Lenders in substantially the form of Exhibit D hereto.

             (f) A written opinion of Rockwell International's counsel, addressed to the Lenders in substantially the form of Exhibit E hereto.

             (g) Written money transfer instructions, in substantially the form of Exhibit F hereto, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.

             (h) The Rockwell International Guaranty, duly executed by Rockwell International.

             (i) Such other documents as the Documentation Agent or its counsel may have reasonably requested.

         4.2 Initial Advance. The Lenders shall not be required to make the initial Advance hereunder unless the Borrowers shall furnish to the Documentation Agent, with sufficient copies for the Lenders, a certificate, signed by any Designated Financial Officer of the Company, stating that the Spin-Off is expected to be completed within 10 days in all material respects as described in the Registration Statement on Form 10, as amended through Amendment No. 2 ("Form 10") filed with the Securities and Exchange Commission (File No. 1-13093) in connection with the Spin-Off together with evidence satisfactory to the Documentation Agent that the Form 10 has been filed and all necessary approvals and authorizations from any applicable regulatory and other government authorities and other applicable entities and all other necessary approvals to be obtained by Rockwell International and the Company in connection with the Spin-Off have been received and that all other conditions to the Distribution as described in the Form 10, have been satisfied and completed, provided that if the Tax Ruling (as defined in the Form 10) is not received on a timely basis, a satisfactory favorable tax opinion may be substituted in place thereof.

         4.3 Each Advance. The Lenders shall not be required to make any Loans nor shall any Issuer be required to issue any Letter of Credit, unless on the applicable Borrowing Date:

         (a) There exists no Default or Unmatured Default.

         (b) The representations and warranties contained in Article V (except
Section 5.5) are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

         (c) All legal matters incident to the making of such Loans or the issuance of such Facility Letter of Credit shall be satisfactory to the Agents and their counsel.

         (d) If such Loan is an initial Loan to a Foreign Subsidiary Borrower, the Documentation Agent shall have received a Foreign Subsidiary Opinion in respect of such Foreign Subsidiary Borrower and such other documents reasonably requested by the Documentation Agent.

         Each Borrowing notice with respect to each borrowing by a Borrower hereunder or each request for an issuance of a Facility Letter of Credit shall constitute a representation and warranty by the Company and such Borrower that the conditions contained in Sections 4.1(a) and (b) have been satisfied.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         Each of the Company and the Foreign Subsidiary Borrowers (insofar as the representations and warranties set forth below relate solely to such Foreign Subsidiary Borrower) represents and warrants to the Lenders that:

         5.1 Corporate Existence and Standing. Each of the Company and its Subsidiaries is a corporation, partnership, limited liability company or other organization, duly organized and validly existing under the laws of its jurisdiction of organization and has all requisite corporate, partnership, company or similar authority to conduct its business as presently conducted.

         5.2 Authorization and Validity. Each Borrower has the corporate or other power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by each of the Borrowers of the Loan Documents and the performance of their obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which they are a party constitute legal, valid and binding obligations of the Borrowers enforceable against the Borrowers in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by equitable principles affecting the availability of specific performance and other remedies.

         5.3 No Conflict; Government Consent. Neither the execution and delivery by the Borrowers of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any of its Subsidiaries or the Company's or any Subsidiary's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Company or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than any Lien permitted by Section 6.14) in, of or on the Property of the Company or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement, except for any such violation, conflict or default as would not reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

         5.4 Financial Statements. The September 30, 1996 consolidated financial statements of Rockwell International and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of Rockwell International and its Subsidiaries at such date and the consolidated results of their operations for the period then ended. The pro forma consolidated financial statements of the Company and its Subsidiaries included in the Form 10 heretofore delivered to the Lenders fairly present the pro forma consolidated financial condition of the Company and its Subsidiaries after giving effect to the Spin-Off in accordance with generally accepted accounting principles and were prepared in accordance with the applicable requirements of Rule 11-02 of the Securities and Exchange Commission's Regulation S-X, including without limitation containing reasonable assumptions and giving appropriate effect to those assumptions. The projected statements of income and cash flows of the Company contained in the Confidential Information Memorandum dated July 1997 delivered to the Lenders (the "Projections") are based on estimates and assumptions considered reasonable by the Company's management and the best information available to the Company's management at the time made, and use information consistent with the plans of the Company. However, the Projections are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of the Company. Accordingly, there can be no assurance that the projected results will be realized or that actual results will not be significantly lower or higher than those projected.

         5.5 Material Adverse Change. As of the Closing Date, since September 30, 1996, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, the Automotive Business (as described in the Form 10) or, so long as Rockwell International is a Guarantor, of Rockwell International and its subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         5.6 Taxes. The Company and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes shown as due pursuant to said returns or pursuant to any assessment received by the Company or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien (other than as permitted by Section 6.14) exists and such failures to file or pay, if any, as would not reasonably be expected to have a Material Adverse Effect. No tax liens have been filed and no claims are being asserted with respect to any such taxes, other than as permitted by Section 6.14. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

         5.7 Litigation and Contingent Obligations. Except as set forth on
Schedule 5.7 hereto, there is no litigation, arbitration or proceeding pending or, to the knowledge of any of their executive officers, any governmental investigation or inquiry pending or any litigation, arbitration, governmental investigation, proceeding or inquiry threatened against or affecting the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of the Loans or Advances. Other than any liability incident to such litigation, arbitration or proceedings, the Company and its Subsidiaries have no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

         5.8 Subsidiaries. Schedule 5.8 hereto contains an accurate list of all Subsidiaries of the Company as of the date of this Agreement, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Company or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries held by the Company have been duly authorized and issued and are fully paid and non-assessable.

         5.9 ERISA. Each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan. Each member of the Controlled Group is in compliance with the applicable provisions of ERISA and the Code with respect to each Plan except where such non compliance would not have a Material Adverse Effect. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event which has or may result in any material liability has occurred with respect to any Plan, and no steps have been taken to reorganize or terminate any Single Employer Plan. No member of the Controlled Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Single Employer Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any material, actual liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         5.10 Accuracy of Information. No information, exhibit or report furnished by the Company or any of its Subsidiaries in writing to the Administrative Agent or to any Lender in connection with the negotiation of the Loan Documents, including without limitation the Form 10, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, as of the date thereof.

         5.11 Regulation U. Margin Stock constitutes less than 25% of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         5.12 Material Agreements. Neither the Company nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party (including any agreement or instrument evidencing or governing Indebtedness), which default could reasonably be expected to have a Material Adverse Effect.

         5.13 Compliance With Laws. The Company and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property if failure to comply could reasonably be expected to have a Material Adverse Effect.

         5.14 Plan Assets; Prohibited Transactions. The Company and its Subsidiaries have not engaged in any prohibited transaction within the meaning of Section 4.06 of ERISA or Section 4975 of the Code which could result in any material liability; and neither the execution of this Agreement nor the making of Loans (assuming that the Lenders do not fund any of the Loans with any "plan assets" as defined above) hereunder give rise to a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

         5.15 Environmental Matters. In the ordinary course of its business, the officers of the Company consider the effect of Environmental Laws on the business of the Company and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Company and its Subsidiaries due to Environmental Laws. On the basis of this consideration, the Company has reasonably concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

         5.16 Investment Company Act. No Borrower is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.17 Public Utility Holding Company Act. No Borrower is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.18 Foreign Subsidiary Borrowers. (a) Upon completion of the Spin-Off, each Foreign Subsidiary Borrower will be a direct or indirect Wholly-Owned Subsidiary of the Company (excluding director qualifying shares); and

            (b) Each Foreign Subsidiary Borrower will have, upon becoming a party hereto, all right and authority to enter into this Agreement and each other Loan Document to which it is a party, and to perform all of its obligations under this and each other Loan Document to which it is a party; all of the foregoing actions will have been taken prior to any request for Loans by such Borrower, duly authorized by all necessary action on the part of such Borrower, and when such Foreign Subsidiary Borrower becomes a party hereto, this Agreement and each other Loan Document to which it is a party will constitute valid and binding obligations of such Borrower enforceable in accordance with their respective terms except as such terms may be limited by the application of bankruptcy, moratorium, insolvency and similar laws affecting the rights of creditors generally and by equitable principles affecting the availability of specific performance and other remedies.



                                   ARTICLE VI

                                    COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1 Financial Reporting. The Company will maintain, for itself and each Subsidiary, a system of accounting enabling it to provide consolidated financial statements for the Company and each Subsidiary in accordance with Agreement Accounting Principles and furnish to the Lenders:

             (i) Within 120 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Company's independent certified public accountants) audit report certified by nationally recognized independent certified public accountants certifying that the Company's consolidated financial statements are fairly stated in all material respects, in accordance with Agreement Accounting Principles for itself and the Subsidiaries, including balance sheets as of the end of such period, related income statements, and statements of cash flows, accompanied by a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

             (ii) Within 60 days after the close of the first three quarterly periods of each of its fiscal years, for itself and the Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and related income statement and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by a Designated Financial Officer of the Company.

             (iii) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit C hereto signed by a Designated Financial Officer of the Company showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof. The Company may, at its option, satisfy its obligations to deliver financial statements under Section 6.1(i) and
         (ii) hereof by delivery of its Form 10-K and 10-Q, respectively, for any relevant fiscal year or quarterly period, as filed by the Company with the Securities and Exchange Commission.

             (iv) As soon as possible and in any event within 10 days after (x) receipt by the Company, and (y) a determination is made by the Company concerning a Material Adverse Effect with respect thereto, a copy of
         (a) any notice or claim to the effect, that the Company or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Company, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Company or any of its Subsidiaries, and (c) any notice of occurrence of any Reportable Event, which, in each case, could reasonably be expected to have a Material Adverse Effect.

             (v) Promptly upon the furnishing thereof to the shareholders of the Company, copies of all financial statements, reports and proxy statements so furnished.

             (vi) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other reports which the Company or any of its Subsidiaries files with the Securities and Exchange Commission, including without limitation all reports on Form 10-K, 10-Q and 8-K, and which are not otherwise delivered to the Lenders hereunder.

             (vii) Such other information (including non-financial information) concerning the Company and its Subsidiaries as the Administrative Agent or any Lender may from time to time reasonably request.

         6.2 Use of Proceeds. The Company will, and will cause each Subsidiary to, use the proceeds of the Advances to make a special payment or distribution to Rockwell International in the approximate amount of $450,000,000 in connection with the Spin-Off as described in the Form 10, for working capital or general corporate purposes (including Acquisitions and Investments), and to repay outstanding Advances. None of the proceeds of any of the Advances made under this Agreement will be used, whether directly or indirectly, in violation of any applicable law or regulation, including without limitation Regulations G, T, U or X.

         6.3 Notice of Default. The Company will give prompt notice in writing to the Agents of the occurrence of any Default or Unmatured Default.

         6.4 Conduct of Business. The Company will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing in its jurisdiction of organization (subject to Sections 6.11, 6.12 and 6.13) and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except in any such case where such failure would not reasonably be expected to have a Material Adverse Effect.

         6.5 Taxes. The Company will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles and those which the failure to file or pay would not reasonably be expected to have a Material Adverse Effect.

         6.6 Insurance. The Company will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on their Property in such amounts (with such customary deductibles, exclusions and self insurance) and covering such risks as management of the Company reasonably considers consistent with sound business practice, and the Company will furnish to any Lender upon request such information as to the insurance carried as may be reasonably requested by either Agent on behalf of such Lender.

         6.7 Compliance with Laws. The Company will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject except for such noncompliance as would not reasonably be expected to have a Material Adverse Effect.

         6.8 Maintenance of Properties. The Company will, and will cause each Subsidiary to, do all things reasonably necessary to maintain, preserve, protect and keep its material Property in good repair, working order and condition (ordinary wear and tear excepted), and make all reasonably necessary and proper repairs, renewals and replacements.

         6.9 Inspection. The Company will, and will cause each Subsidiary to, permit the Administrative Agent and the Documentation Agent, by their respective representatives and agents, and any reasonable number of representatives of the Lenders, to inspect (at no cost to any Borrower) any of the Property, corporate books and financial records of the Company and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or the Documentation Agent, as the case may be, may designate.

         6.10 Subsidiary Indebtedness. The Company will not permit any Subsidiary to create, incur or suffer to exist any Indebtedness, except:

              (i) The Loans.

              (ii) Indebtedness existing as of the Distribution Date in an aggregate principal outstanding amount not to exceed $50,000,000.

              (iii) Indebtedness of any Subsidiary to the Company or any other Subsidiary.

              (iv) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that such Indebtedness existed at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary.

              (v) any refunding or refinancing of any Indebtedness referred to in clauses (i) through (iv) above, provided that any such refunding or refinancing of Indebtedness referred to in clause (ii) or (iv) does not increase the principal amount thereof.

              (vi) Other Indebtedness; provided that, at the time of the creation, incurrence or assumption of such other Indebtedness and after giving effect thereto, the aggregate amount of all such other Indebtedness of the Subsidiaries does not exceed an amount equal to 50% of Net Worth at such time.

         6.11 Merger. The Company will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that, provided that no Default or Unmatured Default shall have occurred and be continuing or would result therefrom on a pro forma basis reasonably acceptable to the Agents, the Company may merge or consolidate with any other U.S. corporation and each Subsidiary may merge or consolidate with any other Person, provided, further, that (i) in the case of any such merger or consolidation involving the Company, the Company is the surviving corporation and (ii) in the case of any such merger or consolidation involving a Foreign Subsidiary Borrower, the surviving corporation assumes all of such Borrower's obligations under this Agreement and remains or becomes a Foreign Subsidiary Borrower.

         6.12 Sale of Assets. The Company will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property, to any other Person (other than the Company or a Wholly-Owned Subsidiary), except:

              (i) Sales of inventory, marketable securities and cash equivalents in the ordinary course of business and sales or other dispositions of Margin Stock at any time.

              (ii) Sales or other dispositions of accounts receivable payable within 90 days of the date of sale.

              (iii) Sales, leases or other dispositions of obsolete Property or Property no longer used or useful in the business of the Company or its Subsidiaries.

              (iv) Sales or other dispositions of Property that is replaced within eighteen months of such sale or other disposition with other Property which has a fair market value not materially less than the Property sold or otherwise disposed of.

              (v) Sales or other dispositions of motor vehicles, office or other equipment in the ordinary course of business and not material in aggregate amount.

              (vi) Sales of financial instruments of the Company and its Subsidiaries existing as of the Distribution Date that do not in the aggregate have a value in excess of $30,000,000.

              (vii) Other leases, sales or other dispositions of its Property that, together with all other Property of the Company and its Subsidiaries previously leased, sold or disposed of (other than as provided in clauses (i) through (vi) above) as permitted by this Section during the twelve-month period ending with the month prior to the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Company and its Subsidiaries.

         6.13 Investments and Acquisitions. The Company will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries which are not Wholly-Owned Subsidiaries), or commitments therefor, or make any Acquisition of any Person, if, after giving effect to such Investment or Acquisition, on a pro forma basis (a) any Default or Unmatured Default shall have occurred and be continuing or (b) more than 30% of the projected consolidated net income of the Company and its Subsidiaries (determined in accordance with Agreement Accounting Principles) for the twelve month period following such Investment or Acquisition will be derived from fields of enterprise which are not substantially the same as those conducted by the Automotive Business (as defined in the Form 10) operations of Rockwell International as of the Distribution Date.

         6.14 Liens. The Company will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Company or any of its Subsidiaries, except:

              (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

              (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 90 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

              (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

              (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or the Subsidiaries.

              (v) Liens existing on the Distribution Date on assets of Subsidiaries of the Company, in the case of any Person that becomes a Subsidiary on the Distribution Date, and not created in contemplation of the Spin-Off, provided that no increase in the principal amount secured thereby shall be permitted.

              (vi) Liens in favor of the Company or any Lien granted by any Subsidiary in favor of a Wholly-Owned Subsidiary.

              (vii) Liens existing on such Property at the time of its acquisition (directly or indirectly) (other than any such Lien created in contemplation of such acquisition).

              (viii) Liens on the Property of a Person that is merged with or into the Company or a Subsidiary or of a Person that becomes a Subsidiary after the Closing Date (in each case to the extent such merger, Acquisition or Investment is otherwise permitted by this Agreement), provided that (A) such Liens existed at the time such Person was so merged or became a Subsidiary and were not created in anticipation of any such transaction, (B) any such Lien does not by its terms cover any additional property or assets acquired after the time such Person was so merged or became a Subsidiary, and (C) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time such Person was so merged or became a Subsidiary.

              (ix) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of the Company or any Subsidiary.

              (x) Bank setoff rights arising in the ordinary course of business.

              (xi) Deposits or Liens to secure the performance (and not securing any Indebtedness) of statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business.

              (xii) Judgment or other similar Liens arising in connection with legal proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings and the Company or such Subsidiary, as the case may be, has established appropriate reserves against such claims in accordance with Agreement Accounting Principles.

              (xiii) Any interest or title of a lessor in the property subject to any Capitalized Lease Obligation (to the extent such Capitalized Lease Obligation is otherwise permitted by this Agreement) or operating lease.

              (xiv) Liens arising under the Loan Documents, including Section 2.19.7.

              (xv) Liens arising in connection with sales or other dispositions of accounts receivable permitted by Section 6.12(ii).

              (xvi) Any extension, renewal or replacement (or successive extension, renewal, or replacement) in whole or in part, of any Lien referred to in the foregoing clauses (i) through (xv) inclusive; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).

              (xvii) Liens securing Indebtedness which are not otherwise permitted by the foregoing clauses of this Section 6.14, provided that the aggregate outstanding principal amount of the Indebtedness secured by all such Liens shall not exceed 50% of Net Worth:

provided, however, that the restrictions set forth in this Section 6.14 shall not apply to Margin Stock if and to the extent that the value of the Margin Stock with respect to which the rights of the Company and its Subsidiaries are restricted by this Section 6.14 would otherwise exceed 25% of the value of all assets with respect to which the rights of the Company and its Subsidiaries are restricted by this Section 6.14.

         6.15 Affiliates. The Company will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms (taken as a whole) no less favorable to the Company or such Subsidiary than the Company or such Subsidiary would obtain in a comparable arms-length transaction.

         6.16 Contingent Obligations. The Company will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary) in respect of any Indebtedness, except (i) by endorsement of instruments for deposit or collection in the ordinary course of business; (ii) Contingent Obligations of any Subsidiary with respect to Indebtedness of another Subsidiary or the Company and Contingent Obligations of the Company with respect to Indebtedness of a Subsidiary; (iii) Contingent Obligations of the Company under Article IX; (iv) Contingent Obligations existing on the Distribution Date;
(v) Contingent Obligations with respect to the Facility Letters of Credit; (vi) Contingent Obligations under Rate Hedging Agreements; (vii) Contingent Obligations with respect to customary indemnifications and purchase price adjustment obligations incurred in connection with mergers, Acquisitions, Investments and sales of assets (in each case to the extent such merger, Acquisition, Investment or sale of assets is otherwise permitted by this Agreement); (viii) Contingent Obligations with respect to Indebtedness permitted by Section 6.10; (ix) Contingent Obligations with respect to customary product and service warranties; (x) Contingent Obligations with respect to director's, officer's and other indemnities set forth in any Borrower's or Subsidiary's organizational documents as in effect from time to time; and (xi) other Contingent Obligations, provided that the Indebtedness and other liabilities guaranteed or supported thereby does not exceed in the aggregate for the Company and all of its Subsidiaries an amount equal to 50% of Net Worth.

         6.17 Debt Ratio. The Company shall not permit its Debt Ratio, calculated on a consolidated basis for the Company and its Subsidiaries, to exceed 3.0 to 1.0 on the last day of any fiscal quarter.

         6.18 Net Worth. The Company shall maintain, on the last day of each month after the Distribution Date, a Net Worth at least equal to the greater of
(a) 70% of the Net Worth of the Company and its Subsidiaries on the date the Spin-Off is completed (after giving effect thereto) and (b) $150,000,000.



                                   ARTICLE VII

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

         7.1 Any representation or warranty made or deemed made by or on behalf of the Company or its Subsidiaries to the Lenders or the Agents in any Loan Document, in connection with any Loan or Facility Letter of Credit, or in any certificate or information delivered in writing in connection with any Loan Document or a representation or warranty made or deemed made by or on behalf of Rockwell International to the Lenders or the Agents in the Rockwell International Guaranty or in any certificate or information delivered in writing in connection with any Loan Document shall be false in any material respect on the date as of which made.

         7.2 Nonpayment of principal of any Loan when due, or nonpayment of interest on any Loan or of any facility fee within three Business Days after the same becomes due, or nonpayment of any other obligations under any of the Loan Documents within ten days after the same becomes due.

         7.3 The breach by any Borrower of any of the terms or provisions of Sections 6.3, 6.10, 6.11, 6.12, 6.13, 6.15, 6.16, 6.17 or 6.18.

         7.4 The breach by any Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement or any other Loan Document which is not remedied within 30 days after written notice from any Agent.

         7.5 Failure of the Company or any of its Subsidiaries or any Guarantor to pay when due any Indebtedness or Rate Hedging Obligations aggregating in excess of $20,000,000 ("Material Indebtedness"); or the default by the Company or any of its Subsidiaries or any Guarantor in the performance of any term, provision or condition (other than such a term, provision or condition to or for the benefit of a Lender or Affiliate thereof restricting the sale, pledge or other disposition by the Company or any Subsidiary of Margin Stock having a value in excess of 25% of the value of the assets referred to in Section 221.2(g)(2)(i) of Regulation U unless the Board of Governors of the Federal Reserve System or its staff advises the Agents in writing that the existence of this Section 7.5 without this parenthetical exception would not in such circumstances render this Agreement "secured directly or indirectly by margin stock" within the meaning of its Regulation U) contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Company or any of its Subsidiaries or any Guarantor shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Company or any of its Subsidiaries or any Guarantor shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

         7.6 The Company, any of its Significant Subsidiaries, any other Borrower or any Guarantor shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect,
(ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

         7.7 Without its application, approval or consent, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company, any of its Significant Subsidiaries, any other Borrower or any Guarantor or any Substantial Portion of their respective Property, or a proceeding described in
Section 7.6(iv) shall be instituted against the Company, any of its Significant Subsidiaries, any other Borrower or any Guarantor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

         7.8 Any court, government or governmental agency shall without appropriate compensation condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of the Company and its Subsidiaries or any Guarantor which, when taken together with all other Property of the Company and its Subsidiaries or any Guarantor so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion and is reasonably likely to have a Material Adverse Effect.

         7.9 The Company or any of its Subsidiaries shall fail within 90 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $20,000,000, which is not stayed on appeal.

         7.10 Any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $20,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Single Employer Plan with Unfunded Liabilities in excess of $20,000,000 (a "Material Plan") shall be filed under Section 4041(c) of ERISA by any member of the Controlled Group, any plan administrator or any combination of the foregoing; or PBGC shall institute proceedings under which it is likely to prevail under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which causes one or more members of the Controlled Group to incur a current payment obligation in excess of $20,000,000.

         7.11 The Company or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to the release by the Company or any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, or any violation of any federal, state or local environmental, health or safety law or regulation, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         7.12 The Company Guaranty or the Rockwell International Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Company Guaranty or the Rockwell International Guaranty, or any Guarantor shall fail to observe or comply with any of the terms or provisions of any guaranty to which it is a party, or any Guarantor denies that it has any further liability under any guaranty to which it is a party, or gives notice to such effect; provided, however, that this Section 7.12 shall not apply to the Rockwell International Guaranty or to Rockwell International as a Guarantor after termination of the Rockwell International Guaranty in accordance with the terms thereof.

         7.13 The occurrence of any Change in Control.

         7.14 Unless the Borrowers have complied with the provisions of Section
2.9.10 on or before December 31, 1997, the Spin-Off shall not be completed in all material respects on or before December 31, 1997 substantially in accordance with the terms of the Spin-Off described in the Form 10, including without limitation the transfer of substantially all assets to the Company as described in the Form 10 and the satisfaction of substantially all conditions precedent to the Distribution as provided in the Distribution Agreement, a copy of which has previously been delivered to the Lenders prior to the Closing Date, provided that if the Tax Ruling (as defined in the Form 10) is not received on a timely basis a satisfactory favorable tax opinion may be substituted in place thereof.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         8.1 Acceleration. (a) If any Default described in Section 7.6 or 7.7 occurs, (i) the obligations of the Lenders to make Loans hereunder and the obligations of the Issuers to issue Facility Letters of Credit shall automatically terminate and the Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which the Borrowers hereby expressly waive and without any election or action on the part of either Agent or any Lender and (ii) each Borrower will be and become thereby unconditionally obligated, without the need for demand or the necessity of any act or evidence, to deliver to the Administrative Agent, at its address specified pursuant to Article XIV, for deposit into the Letter of Credit Collateral Account, an amount (the "Collateral Shortfall Amount") equal to the excess, if any, of

         (A) 100% of the sum of the aggregate maximum amount remaining available to be drawn under the Facility Letters of Credit requested by such Borrower (assuming compliance with all conditions for drawing thereunder) issued by an Issuer and outstanding as of such time, over

         (B) the amount on deposit for such Borrower in the Letter of Credit Collateral Account at such time that is free and clear of all rights and claims of third parties (other than the Agents and the Lenders) and that has not been applied by the Lenders against the Obligations of such Borrower.

         (b) If any Default occurs and is continuing (other than a Default described in Section 7.6 or 7.7), (i) the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans and the obligation of the Issuers to issue Facility Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon (if so declared) the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrowers hereby expressly waive and (ii) the Required Lenders may, upon notice delivered to the Borrowers with outstanding Facility Letters of Credit and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on each such Borrower to deliver (and each such Borrower will, forthwith upon demand by the Required Lenders and without necessity of further act or evidence, be and become thereby unconditionally obligated to deliver), to the Administrative Agent, at its address specified pursuant to Article XIV, for deposit into the Letter of Credit Collateral Account an amount equal to the Collateral Shortfall Amount payable by such Borrower.

         (c) If at any time while any Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Administrative Agent may make demand on the Borrowers with outstanding Facility Letters of Credit to deliver (and each such Borrower will, forthwith upon demand by the Administrative Agent and without necessity of further act or evidence, be and become thereby unconditionally obligated to deliver), to the Administrative Agent as additional funds to be deposited and held in the Letter of Credit Collateral Account an amount equal to such Collateral Shortfall Amount payable by such Borrower at such time.

         (d) The Administrative Agent may at any time or from time to time after funds are deposited in the Letter of Credit Collateral Account, apply such funds to the payment of the Obligations of the relevant Borrowers and any other amounts as shall from time to time have become due and payable by the relevant Borrowers to the Lenders under the Loan Documents.

         (e) Neither the Borrowers nor any Person claiming on behalf of or through the Borrowers shall have any right to withdraw any of the funds held in the Letter of Credit Collateral Account. After all of the Obligations have been indefeasibly paid in full, any funds remaining in the Letter of Credit Collateral Account shall be returned by the Administrative Agent to the applicable Borrower(s) or paid to whoever may be legally entitled thereto at such time.

         (f) The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any Persons with respect to any such funds.

         8.2   Amendments.

         8.2.1 Subject to the provisions of this Article VIII, the Required Lenders (or the Documentation Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

         (a) Extend the final maturity of any Loan, Note or Reimbursement Obligation or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

         (b) Reduce the percentage specified in the definition of Required Lenders.

         (c) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.9, or increase the amount of the Multicurrency Commitment or Revolving Credit Commitment of any Lender hereunder, or permit any Borrower to assign its rights under this Agreement.

         (d) Amend this Section 8.2.1.

         (e) Release any Guarantor or reduce any obligation of any Guarantor in its capacity as a guarantor of the Obligations, other than the release of Rockwell International from the Rockwell International Guaranty in accordance with the provisions of the Rockwell International Guaranty.

         8.2.2 In addition to amendments effected pursuant to the foregoing,
Schedule 3 may be amended as follows:

               (i) Schedule 3 will be amended to add Subsidiaries of the Company as additional Foreign Subsidiary Borrowers upon (A) execution and delivery by the Company, any such Foreign Subsidiary Borrower and the Documentation Agent, of a Joinder Agreement providing for any such Subsidiary to become a Foreign Subsidiary Borrower, and (B) delivery to the Documentation Agent of (a) a Foreign Subsidiary Opinion in respect of such additional Foreign Subsidiary Borrower and (b) such other documents with respect thereto as the Documentation Agent shall reasonably request.

               (ii) Schedule 3 will be amended to remove any Subsidiary as a Foreign Subsidiary Borrower upon (A) written notice by the Company to the Administrative Agent to such effect and (B) repayment in full of all outstanding Loans of such Foreign Subsidiary Borrower.

         8.2.3 No amendment of any provision of this Agreement relating to either Agent shall be effective without the written consent of such Agent. The Administrative Agent may waive payment of the fee required under Section 13.3.2 without obtaining the consent of any other party to this Agreement.

         8.3 Preservation of Rights. No delay or omission of the Lenders or either Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrowers to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to either Agent and the Lenders until the Obligations have been paid in full.



                                   ARTICLE IX

                                    GUARANTEE

         9.1 Guarantee. (a) The Company hereby unconditionally and irrevocably guarantees to the Agents and the Lenders and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Foreign Subsidiary Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

         (b) The Company further agrees to pay any and all expenses
(including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by either Agent, or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Company under this Section. This Section shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrowers may be free from any Obligations.

         (c) No payment or payments made by any Borrower or any other Person or received or collected by either Agent or any Lender from any Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Company hereunder which shall, notwithstanding any such payment or payments, remain liable hereunder for the Obligations until the Obligations are paid in full and the Commitments are terminated.

         (d) The Company agrees that whenever, at any time, or from time to time, it shall make any payment to either Agent or any Lender on account of its liability under this Section, it will notify the Agents and such Lender in writing that such payment is made under this Section for such purpose.

         9.2 No Subrogation. Notwithstanding any payment or payments made by the Company hereunder, or any set-off or application of funds of the Company by either Agent or any Lender, the Company shall not be entitled to be subrogated to any of the rights of either Agent or any Lender against the Borrowers or against any collateral security or guarantee or right of offset held by either Agent or any Lender for the payment of the Obligations, nor shall the Company seek or be entitled to seek any contribution or reimbursement from the Borrowers in respect of payments made by the Company hereunder, until all amounts owing to the Agents and the Lenders by the Borrowers on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Company on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Company in trust for the Agents and the Lenders, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, be turned over to the Administrative Agent in the exact form received by the Company (duly endorsed by the Company to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as Administrative Agent may determine. The provisions of this paragraph shall survive the termination of this Agreement and the payment in full of the Obligations and the termination of the Commitments.

         9.3 Amendments, etc. with respect to the Obligations; Waiver of Rights. The Company shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Company, and without notice to or further assent by the Company, any demand for payment of any of the Obligations made by either Agent or any Lender may be rescinded by such Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by either Agent or any Lender, and any Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the provisions thereof as either Agent (or the requisite Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by either Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. None of either Agent or any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against the Company, either Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrowers or any other guarantor, and any failure by either Agent or any Lender to make any such demand or to collect any payments from the Borrowers or any such other guarantor or any release of the Borrowers or such other guarantor shall not relieve the Company of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of either Agent or any Lender against the Company. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         9.4 Guarantee Absolute and Unconditional. The Company waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by either Agent or any Lender upon this Agreement or acceptance of this Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Agreement; and all dealings between the Borrowers and the Company, on the one hand, and the Agents and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. The Company waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrowers and the Company with respect to the Obligations. This Article IX shall be construed as a

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continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity, regularity or enforceability of this Agreement, any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by either Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance by the Borrowers) which may at any time be available to or be asserted by the Borrowers against either Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers or the Company) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for the Obligations, or of the Company under this
Section 9.4, in bankruptcy or in any other instance (other than a defense of payment or performance by the Borrowers). When pursuing its rights and remedies hereunder against the Company, either Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrowers or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by either Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrowers or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrowers or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Company of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of either Agent or any Lender against the Company. This Article IX shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Company and its successors and assigns, and shall inure to the benefit of the Agents and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Company under this Agreement shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Borrowers may be free from any Obligations.

         9.5 Reinstatement. This Article IX shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by either Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

         9.6 Payments. The Company hereby agrees that all payments required to be made by it hereunder will be made to the Administrative Agent without set-off or counterclaim in accordance with the terms of the Obligations, including, without limitation, in the currency in which payment is due.



                                    ARTICLE X

                               GENERAL PROVISIONS

         10.1 Survival of Representations. All representations and warranties of the Borrowers contained in this Agreement shall survive delivery of the Loan Documents and the making of the Loans herein contemplated.

         10.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to a Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

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         10.3 Taxes. Any taxes (excluding income taxes and franchise taxes
(imposed in lieu of income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document)) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Company, together with interest and penalties, if any.

         10.4 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         10.5 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Agents and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agents and the Lenders relating to the subject matter thereof other than any fee letters among any Borrowers and either of the Agents and any other agreements of any of the Borrowers with either Agent which survive the execution of the Loan Documents.

         10.6 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which either Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         10.7 Expenses; Indemnification. The Company shall reimburse each Agent for any reasonable costs and out-of-pocket expenses (including reasonable fees and time charges of attorneys for such Agent, which attorneys may be employees of such Agent) paid or incurred by such Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification and administration of the Loan Documents, except as otherwise agreed in writing from time to time. The Company also agrees to reimburse the Agents and the Lenders for any reasonable costs, and out-of-pocket expenses (including reasonable fees and time charges of attorneys for the Agents and the Lenders, which attorneys may be employees of the Agents or the Lenders) paid or incurred by either Agent or any Lender in connection with the collection and enforcement of the Loan Documents subject to the limitations set forth below. The Company further agrees to indemnify each Agent and each Lender, and their respective directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not either Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan subject to the limitations set forth below, provided that the Company shall have no obligation to indemnify any person in respect of any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings except as (and to the extent) provided in Section 3.6 and Section 10.3 hereof. The Company shall have no obligation to indemnify any Agent or Lender (or their respective directors, officers and employees) to the extent that any losses, claims, damages, penalties, judgments, liabilities and expenses are determined by a court of competent jurisdiction in a final, non-appealable order to have resulted from the gross negligence or wilful misconduct of, or violation of applicable laws or any of the Loan Documents by, any such Person. The obligations of the Company under this Section shall survive the termination of this Agreement.

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
         10.8 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the appropriate Agent with sufficient counterparts so that each Agent may furnish one to each of the Lenders.

         10.9 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

         10.10 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         10.11 Nonliability of Lenders. The relationship between the Borrowers and the Lenders and the Agents shall be solely that of borrower and lender. Neither either Agent nor any Lender shall have any fiduciary responsibilities to any Borrower. Neither either Agent nor any Lender undertakes any responsibility to any Borrower to review or inform any Borrower of any matter in connection with any phase of such Borrower's business or operations. Each Borrower agrees that neither either Agent nor any Lender shall have liability to any Borrower (whether sounding in tort, contract or otherwise) for losses suffered by any Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined by a court of competent jurisdiction in a final and non-appealable order that such losses resulted from the gross negligence or willful misconduct of, or violation of applicable laws or any of the Loan Documents by, the party from which recovery is sought. Neither either Agent nor any Lender shall have any liability with respect to, and each Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrowers in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         10.12 Confidentiality. Each Lender agrees to hold any confidential information which it may receive from any Borrower pursuant to this Agreement in confidence, and will not disclose or use for any purpose other than its credit evaluation under this Agreement such confidential information, except for disclosure; (i) to any Transferee or prospective Transferee to the extent provided in Section 13.4; (ii) to legal counsel, accountants and other professional advisors to that Lender to the extent necessary to advise that Lender concerning its rights or obligations in respect of this Agreement; provided that such professional advisor agrees to hold any confidential information which it may receive in confidence and not to disclose or use such confidential information for any purpose other than advising that Lender with respect to its rights and obligations under this Agreement; (iii) to regulatory officials to the extent required by applicable law, rule, regulations, order, policy or directive (whether or not any such policy or directive has the force of law); and (iv) pursuant to any order of any court, arbitrator or Governmental Authority of competent jurisdiction (or as otherwise required by law); provided, however, that the Lender (or other Person given confidential information by such Lender) shall provide the Company with prompt notice of any such required disclosure so that the Company may seek a protective order or other appropriate remedy, and in the event that such protective order or other remedy is not obtained, such Lender (or such other Person) will furnish only that portion of the confidential information which is legally required.

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
         10.13 Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.



                                   ARTICLE XI

                                   THE AGENTS

         11.1 Appointment; Nature of Relationship. Morgan Guaranty Trust Company of New York is hereby appointed by the Lenders as the Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. NBD Bank is hereby appointed by the Lenders as the Documentation Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Documentation Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and any other Loan Documents. Each Agent agrees to act as such contractual representative upon the express conditions contained in this Article XI. Notwithstanding the use of the defined terms "Administrative Agent," "Documentation Agent", and "Agents", it is expressly understood and agreed that neither Agent shall have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that each Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, each Agent (i) does not hereby assume any fiduciary duties to any of the Lenders,
(ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against either Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         11.2 Powers. Each Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to such Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. Neither Agent shall have any implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by such Agent.

         11.3 General Immunity. Neither Agent nor any of their respective directors, officers, agents or employees shall be liable to the Borrowers, the Lenders or any Lender for (a) any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct; or
(b) any determination by either Agent that compliance with any law or any governmental or quasi-governmental rule, regulation, order, policy, guideline or directive (whether or not having the force of law) requires the Advances and Commitments hereunder to be classified as being part of a "highly leveraged transaction".

         11.4 No Responsibility for Loans, Recitals, etc. Neither Agent nor any of their directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any

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obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV; (iv) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security. Neither Agent shall have any duty to disclose to the Lenders information that is not required to be furnished by the Borrowers to such Agent at such time, but is voluntarily furnished by the Borrowers to such Agent (either in its capacity as an Agent or in its individual capacity).

         11.5 Action on Instructions of Lenders. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or all Lenders if required under Section 8.2.1), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of the Obligations. The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. Each Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         11.6 Employment of Agents and Counsel. Each Agent may execute any of its duties as an Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Each Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

         11.7 Reliance on Documents; Counsel. Each Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by such Agent, which counsel may be employees of such Agent.

         11.8 Agents' Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify (to the extent not reimbursed by a Borrower and without limiting the obligation of any Borrower to do so) each Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Company for which such Agent is entitled to reimbursement by the Company or the other Borrowers under the Loan Documents, (ii) for any other expenses incurred by such Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of such Agent. The obligations of the Lenders under this Section 11.8 shall survive payment of the Obligations and termination of this Agreement.

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         11.9  Notice of Default. Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless such Agent has received written notice from a Lender or a Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that either Agent receives such a notice, such Agent shall give prompt notice thereof to the Lenders.

         11.10 Rights as a Lender. In the event either Agent is a Lender, such Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not an Agent, and the term "Lender" or "Lenders" shall, at any time when such Agent is a Lender, unless the context otherwise indicates, include such Agent in its individual capacity. Either Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, the Company or any of its Subsidiaries in which the Company or such Subsidiary is not restricted hereby from engaging with any other Person.

         11.11 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon either Agent or any other Lender and based on the financial statements prepared by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         11.12 Successor Agents. Either Agent may resign at any time by giving written notice thereof to the Lenders and the Company, such resignation to be effective upon the appointment of such a successor Agent or, if no such successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Either Agent may be removed at any time with or without cause by written notice received by such Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Agent to such Agent. If no such successor Agent shall have been so appointed by the Required Lenders within thirty days after such resigning Agent's giving notice of its intention to resign, then such resigning Agent may appoint, on behalf of the Company and the Lenders, a successor Agent for itself. If either Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of such Agent hereunder and the Company shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of either Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article XI shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as an Agent hereunder and under the other Loan Documents.

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                                   ARTICLE XII

                        SETOFF; ADJUSTMENTS AMONG LENDERS

         12.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default described in Sections 7.2, 7.6 or 7.7 occurs or the Loans are accelerated pursuant to Section 8.1, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of any Borrower may be offset and applied toward the payment of the Obligations owing to such Lender by such Borrower.

         12.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans to a Borrower (other than payments received pursuant to Section 3.1, 3.2, 3.4, 3.6 or 10.7) in a greater proportion than that received by any other Lender from such Borrower or its Loans, such Lender agrees, promptly upon demand, to purchase a portion of the Loans to such Borrower held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans to such Borrower. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

         12.3 Loan Conversion/Participations. (a)(i) On any Conversion Date, to the extent not otherwise prohibited by a Requirement of Law or otherwise, all Loans outstanding in any currency other than U.S. Dollars ("Loans to be Converted") shall be converted into U.S. Dollars (calculated on the basis of the relevant Exchange Rates as of the Business Day immediately preceding the Conversion Date) ("Converted Loans") and (ii) on the Conversion Date (with respect to Loans described in the foregoing clause (i)) (A) each Lender severally, unconditionally and irrevocably agrees that it shall purchase in U.S. Dollars a participating interest in such Converted Loans in an amount equal to its Conversion Sharing Percentage of the outstanding principal amount of the Converted Loans and (B) to the extent necessary to cause the Committed Outstandings Percentage of each Lender to equal its Revolving Credit Commitment Percentage (calculated immediately prior to the termination or expiration of the Revolving Credit Loans), each Lender severally, unconditionally and irrevocably agrees that it shall purchase or sell a participating interest in Revolving Credit Loans then outstanding. Each Lender will immediately transfer to the Administrative Agent in immediately available funds, the amounts of its participation(s), and the proceeds of such participation(s) shall be distributed by the Administrative Agent to each Lender from which a participating interest is being purchased in the amount(s) provided for in the preceding sentence. All Converted Loans shall bear interest at the rate which would otherwise be applicable to Floating Rate Loans.

         (b) If, for any reason, the Loans to be Converted may not be converted into U.S. Dollars in the manner contemplated by paragraph (a) of this Section 12.3, (i) effective on such Conversion Date, each Lender severally, unconditionally and irrevocably agrees that it shall purchase a participating interest in such Loans to be Converted, in an amount equal to its Conversion Sharing Percentage of such Loans to be Converted, and (ii) each Lender shall purchase or sell participating interests as provided in clause (a)(ii)(B) of this Section 12.3. Each Lender will immediately transfer to the Administrative Agent in immediately available funds, the amount(s) of its participation(s), and the proceeds of such participation(s) shall be distributed by the Administrative Agent to each relevant Lender in the amount(s) provided for in the preceding sentence.

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         (c) To the extent any Non-Excluded Taxes are required to be withheld from any amounts payable by a Lender to another Lender in connection with its participating interest in any Converted Loan, each Borrower, with respect to the relevant Loans made to it, shall be required to pay increased amounts to the Lender receiving such payments to the same extent they would be required under
Section 3.6 if such Borrower were making payments directly to such Lender.

         (d) At any time after the actions contemplated by clause (a) or (b) of this Section 12.3 have been taken, upon the notice of any Lender to the Borrowers the following shall occur: (i) the Company (through the Guaranty contained in Article IX) shall automatically be deemed to have assumed the Converted Loans in which such Lender holds a participation, and (ii) such Loans shall be assigned by the relevant Lender holding such Loans or obligations to the Lender who gave the notice requesting such assumption by the Company.



                                  ARTICLE XIII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         13.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns, except that (i) the Borrowers shall not have the right to assign their rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 13.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrowers or either Agent, assign all or any portion of its rights under this Agreement, the Loan Documents to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat the payee of any Loan Document as the owner thereof for all purposes hereof unless and until such payee complies with Section 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of any of the Loans or a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of any of the Loans or a holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         13.2   Participations.

         13.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Loan or Note for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests (including without limitation payments with respect to Non-Excluded Taxes), and the Borrowers and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

         13.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which would require the consent of all Lenders under
Section 8.2.1.

         13.2.3 Benefit of Setoff. The Borrowers agrees that each Participant shall be deemed to have the right of setoff provided in Section 12.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 12.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Lender.

         13.3   Assignments.

         13.3.1 Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks, finance companies, insurance companies or other financial institutions or funds that are engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business or, after the occurrence of any Default, any other entity ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit M hereto (an "Assignment") or in such other form as may be agreed to by the parties thereto. The consent of the Company, the Documentation Agent, the Administrative Agent and any Issuer shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Company shall not be required. Such consent by the Company shall not be unreasonably withheld or delayed. Each such assignment shall be in an amount not less than the lesser of (i) $10,000,000 and in integral multiples of $5,000,000 thereafter, or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment). If any Lender assigns a part of its rights and obligations in respect of Revolving Credit Loans and/or Revolving Credit Commitment under this Agreement to a Purchaser, such Lender shall assign proportionate interests in its respective Multicurrency Loans and Multicurrency Commitment and other related rights and obligations hereunder to such Purchaser, and if any Lender assigns a part of its rights and obligations under this Agreement in respect of its Multicurrency Loans and/or Multicurrency Commitments to a Purchaser, such Lender shall assign proportionate interests in its Revolving Credit Loans and Revolving Credit Commitments to such Purchaser.

         13.3.2 Effect; Effective Date. Upon (i) delivery to the Agents of a notice of assignment, substantially in the form attached as Exhibit I to Exhibit M hereto (a "Notice of Assignment"), together with any consents required by
Section 13.3.1, and (ii) payment of a $2,500 fee to the Administrative Agent for processing such assignment (provided that such fee shall not be required if such assignment is to an existing Lender or an Affiliate thereof, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under

ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Company, the Lenders or the Agents shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3.2, the transferor Lender, the Documentation Agent and the Company shall make appropriate arrangements so that replacement Notes, if applicable, are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

         13.4 Dissemination of Information. Each Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Company and its Subsidiaries provided that each Transferee and prospective Transferee agrees to be bound by Section 10.12.

         13.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.6.



                                   ARTICLE XIV

                                     NOTICES

         14.1 Notices. Except as otherwise permitted by Article II with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of a Borrower or an Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth in Schedule 1 hereto or otherwise established pursuant to an Assignment or (z) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agents under Article II shall not be effective until received.

         14.2 Change of Address. Any Borrower, either Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XV

                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrowers, the Agents and the Lenders and each party has notified the Documentation Agent by telex or telephone, that it has taken such action.



                                   ARTICLE XVI

                     CHOICE OF LAW, CONSENT TO JURISDICTION,
                     WAIVER OF JURY TRIAL, JUDGMENT CURRENCY

         16.1 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         16.2 WAIVER OF JURY TRIAL. EACH BORROWER, EACH AGENT AND EACH LENDER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         16.3 Submission To Jurisdiction; Waivers. (a) Each of the Company and the Foreign Subsidiary Borrowers hereby irrevocably and unconditionally:

                    (i) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                    (ii) consents that any such action or proceeding may be
              brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                    (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company or such Foreign Subsidiary Borrower, as the case may be, at the address specified in Section 14.1, or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                    (iv) agrees that nothing herein shall affect the right to
              effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                    (v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

         (b) Each Foreign Subsidiary Borrower hereby irrevocably appoints the Company as its agent for service of process in any proceeding referred to in
Section 16.3(i) and agrees that service of process in any such proceeding may be made by mailing or delivering a copy thereof to it care of Company at its address for notices set forth in Section 14.1.

         16.4 Acknowledgments. Each Borrower hereby acknowledges that:

              (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

              (b) none of either Agent or any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and the Lenders, on the one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

              (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

         16.5 Power of Attorney. Each Foreign Subsidiary Borrower hereby grants to the Company an irrevocable power of attorney to act as its attorney-in-fact with regard to matters relating to this Agreement and each other Loan Document, including, without limitation, execution and delivery of any amendments, supplements, waivers or other modifications hereto or thereto, receipt of any notices hereunder or thereunder and receipt of service of process in connection herewith or therewith. Each Foreign Subsidiary Borrower hereby explicitly acknowledges that each Agent and each Lender have executed and delivered this Agreement and each other Loan Document to which it is a party, and has performed its obligations under this Agreement and each other Loan Document to which it is a party, in reliance upon the irrevocable grant of such power of attorney pursuant to this subsection. The power of attorney granted by each Foreign Subsidiary Borrower hereunder is coupled with an interest.

         16.6 Judgment. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, under applicable law that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency in the city in which it normally conducts its foreign exchange operation for the first currency on the Business Day preceding the day on which final judgment is given.

         (b) The obligation of each Borrower in respect of any sum due from it to any Lender hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in the Judgment Currency such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of Agreement Currency so purchased is less than the sum originally due to such Lender in the Agreement Currency, such Borrower agrees notwithstanding any such judgment to indemnify such Lender against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to any Lender, such Lender agrees to remit to such Borrower such excess.

         16.7 Unification of Certain Currencies. If the "Euro" (or some other similar unit of account) becomes a currency in its own right in connection with European monetary union contemplated by the Maastricht Treaty, then each of the Borrowers, the Lenders and the Agents agrees to negotiate in good faith an amendment to this Agreement satisfactory in form and substance to the Borrowers, the Lenders and the Documentation Agent to account therefor.

         IN WITNESS WHEREOF, the Borrowers, the Lenders and the Agents have executed this Agreement as of the date first above written.


                                        MERITOR AUTOMOTIVE, INC.

                                        By: /s/ Thomas J. Joyce
                                            ----------------------------
                                        Print Name: Thomas J. Joyce

                                        Title: Vice President and Treasurer


                                        2135 West Maple Road
                                        Troy, Michigan 48084-7186

                                        Attention: Chief Financial Officer

                                      NBD BANK, as Documentation Agent and as a Lender

                                      By: /s/ Richard H. Huttenlocher
                                          -------------------------------

                                      Print Name: Richard H. Huttenlocher
                                                  -----------------------

                                      Title: First Vice President
                                             ----------------------------


                                      611 Woodward Avenue
                                      Detroit, Michigan 48226

                                      Attention: Ric Huttenlocher

                                    MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent and as a Lender

                                    By: /s/ Diana H. Imhof
                                        -------------------------------

                                    Print Name: Diana H. Imhof
                                                -----------------------

                                    Title: Vice President
                                           ----------------------------


                                    60 Wall Street, 22nd Floor
                                    New York, New York 10260

                                    Attention: Diana Imhof

                                    BANK OF AMERICA NT & SA

                                    By: /s/ Lynn W. Stetson
                                        -------------------------------

                                    Print Name: Lynn W. Stetson
                                                -----------------------

                                    Title: Managing Director
                                           ----------------------------

                                    BANK OF TOKYO - MITSUBISHI TRUST COMPANY

                                    By: /s/ F.N. Wilms
                                        -------------------------------

                                    Print Name: F.N. Wilms
                                                -----------------------

                                    Title: Vice President
                                           ----------------------------

                                    CITIBANK, N.A.

                                    By: /s/ William G. McKnight
                                        -------------------------------

                                    Print Name: William G. McKnight
                                                -----------------------

                                    Title: Vice President
                                           ----------------------------

                                    COMERICA BANK

                                    By: /s/ Lana Anderson
                                        -------------------------------

                                    Print Name: Lana Anderson
                                                -----------------------

                                    Title: Vice President
                                           ----------------------------

                                    DEUTSCHE BANK AG, New York Branch
                                    and/or Cayman Islands Branch


                                    By: /s/ Hans-Josef Thiele
                                        -------------------------------

                                    Print Name: Hans-Josef Thiele
                                                -----------------------

                                    Title: Director
                                           ----------------------------


                                    By: /s/ Belinda J. Wheeler
                                        -------------------------------

                                    Print Name: Belinda J. Wheeler
                                                -----------------------

                                    Title: Vice President
                                           ----------------------------

                                    MELLON BANK N.A.

                                    By: /s/ Robert W. Goode
                                        -------------------------------

                                    Print Name: Robert W. Goode
                                                -----------------------

                                    Title: Senior Vice President
                                           ----------------------------

                                    THE CHASE MANHATTAN BANK

                                    By: /s/ Andris G. Kalnins
                                        -------------------------------

                                    Print Name: Andris G. Kalnins
                                                -----------------------

                                    Title: Vice President
                                           ----------------------------

                                    BANQUE NATIONALE DE PARIS

                                    By: /s/ Frederick H. Moryl, Jr.
                                        -------------------------------

                                    Print Name: Frederick H. Moryl, Jr.
                                                -----------------------

                                    Title: Senior Vice President
                                           ----------------------------

                                    CIBC INC.

                                    By: /s/ Stephanie E. Johnson
                                        -------------------------------

                                    Print Name: Stephanie E. Johnson
                                                -----------------------

                                    Title: Director, CIBC Wood Gundy
                                           Securities Corp., As Agent
                                           ----------------------------

                                    CREDIT ITALIANO SpA

                                    By: /s/ Harmon P. Butler
                                        -------------------------------

                                    Print Name: Harmon P. Butler
                                                -----------------------

                                    Title: FVP & Deputy Manager
                                           ----------------------------


                                    By: /s/ Pierluigi Mainardi
                                        -------------------------------

                                    Print Name: Pierluigi Mainardi
                                                -----------------------

                                    Title: Assistant Vice President
                                           ----------------------------

                                    CREDIT LYONNAIS CHICAGO BRANCH

                                    By: /s/ Sandra E. Horwitz
                                        -------------------------------

                                    Print Name: Sandra E. Horwitz
                                                -----------------------

                                    Title: Senior Vice President
                                           Branch Manager
                                           ----------------------------

                                    SWISS BANK CORPORATION, NEW YORK BRANCH

                                    By: /s/ Thomas Eggenschwiler
                                        -------------------------------

                                    Print Name: Thomas Eggenschwiler
                                                -----------------------

                                    Title: Executive Director
                                           Credit Risk Management
                                           ----------------------------




                                    By: /s/ Dorothy L. McKinley
                                        -------------------------------

                                    Print Name: Dorothy L. McKinley
                                                -----------------------

                                    Title: Associate Director
                                           Banking Finance
                                           Support, N.A.
                                           ----------------------------

                                    THE BANK OF NOVA SCOTIA

                                    By: /s/ F.C.H. Ashby
                                        ---------------------------------

                                    Print Name: F.C.H. Ashby
                                                -------------------------

                                    Title: Senior Manager Loan Operations
                                           ------------------------------

                                    TORONTO DOMINION (TEXAS), INC.

                                    By: /s/ Frederic B. Hawley
                                        -------------------------------

                                    Print Name: Frederic B. Hawley
                                                -----------------------

                                    Title: Vice President
                                           ----------------------------

                                    WELLS FARGO BANK, N.A.

                                    By: /s/ Frieda Youlios
                                        -------------------------------

                                    Print Name: Frieda Youlios
                                                -----------------------

                                    Title: Vice President
                                           ----------------------------


                                    By: /s/ David B. Hollingsworth
                                        -------------------------------

                                    Print Name: David B. Hollingsworth
                                                -----------------------

                                    Title: Vice President
                                           ----------------------------

                                    ISTITUTO BANCARIO SAN PAOLO DI
                                    TORINO, SpA

                                    By: /s/ Carlo Persico
                                        -------------------------------

                                    Print Name: Carlo Persico
                                                -----------------------

                                    Title: Deputy General Manager
                                           ----------------------------


                                    By: /s/ William DeAngelo
                                        -------------------------------

                                    Print Name: William DeAngelo
                                                -----------------------

                                    Title: First Vice President
                                           ----------------------------

                                    WESTPAC BANKING

                                    By: /s/ Craig L. Jones
                                        -------------------------------

                                    Print Name: Craig L. Jones
                                                -----------------------

                                    Title: Vice President
                                           ----------------------------

                                   EXHIBIT A-1

                              REVOLVING CREDIT NOTE

$__________                                                     __________, l997

         Meritor Automotive, Inc., a Delaware corporation ("Company"), promises to pay to the order of ______________ ("Lender") on or before the Facility Termination Date (as defined in the Agreement hereinafter referred to) for the account of its Applicable Lending Installation the principal sum of __________________ Dollars ($___________) or the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Company pursuant to Section 2.1 of the Agreement whichever is less, in immediate available funds at the main office of Morgan Guaranty Trust Company of New York, the Administrative Agent, in New York, New York, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.

         The Lender shall, and is hereby authorized to, record in accordance with its usual practice, the date and amount of each Revolving Credit Loan, the date and amount of each principal payment and the date to which payment of this Note has been extended, provided, however, that failure to do so shall not affect the Company's obligation to pay amounts due hereunder.

         The Company expressly waives any presentments, demand, protest or notice in connection with this Revolving Credit Note now, or hereafter, required by applicable law.

         This Revolving Credit Note is one of the Revolving Credit Notes issued pursuant to the provisions of the Credit Agreement dated as of August 21, 1997 among the Company, the Foreign Subsidiary Borrowers, the Lenders party thereto, NBD Bank as Documentation Agent and Morgan Guaranty Trust Company of New York as Administrative Agent to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions under which this Revolving Credit Note may be prepaid or its maturity date extended or accelerated.

         The Revolving Credit Note shall be construed in accordance with and governed by the laws of New York applicable to contracts made and performed in New York by a New York borrower and a national banking association located in New York, as lender.

                                    Meritor Automotive, Inc.


                                    By:_______________________________

                                    Title:____________________________

                                   EXHIBIT A-2

                              COMPETITIVE BID NOTE


                                                                __________, 1997

         Meritor Automotive, Inc., a Delaware corporation (the "Company"), promises to pay, on or before the Facility Termination Date, to the order of ____________________ (the "Lender") the aggregate unpaid principal amount of all Competitive Bid Loans made by the Lender to the Company pursuant to Section 2.7 of the Credit Agreement hereinafter referred to (as the same may be amended or modified, the "Agreement"), in lawful money of the United States in immediately available funds at the main office of Morgan Guaranty Trust Company of New York, as Administrative Agent, in New York, New York or as otherwise directed by the Administrative Agent pursuant to the terms of the Agreement, together with interest, in like money and funds, on the unpaid principal amount hereof at the rates and on the dates determined in accordance with the Agreement. The Company shall pay each Competitive Bid Loan in full on the last day of such Competitive Bid Loan's applicable Interest Period.

         The Lender shall, and is hereby authorized to, record in accordance with its usual practice, the date and amount of each Competitive Bid Loan and the date and amount of each principal payment hereunder, provided, however, that any failure to so record shall not affect the Company's obligations under any Loan Document.

         This Competitive Bid Note is one of the Competitive Bid Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of August 21, 1997 among the Company, the Foreign Subsidiary Borrowers, the Lenders party thereto, NBD Bank, as Documentation Agent and Morgan Guaranty Trust Company of New York as Administrative Agent, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions under which this Competitive Bid Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.


                                    Meritor Automotive, Inc.


                                    By:_______________________________


                                    Title:____________________________

                                    EXHIBIT B

                                PRICING SCHEDULE


(A) The Applicable Margin for Eurodollar Loans and Multicurrency Loans, the Facility Fee payable pursuant to Section 2.8 and the Letter of Credit Fee payable pursuant to Section 2.19.6 shall, subject to paragraph (B) below, be determined in accordance with the Financial Ratio Grid set forth below based on the Company's Debt Ratio in effect from time to time.

(B) If at any time the Company has both a Moody's Bond Rating and an S&P Bond Rating, the Applicable Margin for Eurodollar Loans and Multicurrency Loans, Facility Fee and Letter of Credit Fee shall be determined in accordance with the Ratings Grid set forth below. The Ratings Grid will become effective five (5) days after the Company has received both a Moody's Bond Rating and an S&P Bond Rating and any change will be effective five (5) days after a change in any such rating.

Financial Ratio Grid (in basis points)

-----------------------------------------------------------------------------------------------------------------
Debt Ratio:                        less than .75   equal to or    equal to or     equal to or    equal to or
                                                   greater than   greater than    greater than   greater than 2.5
                                                   .75 but less   1.25 but less   2 but less
                                                   than 1.25      than 2          than 2.5
-----------------------------------------------------------------------------------------------------------------
Facility Fee:                       7.0             8.0           10.0            12.5           20.0
-----------------------------------------------------------------------------------------------------------------
Applicable Margin over             15.5            17.0           20.0            25.0           35.0
Eurocurrency or Eurodollar Rate:
-----------------------------------------------------------------------------------------------------------------
Letter of Credit Fee:              15.5            17.0           20.0            25.0           35.0
-----------------------------------------------------------------------------------------------------------------


Ratings Grid (in basis points)

-------------------------------------------------------------------------------------------------------------------
Ratings: S&P Bond Rating/          A- or         BBB+ or           BBB or           BBB- or          less than BBB-
Moody's Bond Rating                A3            Baa1              Baa2             Baa3             and Baa3
-------------------------------------------------------------------------------------------------------------------
Facility Fee:                      7.0           8.0               10.0             12.5             20.0
-------------------------------------------------------------------------------------------------------------------
Applicable Margin over             15.5          17.0              20.0             25.0             35.0
Eurocurrency or Eurodollar Rate:
-------------------------------------------------------------------------------------------------------------------
Letter of Credit Fee:              15.5          17.0              20.0             25.0             35.0
-------------------------------------------------------------------------------------------------------------------


         When the Financial Ratio Grid is in effect, the Applicable Margin, the Facility Fee and the Letter of Credit Fee shall be adjusted quarterly (upward or downward), if necessary, five (5) days after the date the Company's financial statements are required to be delivered for such quarter pursuant to Section
6.1. the initial pricing shall be based on the Financial Ratio Grid and based upon a Debt Ratio greater than or equal to 1.25 but less than 2, and such pricing shall not be adjusted until the first applicable date after the Distribution Date.

         When the Ratings Grid is in effect, the Applicable Margin for Eurodollar Loans or Eurocurrency Loans, Facility Fee and Letter of Credit Fee will be adjusted (upward or downward), if necessary, five (5) days after a change in any such rating. In the event the ratings fall within different levels identified in the Ratings Grid, the higher rating shall be applicable unless the ratings differential between the S&P Bond Rating and the Moody's Bond Rating is greater than one rating grade. If the differential is greater than one rating grade, the Applicable Margin for Eurodollar Loans or Eurocurrency Loans, Facility Fee and Letter of Credit Fee shall be determined as if the applicable rating were one (1) rating's grade below the higher of the then effective S&P Bond Rating and the Moody's Bond Rating.

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE



To:      The Lenders parties to the
         Credit Agreement Described Below

         This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of ________________, 1997 (as amended, modified, renewed or extended from time to time, the "Agreement") among the Meritor Automotive, Inc. (the "Company "), the Foreign Subsidiary Borrowers, the Lenders party thereto, NBD Bank, as Documentation Agent and Morgan Guaranty Trust Company of New York as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1. I am the duly elected ____________________________ of the Company;

         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements;

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

         4. Schedule I attached hereto sets forth financial data and computations evidencing the Company's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

         5. Schedule II attached hereto sets forth the determination of the Applicable Margin, Facility Fees and Letter of Credit Fees to be applicable commencing the fifth day following the delivery hereof.

         6. Schedule III attached hereto sets forth the various reports and deliveries which are required under the Credit Agreement, and the status of compliance.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:


         _______________________________________________________________________

         _______________________________________________________________________

         _______________________________________________________________________

         _______________________________________________________________________

         The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of ___________, 1997.

                                    Meritor Automotive, Inc.

                                    By:_______________________________

                                    Its:______________________________

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                      Compliance as of _________, 199_ with
                         Provisions of 6.17 and 6.18 of
                                  the Agreement

                      SCHEDULE II TO COMPLIANCE CERTIFICATE

                               Rate Determination

                     SCHEDULE III TO COMPLIANCE CERTIFICATE

                             Reports and Deliveries

                                    EXHIBIT D
                       FORM OF OPINION OF COMPANY COUNSEL

                                                                 August __, 1997

The Agents and the Lenders who are parties to the Credit Agreement described below.

Gentlemen/Ladies:

         We are counsel for 111 Holdings, Inc. (the "Company"), and have represented the Company in connection with its execution and delivery of a Credit Agreement dated as of August __, 1997 (the "Agreement") among the Company, the Foreign Subsidiary Borrowers and Lenders named therein, Morgan Guaranty Trust Company of New York, as Administrative Agent, and NBD Bank, as Documentation Agent, and providing for Advances in an aggregate principal amount not exceeding $1,000,000,000 at any one time outstanding. All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Agreement.

         We have examined the Company's articles of incorporation, by-laws, resolutions, the Loan Documents and such other matters of fact and law which we deem necessary in order to render this opinion. Based upon the foregoing, it is our opinion that:

         l. The Company and each Subsidiary organized under the laws of the United States or any political subdivision thereof (each defined as a "Domestic Subsidiary") are corporations duly incorporated, validly existing and in good standing under the laws of their states of incorporation and have all requisite authority to conduct their business in each jurisdiction in which their business is conducted.

         2. The execution and delivery of the Loan Documents by the Company and the performance by the Company of the Obligations have been duly authorized by all necessary corporate action and proceedings on the part of the Company and will not:

                  (a) require any consent of the Company's shareholders;

                  (b) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any of its Subsidiaries or the Company's or any Subsidiary's articles of incorporation or by-laws or any indenture, instrument or agreement binding upon the Company or any of its Subsidiaries; or

                  (c) result in, or require, the creation or imposition of any Lien pursuant to the provisions of any indenture, instrument or agreement binding upon the Company or any of its Subsidiaries.

         3. The Loan Documents have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

         4. There is no litigation or proceeding against the Company or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

         5. No approval, authorization, consent, adjudication or order of any governmental authority, which has not been obtained by the Company or any of its Subsidiaries, is required to be obtained by the Company or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, by the Company, the borrowings under the Agreement by the Company or in connection with the payment by the Company of the Obligations.

         This opinion may be relied upon by the Agents, the Lenders and their participants, assignees and other transferees.


                                    Very truly yours,



                                    __________________________________

                                    EXHIBIT E

            Opinion of counsel for Rockwell International Corporation


August 21, 1997



The Agents and the Lenders who are parties to the Credit Agreement described below

Ladies and Gentlemen:

I am Senior Vice President, General Counsel and Secretary of Rockwell International Corporation, a Delaware corporation (the "Guarantor"). In that capacity, I have acted as counsel for the Guarantor in connection with its execution and delivery of a Guaranty (the "Rockwell International Guaranty") dated as of August 21, 1997 pursuant to a Credit Agreement (the "Credit Agreement") dated as of August 21, 1997 among Meritor Automotive, Inc., the Foreign Subsidiary Borrowers and Lenders named therein, Morgan Guaranty Trust Company of New York, as Administrative Agent, and NBD Bank, as Documentation Agent, and providing for Advances to the Borrowers in an aggregate principal amount not exceeding $1,000,000,000 at any one time outstanding. All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement. This opinion is being rendered to you at the request of the Company and the Guarantor pursuant to
Section 4.1(f) of the Credit Agreement.

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion. As to questions of fact material to this opinion, I have, when relevant facts were not independently established, relied upon certifications of appropriate officers of the Guarantor. In rendering this opinion, I have assumed the genuineness of all signatures (except the signature on behalf of the Guarantor on the Rockwell International Guaranty), the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies.

Upon the basis of the foregoing, I am of the opinion that:

         1. The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         2. The execution, delivery and performance by the Guarantor of the Rockwell International Guaranty are within the Guarantor's corporate powers; have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official of the State of New York or Delaware or the United States of America; do not contravene, or constitute a default under, a provision of

The Agents and the Lenders who are parties to the Credit Agreement described below
August 21, 1997
Page 2


                  applicable law or regulation or of the certificate of incorporation or by-laws of the Guarantor; do not contravene, constitute a default under, and are not subject to any requirement to obtain a consent under, any agreement, judgment, injunction, order, decree or other instrument known to me and binding upon the Guarantor or any of its Subsidiaries; and do not result in the creation or imposition of any Lien on any asset of the Guarantor or any of its Subsidiaries under any such provision.

         3. The Rockwell International Guaranty constitutes a valid and binding agreement of the Guarantor, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity (regardless whether enforcement is sought in a proceeding in equity or at law).

         4.       Except as disclosed in the Guarantor's reports pursuant to
                  Section 13 of the Securities Exchange Act of 1934, as amended, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Guarantor or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable probability of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Guarantor and its consolidated Subsidiaries considered as a whole or which in any manner draws into question the validity of the Rockwell International Guaranty.

I am a member of the Bar of the State of New York and do not for purposes of this opinion purport to be an expert on the laws of any other jurisdiction except the federal laws of the United States and, to the extent applicable to the opinions hereinabove expressed, the General Corporation Law of the State of Delaware. Accordingly, the foregoing opinion is limited to such matters as depend upon the application of those laws.

This opinion is rendered solely to you in connection with the above matter and may not be relied upon by you for any other purpose, or by any other Person, other than your successors and permitted assignees, without my prior written consent.

Very truly yours,



William J. Calise, Jr.
Senior Vice President,
General Counsel & Secretary

                                    EXHIBIT F



                           Money Transfer Instructions

                                    EXHIBIT G


                                  OPINIONS FOR
                          FOREIGN SUBSIDIARY BORROWERS



         1. The Foreign Subsidiary Borrower is duly organized, validly existing and in good standing under the laws of _______________ [specify the jurisdiction of its organization] (the "Jurisdiction").

         2. The Foreign Subsidiary Borrower has the power and authority, and the legal right, to make, deliver and perform its obligations under the Credit Agreement and to borrow under the Credit Agreement. The Foreign Subsidiary Borrower has taken all necessary corporate action to authorize the performance of its obligations as a "Foreign Subsidiary Borrower" under the Credit Agreement and to authorize the execution, delivery and performance of the Credit Agreement.

         3. Except for consents, authorizations, approvals, notices and filings described on an attached schedule, all of which have been obtained, made or waived and are in full force and effect, no consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority is required in connection with the borrowings by the Foreign Subsidiary Borrower under the Credit Agreement or with the execution, delivery, performance, validity or enforceability of the Credit Agreement.

         4. The Credit Agreement has been duly executed and delivered on behalf of the Foreign Subsidiary Borrower.

         5. The execution and delivery of the Credit Agreement by the Foreign Subsidiary Borrower, the performance of its obligations thereunder, the consummation of the transactions contemplated thereby, the compliance by the Foreign Subsidiary Borrower with any of the provisions thereof, the borrowings under the Credit Agreement and the use of proceeds thereof, all as provided therein, (a) will not violate, or constitute a default under, any Requirement of Law applicable to the Foreign Subsidiary Borrower and (b) will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law.

         6. There are no taxes imposed by the Jurisdiction (a) on or by virtue of the execution, delivery, enforcement or performance of the Credit Agreement or (b) on any payment to be made by the Foreign Subsidiary Borrower pursuant to the Credit Agreement other than any Non-Excluded Taxes payable by the Foreign Subsidiary Borrower as provided in Section 3.6 of the Credit Agreement.

         7. To ensure the legality, validity, enforceability or admissibility in evidence of the Credit Agreement, it is not necessary that the Credit Agreement or any other Loan Documents or any other document be filed, registered or recorded with, or executed or notarized before, any court of other authority of the Jurisdiction or that any registration charge or stamp or similar tax be paid on or in respect of the Credit Agreement.

         8. The Credit Agreement is in proper legal form under the laws of the Jurisdiction for the enforcement thereof against the Foreign Subsidiary Borrower under the laws of the Jurisdiction.

         9. In any action or proceeding arising out of or relating to the Credit Agreement in any court in the Jurisdiction, such court would recognize and give effect to the choice of law provisions in the Credit Agreement wherein the parties thereto agree that the Credit Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

         10. It is not necessary under the laws of the Jurisdiction (a) in order to enable the Agents and the Lenders or any of them to enforce their respective rights of the Credit Agreement or (b) by reason of the execution of the Credit Agreement or the Joinder Agreement to which the Foreign Subsidiary Borrower is a party or the performance of the Credit Agreement that any of them should be licensed, qualified or entitled to carry on business in the Jurisdiction.

         11. Neither any of the Agents nor any of the Lenders will be deemed to be resident, domiciled, carrying on business or subject to taxation in the Jurisdiction merely by reason of the execution of the Credit Agreement or Joinder Agreement to which the Foreign Subsidiary Borrower is a party or the performance or enforcement of any thereof. The performance by the Agents and the Lenders or any of them of any action required or permitted under the Credit Agreement will not violate any law or regulation, or be contrary to the public policy, of the Jurisdiction.

         12. If any judgment of a competent court outside the Jurisdiction were rendered against the Foreign Subsidiary Borrower in connection with any action arising out of or relating to the Credit Agreement, such judgment would be recognized and could be sued upon in the courts of the Jurisdiction, and such courts could grant a judgment which would be enforceable against the Foreign Subsidiary Borrower in the Jurisdiction without any retrial unless it is shown that (a) the foreign court did not have jurisdiction in accordance with its jurisdictional rules, (b) the party against whom the judgment of such foreign court was obtained had no notice of the proceedings or (c) the judgment of such foreign court was obtained through collusion or fraud or was based upon clear mistake of fact or law.

                                    EXHIBIT H

                              COMPETITIVE BID QUOTE

To:      Morgan Guaranty Trust Company of New York, as Administrative Agent

Re:      Competitive Bid Quote to Meritor Automotive, Inc. (the "Company")

In response to your invitation on behalf of the Company dated ____________, 199_, we hereby make the following Competitive Bid Quote pursuant to Section
2.7.4 of the Credit Agreement hereinafter referred to and on the following terms:

1.  Quoting Lender:

2.  Person to contact at Quoting Lender:

3.  Borrowing Date: ___________, 19__(1)

4. We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

    Principal       Interest        Competitive        [Absolute       Minimum
    Amount(2)       Period(3)       Bid Margin(4)       Rate](5)       Amount(6)


$




----------
(1) As specified in the related Invitation For Competitive Bid Quotes.

(2) Principal amount bid for each Interest Period may not exceed the principal amount requested. Bids must be made for at least $5,000,000 and an integral multiple of $1,000,000.

(3) One, two, three or six months or at least 7 and up to 360 days, as specified in the related Invitation For Competitive Bid Quotes.

(4) Competitive Bid Margin over or under the Eurodollar Base Rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

(5) Specify rate of interest per annum (rounded to the nearest 1/10,000 of 1%).

(6) Specify minimum or maximum amount, if any, which the Company may accept and/or limit, if any, as to the aggregate principal amount of the Competitive Bid Loans of the quoting Lender which the Company may accept (see Section 2.7.4(ii)(d)).

We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of August 21, 1997 among the Company, the Foreign Subsidiary Borrowers, the Lenders party thereto, NBD Bank as Documentation Agent and yourselves, as Administrative Agent (the "Credit Agreement"), irrevocably obligates us to make the Competitive Bid Loan(s) for which any offer(s) are accepted, in whole or in part. Capitalized terms used herein and not otherwise defined herein shall have their meanings as defined in the Credit Agreement.

                                    Very truly yours,

                                    [NAME OF LENDER]



                                    By:_______________________________
                                       Authorized Officer

                                    EXHIBIT I

                      INVITATION FOR COMPETITIVE BID QUOTES
                                 (Section 2.7.3)

To:      [Name of Lender]

Re:      Invitation for Competitive Bid Quotes to
         Meritor Automotive, Inc. (the "Company")

         Pursuant to Section 2.7.3 of the Credit Agreement dated as of _________ (the "Agreement") among the Borrower, the Foreign Subsidiary Borrowers, the Lenders party thereto, NBD Bank, as Documentation Agent and Morgan Guaranty Trust Company of New York, as Administrative Agent, we are pleased on behalf of the Company to invite you to submit Competitive Bid Quotes to the Company for the following proposed Competitive Bid Advance(s):


Borrowing Date:____________________, 19__

Principal Amount


$


         Such Competitive Bid Quotes should offer [a Competitive Bid Margin] [an Absolute Rate]. Your Competitive Bid Quote must comply with Section 2.7.4 of the Agreement and the foregoing. Capitalized terms used herein have the meanings assigned to them in the Agreement.

         Please respond to this invitation by no later than [1:00 p.m.] [9:00 a.m.] New York time on _____________, 19__.


                                    MORGAN GUARANTY TRUST
                                    COMPANY OF NEW YORK
                                    as Administrative Agent


                                    By:_______________________________
                                       Authorized Officer

                                   EXHIBIT J

                         COMPETITIVE BID QUOTE REQUEST
                                (Section 2.7.2)

To:      Morgan Guaranty Trust Company of New York
           as Administrative Agent (the "Administrative Agent")

From:    Meritor Automotive, Inc. (the "Company")

Re: Credit Agreement (the "Agreement") dated as of August 21, 1997 among the Company, the Foreign Subsidiary Borrowers, the Lenders party thereto, NBD Bank, as Documentation Agent and Morgan Guaranty Trust Company of New York as Administrative Agent

         We hereby give notice pursuant to Section 2.7.2 of the Agreement that we request Competitive Bid Quotes for the following proposed Competitive Bid Advance(s):

Borrowing Date: _________, 19__

Principal Amount(1)                           Interest Period(2)

$

         Such Competitive Bid Quotes should offer [a Competitive Bid Margin] [an Absolute Rate].

         Upon acceptance by the undersigned of any or all of the Competitive Bid Advances offered by Lenders in response to this request, the undersigned shall be deemed to affirm as of the Borrowing Date thereof the representations and warranties made in the Agreement to the extent specified in Article IV thereof. Capitalized terms used herein have the meanings assigned to them in the Agreement.

                                    Meritor Automotive, Inc.


                                    By:_______________________________
                                    Title:____________________________




----------
(1) Amount must be at least $5,000,000 and an integral multiple of $1,000,000.

(2) One, two, three or six months (Eurodollar Auction) or at least 7 and up to 360 days (Absolute Rate Auction), subject to the provisions of the definitions of Interest Period and Absolute Rate Interest Period.

                                    EXHIBIT K

                                JOINDER AGREEMENT



         THIS JOINDER AGREEMENT, dated as of _______________, is entered into pursuant to the Credit Agreement, dated as of August 21, 1997 (as amended or modified from time to time, the "Agreement"), among Meritor Automotive, Inc. (the "Company"), the Foreign Subsidiary Borrowers party thereto, the Lenders party thereto, Morgan Guaranty Trust Company of New York, as Administrative Agent, and NBD Bank, as Documentation Agent.

                                   WITNESETH:

         WHEREAS, the parties to this Joinder Agreement wish to amend Schedule 3 to the Credit Agreement to add Foreign Subsidiary Borrowers to the Credit Agreement in the manner hereinafter set forth; and

         WHEREAS, this Joinder Agreement is entered into pursuant to subsection
8.2.2 of the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

         1. Each of the undersigned Subsidiaries of the Company hereby acknowledges that it has received and reviewed a copy of the Credit Agreement and the other Loan Documents and unconditionally agrees to: (a) join the Credit Agreement and the other Loan Documents as a Foreign Subsidiary Borrower, (b) be bound by, and hereby ratifies and confirms, all covenants, agreements, consents, submissions, appointments, acknowledgments and other terms and provisions attributable to a Foreign Subsidiary Borrower in the Credit Agreement and the other Loan Documents; and (c) perform all obligations required of it as a Foreign Subsidiary Borrower by the Credit Agreement and the other Loan Documents.

         2. Each of the undersigned Subsidiaries of the Company hereby represents and warrants that the representations and warranties with respect to it contained in, or made or deemed made by it in, the Credit Agreement and any other Loan Document are true and correct on the date hereof.

         3. The address and jurisdiction of incorporation of each undersigned Subsidiary of the Company is set forth in Schedule A to this Joinder Agreement.

         4. The Company agrees that its guarantee contained in Article IX of the Credit Agreement shall remain in full force and effect after giving effect to this Joinder Agreement.

         5. This Joinder Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the state of New York.

         6. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

         IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the day and year set forth above.


                                    [NAME OF FOREIGN SUBSIDIARY],
                                    as a Foreign Subsidiary Borrower


                                    By:_______________________________
                                       Print Name:____________________
                                       Title:_________________________


                                    Meritor Automotive, Inc.


                                    By:_______________________________
                                       Print Name:____________________
                                       Title:_________________________

Accepted and Acknowledged:

NBD BANK,
as Documentation Agent


By:_______________________________
   Print Name:____________________
   Title:_________________________

                                                                      SCHEDULE A


                           ADMINISTRATIVE INFORMATION


[Insert administrative information concerning Foreign Subsidiary Borrower]

                                    EXHIBIT L

                                    GUARANTY



         THIS GUARANTY (this "Guaranty") is made as of the 21st day of August, 1997, by ROCKWELL INTERNATIONAL CORPORATION, a Delaware corporation ("Guarantor") in favor of the Documentation Agent, for the ratable benefit of the Agents and the Lenders, under the Credit Agreement referred to below;


                                   WITNESSETH:


         WHEREAS, 111 Holdings, Inc., a Delaware corporation (the "Company"), the Foreign Subsidiary Borrowers party thereto from time to time (the "Foreign Subsidiary Borrowers"), the Lenders party thereto from time to time (the "Lenders"), Morgan Guaranty Trust Company of New York, as Administrative Agent ("Administrative Agent") and NBD Bank, as Documentation Agent (the "Documentation Agent"), are entering into a certain Credit Agreement dated as of even date herewith (as the same may be amended or modified from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Borrowers;

         WHEREAS, it is a condition precedent to the Agents and the Lenders executing the Credit Agreement that the Guarantor executes and delivers this Guaranty whereby the Guarantor shall guarantee (subject to termination as described in Section 5 below) the payment when due of all principal, interest and other amounts that shall be at any time payable by the Borrowers under the Credit Agreement, the Notes and the other Loan Documents; and

         WHEREAS, the Company is a subsidiary of the Guarantor and the Guarantor has requested that the Agents and the Lenders enter into the Credit Agreement in order to facilitate the Spin-Off and the transactions contemplated pursuant thereto, each of which will benefit the Guarantor, and in order to induce the Lenders and the Agents to enter into the Credit Agreement, the Guarantor is willing to guarantee (subject to termination as described in Section 5 below) the obligations of the Borrowers under the Credit Agreement, the Notes and the other Loan Documents;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

         SECTION 2. Representations and Warranties. The Guarantor represents and warrants (which representations and warranties shall be deemed to have been renewed upon each Borrowing Date under the Credit Agreement so long as this Guaranty is in effect) that:

                  (a) it (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

                  (b) it has all necessary corporate power and authority to execute, deliver and perform its obligations under this Guaranty; the execution, delivery and performance of this Guaranty have been duly authorized by all necessary corporate action; and this Guaranty has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

                  (c) neither the execution and delivery by it of this Guaranty nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, its certificate of incorporation or by-laws or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which it is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument which could reasonably be expected to have a Material Adverse Effect, or result in the creation or imposition of any Lien upon any of its revenues or assets pursuant to the terms of any such agreement or instrument which could reasonably be expected to have a Material Adverse Effect.

         SECTION 3. The Guaranty. Subject to Section 5 hereof, the Guarantor hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Loan made pursuant to the Credit Agreement, and the full and punctual payment of all other amounts payable by the Borrowers or any of them under the Credit Agreement and the other Loan Documents including, without limitation, the Obligations (all of the foregoing being referred to collectively as the "Guaranteed Obligations"). Upon failure by any Borrower to pay punctually any such amount, the Guarantor agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Credit Agreement, any Note or the relevant Loan Document, as the case may be.

         SECTION 4. Guaranty Unconditional. The obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

         (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Borrower under the Credit Agreement, any Note, or any other Loan Document (other than a waiver or release of any Obligations consented to in writing by the Agents and the Lenders) by operation of law or otherwise or any obligation of any other guarantor of any of its Obligations;

         (ii) any modification or amendment of or supplement to the Credit Agreement, any Note, or any other Loan Document;

         (iii) any release, nonperfection or invalidity of any direct or indirect security for any obligation of any Borrower under the Credit Agreement, any Note, any Loan Document, or any obligations of any other guarantor of any of the Obligations;

         (iv) any change in the corporate existence, structure or ownership of any Borrower or any other guarantor of any of the Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower, or any other guarantor of the Obligations, or its assets or any resulting release or discharge of any obligation of any Borrower, or any other guarantor of any of the Obligations;

         (v) the existence of any claim, setoff or other rights which the Guarantor may have at any time against any Borrower, any other guarantor of any of the Obligations, either Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions;

         (vi) any invalidity or unenforceability relating to or against any Borrower, or any other guarantor of any of the Obligations, for any reason related to the Credit Agreement, any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by any Borrower, or any other guarantor of the Obligations, of the principal of or interest on any Loan or any other amount payable by any Borrower under the Credit Agreement, the Notes, or any other Loan Document; or

         (vii) any other act or omission to act or delay of any kind by any Borrower, any other guarantor of the Obligations, either Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor's obligations hereunder, other than irrevocable payment in full of the Obligations.

         SECTION 5. Discharge; Reinstatement In Certain Circumstances. The Guarantor's obligations hereunder shall remain in full force and effect until the earlier of the date (a) all Guaranteed Obligations shall have been paid in full in cash and the Commitments under the Credit Agreement shall have terminated or expired or (b) on which each of the following is satisfied (i) the Spin-Off shall be completed in all material respects on or before December 31, 1997 substantially in accordance with the terms of the Spin-Off described in the Form 10, including without limitation the transfer of substantially all assets to the Company described in the Form 10 and the satisfaction of substantially all conditions precedent to the Distribution as provided in the Distribution Agreement (as such terms are defined in the Form 10, a copy which has been previously delivered to the Lenders prior to the Closing Date), provided that if the Tax Ruling (as defined in the Form 10) is not received on a timely basis, a satisfactory favorable tax opinion may be substituted in place thereof, (ii) the Guarantor and the Company shall deliver a certificate (the "Termination Certificate") from their Authorized Officers addressed to the Agents and the Lenders stating that the Spin-Off is completed in accordance with the foregoing clause (i), that the representations and warranties in the second sentence of
Section 5.4 of the Credit Agreement are true and correct on such date as if made on and as of such date after giving effect to the consummation of the Spin-Off, and that the Company is in compliance with the financial covenants contained in Sections 6.17 and 6.18 as of such date after giving effect to the consummation of the Spin-Off and as if such covenants were calculated and effective as of such date, provided that the Debt Ratio shall be based on the pro forma Debt Ratio of the Automotive Business (as defined in the Form 10) for the four most recently ended fiscal quarters, and (iii) no Default or Unmatured Default under Sections 7.2, 7.6, 7.7 or 7.14 of the Credit Agreement shall have occurred and be continuing as of such date after giving effect to the Spin-Off. After the earlier of the events specified in clauses (a) and (b) of the prior sentence, this Guaranty shall terminate and cease to have any force or effect and the Guarantor shall cease to have any obligations of any kind hereunder, other than any liability for any inaccuracy in the Termination Certificate, without further notice or actions of any kind to, by or on behalf of any Person. If at any time any payment made prior to the termination of this Guaranty of the principal of or interest on any Note or any other amount paid prior to the termination of this Guaranty by any Borrower or any other party under the Credit Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

         SECTION 6. Waiver of Notice. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower, any other guarantor of the Obligations, or any other Person.

         SECTION 7. Subrogation. The Guarantor hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against any Borrower arising out of or by reason of this Guaranty or the Guaranteed Obligations hereunder unless and until the Guaranteed Obligations are paid in full and any Commitment to lend under the Credit Agreement and the other Loan Documents is terminated.

         SECTION 8. Stay of Acceleration. Subject to Section 5 hereof, if acceleration of the time for payment of any amount payable by the Borrowers under the Credit Agreement, any Note or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note or any other Loan Document shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Documentation Agent made at the request of the Required Lenders.

         SECTION 9. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Documentation Agent in accordance with the provisions of Section
14.1 of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice sent by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), in each case given or addressed as aforesaid.

         SECTION 10. No Waivers. No failure or delay by either Agent or any Lenders in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, the Notes, and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 11. Successors and Assigns. This Guaranty is for the benefit of the Agents and the Lenders and their respective successors and permitted assigns and in the event of a permitted assignment of any amounts payable under the Credit Agreement, the Notes, or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Guarantor and its successors and permitted assigns.

         SECTION 12. Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Guarantor and the Documentation Agent with the consent of the Required Lenders or, in the case of any release of the Guarantor or any reduction in any of its obligations hereunder, all the Lenders.

         SECTION 13. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. THE GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK COUNTY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER LOAN DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE GUARANTOR, AND THE AGENTS AND THE LENDERS ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 15. Taxes, etc. All payments required to be made by the Guarantor hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof (excluding income taxes and franchise taxes (imposed in lieu of income taxes) imposed on the Agents or any Lender as a result of a present or former connection between such Person and the jurisdiction of such government or political or taxing authority imposing such tax or any political subdivision or taxing authority thereof or therein), provided, however, that if the Guarantor is required by law to make such deduction or withholding, the Guarantor shall forthwith pay to either Agent or any Lender, as applicable, such additional amount as results in the net amount received by either Agent or any Lender, as applicable, equaling the full amount which would have been received by either Agent or any Lender, as applicable, had no such deduction or withholding been made.

         SECTION 16. Termination. The Guarantor may at any time terminate this Guaranty on not less than 10 days prior written notice to the Agents, which sets forth the effective date for such termination (which effective date shall not be earlier than 10 days after the date such notice is given). On and after the effective date specified in such notice; this Guaranty shall terminate and the Guarantor shall cease to have any obligations of any kind hereunder, except that termination shall not affect the Guarantor's obligation in respect of any Guaranteed Obligations actually outstanding on the effective date of such termination plus all interest and fees accruing thereon after such effective date and all indemnification obligations relating to any such Guaranteed Obligations.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

                                   ROCKWELL INTERNATIONAL CORPORATION



                                   By:
                                      --------------------------------------
                                          Dennis J. Popovec
                                   Title: Vice President and Treasurer

                                   Address for Notices:
                                   Rockwell International Corporation
                                   2201 Seal Beach Boulevard
                                   Seal Beach, CA 90740-8250

                                   Attention:  William J. Calise, Jr., Esq.
                                               Senior Vice President, General
                                                Counsel and Secretary

                                    EXHIBIT M

                              ASSIGNMENT-AGREEMENT

         This Assignment Agreement (this "Assignment Agreement") between ___________ (the "Assignor") and (the "Assignee") is dated as of 19-. The parties hereto agree as follows:


         1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item I of Schedule I attached hereto ("Schedule I"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.


         2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule I of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of
Schedule I and the other Loan Documents. The aggregate Commitment (or Loans and participations in Facility Letters of Credit if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of
Schedule 1.


         3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule I or two Business Days (or such shorter period agreed to by the Agents) after a Notice of Assignment substantially in the form of Exhibit "I" attached hereto has been delivered to the Agents. Such Notice of Assignment must include any consents required to be delivered to the Agents by Section 13.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.


         4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Administrative Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the

Administrative Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans and participations in Facility Letters of Credit hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Floating Rate Loans assigned to the Assignee hereunder and (ii) with respect to each Fixed Rate Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on' which any such Fixed Rate Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "Payment Date'), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Fixed Rate Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Fixed Rate Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such Fixed Rate Loan (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment. Date is not paid by a Borrower with respect to any Fixed Rate Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Fixed Rate Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Fixed Rate Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Fixed Rate Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Fixed Rate Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (i) any principal payments received from the Administrative Agent with respect to Fixed Rate Loans prior to the Payment Date and (ii) any amounts of interest on Loans and fees received from the Administrative Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Floating Rate Loans or fees, or the Payment Date, in the case of Fixed Rate Loans, and not previously paid by the Assignee to the Assignor.] In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement then the party receiving such amount shall promptly remit it to the other party hereto.

*Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.


         5. FEES PAYABLE BY THE ASSIGNEE. The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or facility or letter of credit fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or commitment fees for the period prior to the Effective Date or, in the case of Fixed Rate Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or fees, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fees, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was __ of 1% less than the interest rate paid by the applicable Company, if the facility fee was __ of 1% less than the facility fee paid by the Borrower (or if the letter of credit fee was of 1% less than the letter of credit fee paid by the Company), as applicable. In addition, the Assignee agrees to pay __% of the recordation fee required to be paid to the Administrative Agent in connection with this Assignment Agreement.


         6. REPRESENTATIONS OF THE ASSIGNOR: LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Company, any Foreign Subsidiary Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Company, any Foreign Subsidiary Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Company, any Foreign Subsidiary Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment or action taken or omitted to be taken in connection with the Loans or the Loan Documents.


         7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement together with copies of the. financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the either Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Administrative Agent and the Documentation Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to such Agents by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be 'plan assets" under ERISA, and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].*

*to be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.


         8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.


         9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 13.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5 and 8 hereof.


         10. REDUCTIONS OF AGGREGATE REVOLVING CREDIT COMMITMENTS. If any reduction in the Aggregate Revolving Credit Commitments occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule I shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Revolving Credit Commitments.


         11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the-parties hereto relating to the subject matter hereof.


         12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of New York.

         13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.



                                    [NAME OF ASSIGNOR]

                                    By:_______________________________
                                    Title:____________________________
                                          ____________________________
                                          ____________________________




                                    [NAME OF ASSIGNEE]

                                    By:_______________________________
                                    Title:____________________________
                                          ____________________________
                                          ____________________________

                                   SCHEDULE 1
                             to Assignment Agreement

1. Description and Date of Credit Agreement: Credit Agreement dated as of August 21, 1997 among Meritor Automotive, Inc., the Foreign Subsidiary Borrowers, the Lenders party thereto, NBD Bank, as Documentation Agent and Morgan Guaranty Trust Company of New York, as Administrative Agent:

2.       Date of Assignment Agreement:_______________, 19

3.       Amounts (As of Date of Item 2 above):

                                                 Revolving               Multi-
                                                  Credit                currency
                                                 Facility               Facility

         a.       Total of Commitments
                  (Loans)** under
                  Credit Agreement               $_______               $_______

         b.       Assignee's Percentage
                  of each Facility purchased
                  under the Assignment
                  Agreement***                    ______%                ______%

         c.       Amount of Assigned Share in
                  each Facility purchased under
                  the Assignment
                  Agreement                      $_______               $_______

4.       Assignee's Aggregate (Loan
         Amount)**  Commitment Amount
         Purchased Hereunder:                                           $_______

5.       Proposed Effective Date:                                       ________

Accepted and Agreed:

[NAME OF ASSIGNOR]                                      [NAME OF ASSIGNEE]
By:_____________________                                By:_____________________
Title:__________________                                Title:__________________

*   Insert specific facility names per Credit Agreement
** If a Commitment has been terminated, insert outstanding Loans in place of Commitment
*** Percentage taken to 10 decimal places

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

         Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                   EXHIBIT "I"
                             to Assignment Agreement

                                     NOTICE
                                  OF ASSIGNMENT


                                                                __________, 19

To:      MERITOR AUTOMOTIVE, INC.
         MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent NBD BANK, as Documentation Agent

From:    [NAME OF ASSIGNOR] (the "Assignor")

         [NAME OF ASSIGNEE] (the "Assignee")

         1. We refer to that Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. This Notice of Assignment (this "Notice") is given and delivered to ****[the Borrower and]**** the Agent pursuant to Section [12.3.2] of the Credit Agreement.

         3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of , 19 (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections [13.3.1 and 13.3.2] of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

         4. The Assignor and the Assignee hereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

         5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $2,500 required by Section 13.3.2 of the Credit Agreement.

         6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

         7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

         8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

         9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

*May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

NAME OF ASSIGNOR                    NAME OF ASSIGNEE

By:____________________________     By:____________________________

Title:_________________________     Title:_________________________


ACKNOWLEDGED AND CONSENTED TO BY:

MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent


By:____________________________
Title:_________________________

NBD BANK, as Documentation Agent


By:____________________________
Title:_________________________


MERITOR AUTOMOTIVE, INC. *


By:____________________________
Title:_________________________

                 [Attach photocopy of Schedule 1 to Assignment]
 *To be included only if consent must be obtained from the Borrower pursuant to
                    Section 12.3.1 of the Credit Agreement.

                                   SCHEDULE 1


-----------------------------------------------------------------------------------------------------------------------
    NAME OF LENDER                ADDRESS ***            REVOLVING        MULTICUR-            AVAILABLE FOREIGN
                                                          CREDIT            RENCY            CURRENCY APPLICABLE TO
                                                          COMMIT-          COMMIT-               MULTICURRENCY
                                                            MENT            MENT                   COMMITMENT
                                                       (IN MILLIONS)         (IN
                                                                           MILLIONS)
-----------------------------------------------------------------------------------------------------------------------
Morgan Guaranty Trust      60 Wall St.                      110              110       Pounds, Marks, Francs, Yen
Company of New York        22nd Floor
                           New York, New York 10260
                           Attn:  Dianna Imhof
                           Fax No. 212-648-5018
-----------------------------------------------------------------------------------------------------------------------
NBD Bank                   611 Woodward Avenue              110              110       Cdn, Aus, Pounds, Marks,
                           Detroit, MI 48226                                           Francs & Yen
                           Attn: Ric Huttenlocher
                           Fax No. 313-225-2290
-----------------------------------------------------------------------------------------------------------------------
Bank of America NT & SA    231 S. LaSalle St.                65              65        Cdn, Aus, Pounds, Marks,
                           Floor 9J                                                    Francs, Yen, Lira & Pesetas
                           Chicago, IL 60697
                           Attn: Lynn Stetson
                           Fax No. 312-987-0303
-----------------------------------------------------------------------------------------------------------------------
Bank of Tokyo -            1251 Avenue of the                65              65        Francs & Marks
Mitsubishi                 Americas
                           12th Floor
                           New York, NY 10020
                           Attn. Fred Wilms
                           Fax No. 212-782-6445
-----------------------------------------------------------------------------------------------------------------------
Citibank, N.A.             399 Park Avenue, 8th              65              65        Cdn, Aus, Pounds, Marks,
                           Floor, Zone 12                                              Francs, Yen Lira & Pesetas
                           New York, NY 10043
                           Attn: Brian Ike
                           Fax No. 212-826-2375
-----------------------------------------------------------------------------------------------------------------------
Comerica Bank              500 Woodward Ave.                 65             32.5       Marks & Francs
                           Detroit, MI 48226
                           Attn: Lana Anderson
                           Fax No. 313-222-3776
-----------------------------------------------------------------------------------------------------------------------
Deutsche Bank AG, New      31 West 52n St.                   65              65        Cdn. Aus, Pounds, Marks,
York Branch  and/or        24th Floor                                                  Francs, Yen, Lira & Pesetas
Cayman Islands Branch      New York, NY 10019
                           Attn. Rolf-Peter
                           Mikolyczyk
                           Fax No. 212-469-8212
-----------------------------------------------------------------------------------------------------------------------
Mellon Bank N.A.           One Mellon Bank Center            65              40        None
                           Suite 4530
                           5th Ave. & Grant Street
                           Pittsburgh, PA 15258
                           Attn. Robert Goode
                           Fax No. 412-236-1914
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
    NAME OF LENDER                ADDRESS ***            REVOLVING        MULTICUR-            AVAILABLE FOREIGN
                                                          CREDIT            RENCY            CURRENCY APPLICABLE TO
                                                          COMMIT-          COMMIT-               MULTICURRENCY
                                                            MENT            MENT                   COMMITMENT
                                                       (IN MILLIONS)         (IN
                                                                           MILLIONS)
-----------------------------------------------------------------------------------------------------------------------
The Chase Manhattan        270 Park Avenue                   65              65        Lira, Pounds, Marks & Francs
Bank                       47th Floor
                           New York, NY
                           Attn. Andris Kalnins
                           Fax No. 212-270-5127
-----------------------------------------------------------------------------------------------------------------------
Banque Nationale de        209 S. LaSalle St.                35              35        Cdn, Aus, Pounds, Marks, Yen,
Paris                      Suite 500                                                   Lira & Pesetas
                           Chicago, IL 60604
                           Attn. Fred Moryl
                           Fax No. 312-977-1380
-----------------------------------------------------------------------------------------------------------------------
Canadian Imperial Bank     200 W. Madison St.,               35              35        Pounds, Cdn, Marks & Francs
of Commerce                Suite 2300
                           Chicago, IL 60606
                           Attn. Mike Whitted
                           Fax No. 312-750-0927
-----------------------------------------------------------------------------------------------------------------------
Credit Italiano SpA        375 Park Avenue                   35              35        Lira, Pounds, Marks & Francs
                           New York, NY 10152
                           Attn. Harmon P. Butler
                           Fax No. 212-546-9675
-----------------------------------------------------------------------------------------------------------------------
Credit Lyonnais            227 W. Monroe                     35              35        Cdn, Pounds, Francs & Lira
                           Ste. 3800
                           Chicago, IL 60606
                           Attn. Kent Davis
                           Fax No. 312-641-0527
-----------------------------------------------------------------------------------------------------------------------
Swiss Bank                 222 Broadway,                     35              35        Pounds, Marks, & Francs
Corporation, New York      2nd Floor
Branch                     New York, NY 10038
                           Attn. Daniel Nolan
                           Fax No. 212-574-3092
-----------------------------------------------------------------------------------------------------------------------
The Bank of Nova Scotia    181 West Madison                 35               35        Cdn., Pounds, Marks, & Francs
                           Suite 3700
                           Chicago, Illinois 60606
                           Attn. David Scott
                           Fax No. 312-201-4108
-----------------------------------------------------------------------------------------------------------------------
Toronto-Dominion           909 Fannin Street                35               35        Pounds, Yen, Aus, Cdn,
(Texas), Inc.              Houston, Texas 77010
                           Attn.  Fred Hawley (sig
                           pgs)
                           Fax No. 713-951-9921
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
    NAME OF LENDER                ADDRESS ***            REVOLVING        MULTICUR-            AVAILABLE FOREIGN
                                                          CREDIT            RENCY            CURRENCY APPLICABLE TO
                                                          COMMIT-          COMMIT-               MULTICURRENCY
                                                            MENT            MENT                   COMMITMENT
                                                       (IN MILLIONS)         (IN
                                                                           MILLIONS)
-----------------------------------------------------------------------------------------------------------------------
Wells Fargo Bank, N. A.    707 Wilshire Blvd.,              35               0         None
                           16th Floor
                           MAC 2818-165
                           Los Angeles, CA 90017
                           Attn.  Frieda Youlios
                           Fax No. 213-614-2305
-----------------------------------------------------------------------------------------------------------------------
Istituto Bancario San      245 Park Avenue                  25               25        Lira, Pounds
Paolo DiTorino, SpA        35th Floor
                           New York, NY 10167
                           Attn. William Coleman
                           Fax No. 212-599-5303
-----------------------------------------------------------------------------------------------------------------------
Westpac Banking Corp.      575 Fifth Avenue                 20               20        Aus
                           Level 39
                           New York, NY 10017
                           Attn. Craig Jones
                           Fax No. 212-551-1995
-----------------------------------------------------------------------------------------------------------------------

*Pounds:  Pounds Sterling
Francs:   French Francs
Marks:    Deutsche Marks
Cdn:      Canadian Dollars
Aus:      Australian Dollars
Pesetas:  Spanish Pesetas
Lira:     Italian Lira
Yen:      Japanese Yen

** The Multicurrency Commitments are part of the Revolving Credit Commitments, and the aggregate of the Revolving Credit Loans and Multicurrency Loans of any Lender may not exceed its Revolving Credit Commitment, as further described in the Credit Agreement.

*** Any Multicurrency Lender may designate an affiliate or branch for Multicurrency Loans pursuant to the Credit Agreement, and shall designate an address for any such affiliate or branch to the Administrative Agent and the Company.

                                   SCHEDULE 2

                             Eurocurrency Base Rate


"Eurocurrency Base Rate" means, with respect to each Interest Period for a Multicurrency Loan:

         (a) the rate per annum quoted at or about 11:00 a.m. (London time) on the Quotation Date for such period on that page of the Telerate Screen which displays British Bankers Association Interest Settlement Rates for deposits in the relevant Available Foreign Currency for such period or, if such page or service shall cease to be available, such other page or such other service (as the case may be) for the purpose of displaying British Bankers Association Interest Settlement Rates for such currency as the Administrative Agent, after consultation with the Company, shall select.

         (b) If no such rate is displayed for the relevant currency and the relevant period and there is no Available Foreign Currency alternative service on which two or more such quotations for the Available Foreign Currency are displayed, "Eurocurrency Base Rate" will be the rate at which deposits in the Available Foreign Currency of that amount are offered by the Administrative Agent for that period to prime banks in the London inter bank market at or about 11:00 a.m. (London time) on the Quotation Date for such period. If the Administrative Agent is not offering a rate to prime banks in the London inter-bank market for deposits in the Available Foreign Currency of the amount for the necessary period, this method of determining "Eurocurrency Base Rate" will not be used, then:

                  (i) the Administrative Agent shall give notice thereof (an "alternative interest rate notice") to the Company and the Lenders. In such circumstances the Company and the Administrative Agent (on behalf of, and after consultation with, the Lenders) shall then negotiate in good faith in order to agree on a mutually satisfactory interest rate or rates (which shall be binding on all of the Lenders) to be substituted for the Eurocurrency Base Rate which would otherwise have applied and/or an alternative basis acceptable to the Lenders for funding further Multicurrency Loans in such Available Foreign Currency or continuing to fund the Multicurrency Loans in such Available Foreign Currency in respect of which such notice was given.

                  (ii) If the Company and the Administrative Agent are unable to agree upon an interest rate or rates and/or an alternative basis as aforesaid within a period of fourteen (14) days from the date of the notice referred to in paragraph (i), the Administrative Agent shall promptly set a Eurocurrency Base Rate in respect of the Loan in such Available Foreign Currency of each Lender (which shall be binding on such Lender), to take effect from the commencement of the Interest Period in respect of which the Administrative Agent gave such alternative interest rate notice, which Eurocurrency Base Rate shall be the cost to each Lender of funding its participation in such Loan for the Interest Period (as determined by the Administrative Agent). The Company shall pay to the Administrative Agent for the account of the Lenders making or maintaining Multicurrency Loans in such Available Foreign Currency interest on the amount of such Loan for the Interest Period and with interest calculated based upon such

                           Eurocurrency Base Rate so agreed or set and the Administrative Agent shall not be liable to the

                           Company or any of the Lenders for any failure on its part to determine a rate that accurately reflects the cost to any Lender of funding its participation in the relevant Loan.

         Plus, in each case where the Loan is to be in Pounds Sterling , the Cost Rate.

         As used in this Schedule 2:

                  "Quotation Date" in relation to any period for which a Eurocurrency Base Rate is to be determined hereunder, means the date on which quotations would ordinarily be given by prime Lenders in the London inter-bank market for deposits in the Available Foreign Currency in relation to which such rate is to be determined for delivery on the first day of that period, provided that, if, for such period, quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates.

                  "Cost Rate" means

(a) The Cost Rate for a Loan in Pounds Sterling for each of its Interest Periods is calculated in accordance with the following formula: -

         BY+L(Y-X)+S(Y-Z) % per annum = Cost Rate
         ----------------
            100-(B+S)

         where on the date of application of the formula:-

         B is the percentage of the Administrative Agent's eligible liabilities which the Bank of England requires the Administrative Agent to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

         Y is the interest rate per annum at which Pounds Sterling deposits are offered by the Administrative Agent to leading Lenders in the London interbank market at or about 11:00 a.m. (London time) on that day for the relevant period;

         L is the percentage of eligible liabilities which the Bank of England requires the Administrative Agent to maintain as secured money with members of the London Discount Market Association and/or as secured call money with certain money brokers and gilt-edged primary market makers;

         X is the interest rate per annum at which secured Pounds Sterling deposits may be placed by the Administrative Agent with members of the London Discount Market Association and/or as secured call money with certain money brokers and gilt-edged primary market makers at or about 11:00 a.m. (London time) on that day for the relevant period;

         S is the percentage of the Administrative Agent's eligible liabilities which the Bank of England requires the Administrative Agent to place as a special deposit with the Bank of England; and

         Z is the interest rate per annum allowed by the Bank of England on special deposits.

(b)      For the purposes of this Schedule 2:-

         (i) "eligible liabilities" and "special deposits" have the meanings given to them at the time of application of the formula by the Bank of England; and

         (ii)     "relevant period" in relation to each Interest Period, means:-

                  (A) if it is 3 months or less, that Interest Period (or, as the case may be, the remainder of such Interest Period); or

                  (B) if it is more than 3 months, each successive period of 3 months and any necessary shorter period comprised in that Interest Period (or, as the case may be, the remainder of such Interest Period).

(c) In the application of the formula, B, Y, L, X, S and Z are included in the formulas as figures and not as percentages, e.g. if B=0.5% and Y=15%, BY is calculated as 0.5 x 15. A negative result obtained by subtracting X from Y or Z from Y, shall be taken as zero.

(d) The formula is applied on the first day of each relevant period comprised in the relevant Interest Period and the percentage used for B, L, S, and Z shall be those required or in effect on such first day.

(e) If the Administrative Agent determines that a change in circumstances after the date of this Agreement has rendered, or will render, the formula inappropriate, the Administrative Agent (after consultation with the Company and the Lenders) shall notify all parties in reasonable detail of the manner in which the Cost Rate will subsequently be calculated. The manner of calculation must be such as to put the Company and the Lenders in no better or worse position than they are in at the date of this Agreement. The calculation so notified by the Administrative Agent shall be prima facie evidence and shall be binding on all parties.


Interest at the rate determined pursuant to this Schedule 2 will be calculated on the basis of actual days elapsed and a 360 day year ( or a 365 day year where (having regard for the currency in which the Advance is to be denominated) in the Administrative Agent's opinion it is market practice to do so.

                                   SCHEDULE 3

                          FOREIGN SUBSIDIARY BORROWERS


1.       Rockwell International of Canada Ltd.*, to be renamed

2.       Meritor Automotive Limited*

3.       Rockwell Light Vehicle Systems Italiana SPA*, to be renamed




*It being understood that as of the Closing Date such company shall not be a Subsidiary of the Company.

                                  SCHEDULE 5.7

                                   LITIGATION


See Form 10.

                                  SCHEDULE 5.8

                                  SUBSIDIARIES*


Unless otherwise indicated, all Subsidiaries will be directly or indirectly 100% owned by the Company.

United States

Amforge, Inc. (Illinois)
RIC Management Corp. (Delaware)
RISS Holdings U.S., Inc. (Delaware)
Rockwell Brake Systems, Inc. (Delaware)
Rockwell Clutch Co. (Delaware) (60%)
Rockwell Heavy Vehicle Suspension Systems, Inc. (Ohio) (80%) Meritor Heavy Vehicle Systems, Inc. (Delaware and Nevada) Meritor Heavy Vehicle Systems (Singapore) Pte. Ltd. (Delaware) Rockwell International Suspension Systems Company, Inc.
  (Delaware)
Rockwell International Suspension Systems Company, U.S.
  (Delaware) (57.15%)
Meritor Light Vehicle Systems, Inc. (Delaware and Nevada) Rockwell Standard Corporation (Nevada)

Argentina

A light vehicle entity to be formed

Australia

Rockwell Light Vehicle Systems Australia Pty. Limited
Rockwell Standard of Australia Limited (74.99%)

Barbados

Rockwell Finance (Barbados) Limited

Brazil

Rockwell do Brasil Ltda.
Rockwell Participacoes Ltda.

Canada

RISS Holdings, Ltd.
Rockwell International of Canada Ltd.
Rockwell International Suspension Systems Co. (57.15%)

China (Peoples Republic of)

Rockwell LVS Zhenjiang Co. Ltd. (70%)
Xuzhou Rockwell Axle Co., Ltd. (51%)

Czech Republic

Rockwell LVS Liberec a.s. (97.71%)

England

Rockwell Automotive (U.K.) Limited
Meritor Automotive Limited
Rockwell Light Vehicle Systems (UK) Limited
ROR Rockwell (Manufacturing) Limited
ROR Rockwell Limited
Tyseley Estates Limited
Wilmot Breeden (Holdings) Limited
Wilmot Breeden Group Properties Limited (in liquidation)

France

Rockwell Finance SNC
Rockwell France S.A.
Rockwell Light Vehicle Systems-France S.A.
Rockwell SVI S.A.
ROR Rockwell S.A.
Societe Industrielle de Rupt

Germany

Rockwell Golde GmbH
Rockwell Automotive GmbH

India

Autarky Auto Products Private Limited

Ireland

ROR Rockwell (Ireland) Limited

Italy

Rockwell Body and Chassis Systems Cassino S.r.l. (in liquidation)
Rockwell CVC S.P.A.
ROR Rockwell Italia S.r.l.
Rockwell Light Vehicle Systems - Avellino S.r.l.

Rockwell Light Vehicle Systems - Como S.P.A.
Rockwell Light Vehicle Systems Italiana S.P.A.

Japan

Meritor Automotive Japan K.K.
Nippon Automotive Body Systems Corporation (65%)

Korea

Meritor Light Vehicle Systems Korea Limited

Mexico

Rockwell Fumagalli, S.A. de C.V.
Rockwell Mexicana Holdings, S.A. de C.V.
Rockwell Mexicana, S.A. de C.V.

Netherlands (The)

Rockwell Finance Netherlands B.V.
ROR Rockwell B.V.

Portugal

Rockwell Golde Portugal Lda.

Spain

ROR Rockwell Espana S.A.
Rockwell Light Vehicle Systems-Espana, S.A.




* It being understood that the entities listed herein shall not be Subsidiaries of the Company as of the Closing Date. Such entities may become Subsidiaries of the Company following the Closing Date and prior to the Time of Distribution (as defined in the Distribution Agreement). Such entities shall be Subsidiaries of the Company as of the Time of Distribution and certain shall be renamed.